Exhibit 99.1

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF CALIFORNIA

In The Matter Of The Application Of Pacific Gas And Electric Company For: (1) Authority To Sell Or Assign Recovery Property To One Or More Financing Entities; (2) Authority To Service Recovery Bonds On Behalf Of Financing Entities; (3) Authority To Establish Charges Sufficient To Recover Fixed Recovery Amounts and Fixed Recovery Tax Amounts; and (4) Such Further Authority Necessary For PG&E to Carry Out The Transactions Described In This Application

) ) ) ) ) ) ) ) )	Application No.
(U 39 E))

APPLICATION

CHRISTOPHER J. WARNER

DOREEN A. LUDEMANN

MARK R. HUFFMAN

Pacific Gas and Electric Company

77 Beale Street, B30A

P.O. Box 7442

San Francisco, CA  94120

Telephone:   (415) 973-3842

Fax:   (415) 973-0516

E-mail:  mrh2@pge.com

Attorneys for

PACIFIC GAS AND ELECTRIC COMPANY

July 22, 2004

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF CALIFORNIA

In The Matter Of The Application Of Pacific Gas And Electric Company For: (1) Authority To Sell Or Assign Recovery Property To One Or More Financing Entities; (2) Authority To Service Recovery Bonds On Behalf Of Financing Entities; (3) Authority To Establish Charges Sufficient To Recover Fixed Recovery Amounts and Fixed Recovery Tax Amounts; and (4) Such Further Authority Necessary For PG&E to Carry Out The Transactions Described In This Application

) ) ) ) ) ) ) ) )	Application No.
(U 39 E))

APPLICATION

I.              INTRODUCTION

Pacific Gas and Electric Company (PG&E) is filing this application pursuant to California Public Utilities Commission (CPUC or Commission) Decision 03-12-035 issued on December 18, 2003, and in response to the mandate of Senate Bill 772 (SB 772), signed into law on June 7, 2004 (2004 Cal. Stat. ch. 46).

The purpose of this application, including the accompanying prepared testimony, is to obtain from the Commission a Financing Order authorizing the issuance of Recovery Bonds, also referred to as Energy Recovery Bonds, ERBs, or Bonds, in an aggregate principal amount of up to $3.0 billion in two separate issuances (series) up to one year apart.

The issuance of Energy Recovery Bonds will support a refinancing of the regulatory asset (Regulatory Asset) established in conjunction with the PG&E Chapter 11

Plan of Reorganization as reflected in the Modified Settlement Agreement approved by the Commission in Decision 03-12-035.

PG&E estimates the net present value benefits to its electric customers from the refinancing of the Regulatory Asset and the associated federal and state income taxes through the issuance of up to $3.0 billion of Energy Recovery Bonds will total approximately $700 million. PG&E estimates that on a nominal basis electric customers will save approximately $1.0 billion over the life of the Energy Recovery Bonds.

Satisfactory and timely Commission approval of this application along with the timely receipt of other required regulatory approvals will enable the issuance of the first series of Energy Recovery Bonds in the first quarter of 2005.  Thus, PG&E is also requesting expedited ex parte treatment of this application.  As is required by SB 772, PG&E requests that the Commission take final action on this application within 120 days after it has been filed, by November 19, 2004.

II.            SUMMARY OF APPLICATION

The Energy Recovery Bond transaction has its genesis in the plan that enabled PG&E to emerge from bankruptcy earlier this year as a creditworthy entity.  That plan authorized PG&E to create a Regulatory Asset of $2.21 billion on an after-tax basis to enhance PG&E’s fiscal soundness and allow PG&E to emerge from bankruptcy.  The Regulatory Asset, along with associated taxes and a return on the remaining unrecovered portion of the Regulatory Asset at PG&E’s authorized cost of capital, was to be recovered from electric ratepayers over nine years, beginning in 2004 and ending in 2012.

As part of PG&E’s plan to emerge from bankruptcy, the CPUC also approved an agreement between PG&E and The Utility Reform Network (TURN) to expeditiously seek

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enabling legislation to refinance the Regulatory Asset.  PG&E, TURN, and the CPUC worked with the California state legislature to pass SB 772, the legislation needed to authorize the ERB transaction, with the ultimate goal of lowering PG&E’s post-bankruptcy electricity rates.

Asset backed securities such as the ERBs are typically structured so that they receive a AAA rating from nationally recognized credit rating agencies, to ensure that their interest costs, and therefore their overall costs, are minimized.  The potential customer savings from this refinancing are a result of expected lower financing costs for the ERBs than for the current Regulatory Asset and associated taxes.  These cost savings are expected to be achieved without jeopardizing the fiscal soundness and creditworthiness of PG&E.  PG&E proposes that, like the Regulatory Asset, the ERB repayments be amortized on a mortgage style basis, with full repayment in 2012.

In this application, PG&E is specifically requesting the following:

•      A determination that the ERB transaction will, in fact, save customers money compared to the cost of the Regulatory Asset.

•      Authority to issue two series of ERBs, the first in early 2005, and the second approximately one year later.  The first series will cover the remaining unamortized portion of the Regulatory Asset, currently estimated to be $1.8 billion as of the beginning of 2005.  The second will cover the federal and state income and franchise taxes associated with the ERBs, up to a total ERB issuance amount of $3 billion.

•      Approval of proposals to credit to ratepayers amounts PG&E expects to receive from energy suppliers through litigation over their activities in

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the wholesale electric market during the energy crisis.  PG&E proposes that:

1.             Refunds received prior to the issuance of the first series of ERBs be used to reduce the size of the Regulatory Asset, and thus the required size of the first series of ERBs.

2.             Refunds received between the issuance of the first and second series of ERBs be used to reduce the size of the second series of ERBs.

3.             Refunds received after the issuance of the second series of ERBs be returned to customers through a balancing account mechanism.

•      The CPUC’s irrevocable commitment in a Financing Order to set the customer charges (also known as the Dedicated Rate Component or DRC charge) to pay principal, interest and other costs of the ERBs.  This irrevocable commitment by the Commission is necessary for obtaining the desired credit rating for the ERBs.

•      Authority to true-up the DRC charges at least annually, and as often as quarterly if necessary, to cover the ERB costs and to obtain the desired credit ratings for the ERBs.

•      Other specific rate design and ratemaking details as outlined in PG&E’s prepared testimony.

Because of the joint sponsorship of SB 772 by PG&E, TURN and the CPUC, as well as the indisputable benefits for customers, PG&E is optimistic that the Commission

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will approve this request expeditiously so customers can begin seeing the benefits in early 2005.

A.            Genesis of the Energy Recovery Bonds

The ERBs have their genesis in Decision 03-12-035, the Commission decision adopting the Modified Settlement Agreement, based on which PG&E emerged from bankruptcy in April 2004.

As is set forth in Ordering Paragraph 9 of that decision, PG&E agreed to seek to refinance, as expeditiously as practical, the after-tax unamortized portion of the Regulatory Asset approved by the Commission in Decision 03-12-035 and associated federal and state income and franchise taxes using a securitized financing supported by a Dedicated Rate Component, provided specified conditions were met.

Those conditions, including the enactment of necessary legislation satisfactory to the Commission, PG&E, and TURN, have now either been met, or can be satisfied as a part of this proceeding.

Decision 03-12-035 provides that PG&E may accomplish the securitization in up to two series up to one year apart and that PG&E is to proceed with the first series as expeditiously as practical after the passage of authorizing legislation.  The aggregate principal amount of the first series is to be no less than the full, after-tax unamortized portion of the Regulatory Asset.  The aggregate principal amount of the second series is to be for the associated federal and state income and franchise taxes; provided that in any event PG&E is not required to securitize more than $3 billion in total in both series.

The proposed ERBs accomplish the refinancing contemplated by Decision 03-12-035.  Authorizing legislation, SB 772, has now been enacted.  Chapter 4 of the prepared

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testimony explains why PG&E believes the ERBs are expected to provide benefits to ratepayers, on a net present value basis, compared to the Regulatory Asset over the term of the ERBs.

B.            Overview of Senate Bill 772

On June 7, 2004, Governor Schwarzenegger signed into law SB 772, enabling legislation for issuance of Energy Recovery Bonds as envisioned in Commission Decision 03-12-035.  SB 772 provides for the issuance of Energy Recovery Bonds to refinance the expected after-tax unamortized portion of the Regulatory Asset, created pursuant to the same Commission decision, together with associated federal and state income and franchise taxes.  This bill is modeled after legislation included in Assembly Bill 1890, as amended, which provided for the issuance of Rate Reduction Bonds in 1997.  The provisions included in SB 772 are specifically designed to ensure that the structural requirements described in Chapters 2 and 3 of the prepared testimony for a low-cost AAA-credit-rated securitization can be met.

Since the enactment of SB 772, PG&E has been working with the staff of the Commission and experts in the financial community including investment bankers and rating agencies in order to develop a process that will provide for timely approvals by the Commission and a financing structure that will ensure substantial customer benefits associated with the issuance of Energy Recovery Bonds.

C.            The Timing and Size of the Energy Recovery Bond Issuances

As described in Chapter 3 of the prepared testimony, issuance of the first series of Energy Recovery Bonds is expected to occur in the first quarter of 2005, with a second series to be issued up to a year later.  PG&E currently estimates the aggregate principal

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issuance amount of both series of Bonds to be approximately $2.9 billion.  The issuance amount of the first series will be determined based on the after-tax unamortized portion of the Regulatory Asset on the date on which the first series of Energy Recovery Bonds is issued, taking into account energy supplier refunds actually received or credited prior to that date.  The issuance amount of the second series will be determined based on the associated amount of federal and state income and franchise taxes to PG&E, minus energy supplier refunds expected to be received or credited to PG&E on or after the date on which the first series of Energy Recovery Bonds was issued but before the date on which the second series of Energy Recovery Bonds is issued.

D.            Proposed Structure of the Energy Recovery Bond Transaction

The Energy Recovery Bonds will be asset backed securities issued by a Special Purpose Entity (SPE) formed and wholly-owned by PG&E.  The distinguishing features of asset backed securities are that they are secured by specific revenue streams associated with identifiable assets, and that the assets are separately owned and shielded from the credit risk of the originating company.  These features generally support higher credit ratings than for more traditional securities of the originating company.

The objective in structuring the transaction is to enable the Energy Recovery Bonds to obtain the highest possible credit rating.  Two elements are critical in meeting this objective.  First, the asset used to support the Energy Recovery Bonds must be created.  SB 772 authorizes the establishment of Recovery Property, which consists principally of the right to receive revenues from a non-bypassable electric rate component, called Fixed Recovery Amounts or the Dedicated Rate Component (DRC) charge.  There is a DRC charge associated with each of the two Bond issuances.  SB 772 provides that the DRC

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charges will be adjusted at least annually via a Commission approved true-up mechanism, so that they are set at a level that ensures timely recovery of amounts sufficient to pay the Energy Recovery Bond principal, interest and related costs.

Second, the Recovery Property must be transferred to an entity that is bankruptcy remote from PG&E.  This ensures that, in the event of a future PG&E bankruptcy, the right to receive DRC charges would not be included in PG&E’s bankruptcy estate, but rather would continue to be available to pay the debt service on the Energy Recovery Bonds.  In other words, the transfer of the Recovery Property must be a “true sale” for bankruptcy purposes.

Accordingly, as discussed in Chapter 3 of the prepared testimony, PG&E proposes the following structure for the issuance of ERBs; however, the exact structure may vary slightly when the ERBs are issued:

1.             PG&E will form an SPE, wholly-owned by PG&E.  When each series of ERBs is issued, PG&E will contribute equity to the SPE in an amount equal to at least 0.50 percent of the total ERB principal amount for that series, and will, in the form of a sale, transfer title to the Recovery Property (including the right to receive all DRC charge revenues collected from electricity consumers) to the SPE.

2.             In order to fund the acquisition of the Recovery Property, the SPE will issue ERBs to investors in the form of notes or bonds.  The ERBs will be secured by the Recovery Property and the SPE equity.  The proceeds (net of issuance costs) from the issuance of the ERBs will be transferred from the SPE to PG&E in partial payment of the purchase price of the Recovery

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Property.  The small remaining balance of the purchase price will be paid from the SPE’s equity funds

E.             Factors to Be Addressed to Enhance the Energy Recovery Bonds’ Credit Rating, Thereby Ensuring Substantial Ratepayer Benefits

In evaluating the credit quality of the Energy Recovery Bonds, the rating agencies will seek to verify that the transaction isolates the Recovery Property from PG&E’s credit risk.  The rating agencies will rely on an opinion of legal counsel stating that the transfer of the Recovery Property from PG&E to the SPE is a “true sale” for bankruptcy purposes.

Next, rating agencies will focus on the credit risk associated with the Recovery Property itself.  Considerations relating to that risk will include the DRC charge True-up Mechanism; the amount of equity capital of the SPE; overcollateralization and other credit enhancements; the risks associated with PG&E, as servicer, and those associated with other third-party servicers that may collect all or a portion of the DRC charges; and the legislative and regulatory risks associated with the transaction.

The Commission can help to ensure that the highest possible credit ratings can be obtained for the Energy Recovery Bonds, which will result in the greatest ratepayer savings, by addressing the following factors in its Financing Order.

1.             Bankruptcy Considerations

PG&E must provide to the rating agencies a satisfactory opinion of legal counsel, at the time the Energy Recovery Bonds are issued, establishing that the transfer of the Recovery Property from PG&E to the SPE constitutes a “true sale” for bankruptcy purposes.  Accordingly, PG&E requests that the Commission approve the proposed transaction structure, including the transfer of the Recovery Property to the bankruptcy-remote SPE.

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2.             The DRC Charge True-Up Mechanism

In addition to the debt service on the Energy Recovery Bonds, the DRC charge will include servicing fees and other ongoing costs associated with the Energy Recovery Bond transaction.  SB 772 requires the Commission to approve a DRC charge True-up Mechanism that will allow for adjustment of the DRC charges at least annually.  This True-up Mechanism will allow the DRC charge to be adjusted at least annually, and quarterly if necessary, to ensure that the Energy Recovery Bonds are repaid in a timely manner, regardless of any variations that would otherwise affect the collection of DRC charges and cause the actual amortization of the Energy Recovery Bonds to diverge from the scheduled amortization.

The design and implementation of the DRC charge True-up Mechanism are critical to the rating agencies in their determination of the reliability and adequacy of debt service payments.  The allowed frequency of DRC charge adjustments, as well as the timely implementation of true-up filings subject only to review for mathematical accuracy, will be important factors in the rating agencies’ evaluation of the credit quality of the Energy Recovery Bonds.  PG&E requests that the Commission approve the DRC charge True-up Mechanism described in Chapters 3 and 5 of the prepared testimony.

3.             Overcollateralization and Other Forms of Credit Enhancement

Additional credit enhancement for the Energy Recovery Bonds in the form of overcollateralization is expected to be required by the rating agencies and for tax purposes.  To overcollateralize the Energy Recovery Bonds means to secure them with Recovery Property or other assets in an amount larger than the total principal amount of the Bonds.

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Overcollateralization thus provides further assurance that bondholders will receive all principal and interest due them.

PG&E requests that the Commission authorize the DRC charges to include overcollateralization amounts as are determined to be necessary to satisfy rating agency and tax requirements.  As is described in Chapter 3 of the prepared testimony, after the Energy Recovery Bonds are paid in full ratepayers will receive a credit in future rates to reflect the increase in value of PG&E’s equity interest in the SPE.

Other forms of credit enhancement customary for securitization transactions may also be used, if determined to be cost-effective.  They would be implemented at the time the Bonds are issued.

4.             Energy Recovery Bond Servicing

In developing their ratings, rating agencies also consider the financial strength and the billing and collecting experience of the Energy Recovery Bond servicer(s) (the entity or entities responsible for billing and collecting the DRC charges).  While PG&E will be the initial servicer, it is possible that a third party could replace PG&E as the servicer of the Energy Recovery Bonds.  PG&E is therefore requesting that the Commission not approve a third party servicer without making a determination that the approval will not cause the then-current rating of any then outstanding Energy Recovery Bonds to be withdrawn or downgraded.  This will provide assurance to the credit rating agencies that the Bonds’ rating will not be undermined in the future because of a third party servicer.  Additionally, PG&E is requesting several more specific findings to address the potential

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concerns of rating agencies with respect to the reliability of collection of the DRC charges by third parties.

It is also possible that third parties (Energy Service Providers, or ESPs) will be billing and collecting the DRC charges from some customers.  Unless these ESPs are required to meet minimum billing and collection experience standards and creditworthiness criteria, the rating agencies will either impose additional credit enhancement requirements or assign lower credit ratings to the Bonds.  Therefore, PG&E is requesting that the Commission maintain the current creditworthiness and other requirements set forth in PG&E’s Electric Rules applicable to ESPs who bill and meter electric customers.

5.             Legislative and Regulatory Risk

Additional factors the rating agencies will consider when rating the Energy Recovery Bonds include the legislative risks associated with SB 772, including the risk that SB 772 could be modified in the future.  Since SB 772 was passed by very high margins by the California Legislature, and it results in economic benefits to PG&E’s electric ratepayers, PG&E expects the rating agencies to conclude that the legislative risk associated with the transaction should not affect the Bonds’ rating.

The rating agencies will also analyze the regulatory risk associated with the transaction.  As stated in SB 772, the Financing Order, as well as the right to recover the DRC charge and any associated fixed recovery tax amounts, will be irrevocable and the Commission will not have authority either by rescinding, altering or amending any Financing Order, to revalue or revise for ratemaking purposes the recovery costs or the costs of providing, recovering, financing, or refinancing the recovery costs.  The Financing

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Order, particularly with regard to the establishment of the DRC charge, the DRC charge True-up Mechanism, the Recovery Property and the third party servicing standards, will be carefully reviewed by the rating agencies.  PG&E has requested several specific findings, set out at the conclusion of this application, to address these issues and provide assurance to the rating agencies so that the Bonds may receive the highest possible credit rating.

F.             Tax Issues

PG&E expects that the establishment of the Regulatory Asset, establishment of Recovery Property in place of the Regulatory Asset, transfer of Recovery Property to the SPE, and the issuance of Energy Recovery Bonds will not cause current recognition of gross income to PG&E for federal income tax purposes. PG&E’s contribution to the SPE of a small amount of equity of at least 0.50 percent of the Energy Recovery Bond principal amount further reinforces PG&E’s position that the transaction should be treated as debt for tax purposes.

PG&E believes that these conclusions are sound.  However, due to the size of this transaction and to provide certainty on the tax treatment, PG&E submitted a ruling request to the Internal Revenue Service (IRS) on June 8, 2004.  PG&E’s request asks the IRS to rule on three issues:  (1) whether the Commission’s establishment of the Regulatory Asset, the Commission’s issuance of its Financing Order or the Commission’s establishment of Recovery Property (in place of some or all of the Regulatory Asset) will result in gross income to PG&E; (2) whether the issuance of Energy Recovery Bonds and the transfer of Energy Recovery Bond proceeds to PG&E will result in gross income to PG&E; and (3) whether Energy Recovery Bonds will be treated as obligations of PG&E.

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If the IRS declines to rule or rules adversely, PG&E will reevaluate the transaction to determine if modifications consistent with this application can be made which do not result in current taxation and which do not significantly undermine the benefits of the transaction.  If this cannot be done, PG&E anticipates it would seek to modify this application with the Commission.

G.            Revenue Requirement and Ratemaking Mechanisms

In this application, PG&E is also proposing revenue requirement and ratemaking mechanisms that will ensure that the benefits of the Energy Recovery Bond transaction, which refinances the Regulatory Asset, are received by PG&E’s electric ratepayers.  These ratemaking mechanisms include those for establishing the DRC charges and maintaining them at the proper levels, and for maintaining the non-bypassability of the DRC charge as is required by SB 772.

H.            Rate Proposal

The DRC charge and other Energy Recovery Bond-related charges will be set on an equal cents per kWh basis.  They will replace the rate associated with the Regulatory Asset that currently appears on customers’ bills.  That rate component is also set on an equal cents per kWh basis for all electric customers obligated to pay the charge.  This approach was adopted by the Commission in Decision 04-02-062, which among other things established the rate for the Regulatory Asset or any successor rate component.

These rates are expected to go into effect in the first quarter of 2005, when the first series of Energy Recovery Bonds is issued.  The precise aggregate effect on rates will not be known until both series of Energy Recovery Bonds are issued.  As described in Chapter 4 of the prepared testimony, it is expected that the aggregate effect will be a

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savings for ratepayers of approximately $700 million, calculated on a net present value basis.

The table below shows PG&E’s illustrative revenue allocation for 2005 and 2006.  The reduction for 2005 is shown relative to current rates, while the 2006 reduction is relative to 2005.  As reflected in the table, most direct access (DA) customers will not see an overall reduction in bills since the DA Cost Responsibility Surcharge (CRS) component of their rates, which will include the Energy Recovery Bond-related rate components, is capped at $0.02700 per kWh.  In these cases, the reduction resulting from implementing the Energy Recovery Bonds is offset by an increase to California Department of Water Resources power charges.

However, continuous DA customers, CARE DA customers and medical baseline DA customers only pay the Competition Transition Charge and Regulatory Asset (to be replaced by the Energy Recovery Bond-related rates) portions of the DA CRS, and will therefore, see a reduction due to implementation of Energy Recovery Bonds.  The illustrative allocation for these customers is not reflected in the table below.

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PACIFIC GAS AND ELECTRIC COMPANY
ILLUSTRATIVE REVENUE ALLOCATION RESULTS

Line No.	Class	Service Type	2005 Proposed Reduction	Percent Change	2006 Proposed Reduction	Percent Change
			($000s)		($000s)

1	Residential	Bundled	$27,858	-0.77%	$27,589	-0.75%
2		Direct Access	$0	0.00%	$0	0.00%
3	Small L&P	Bundled	$7,858	-0.65%	$7,782	-0.63%
4		Direct Access	$0	0.00%	$0	0.00%
5	Medium L&P	Bundled	$12,282	-0.68%	$12,164	-0.67%
6		Direct Access	$0	0.00%	$0	0.00%
7	E-19	Bundled	$7,826	-0.75%	$7,751	-0.74%
8		Direct Access	$0	0.00%	$0	0.00%
9	Agriculture	Bundled	$3,801	-0.84%	$3,764	-0.82%
10		Direct Access	$0	0.00%	$0	0.00%
11	Streetlight	Bundled	$375	-0.66%	$371	-0.64%
12	Standby	Bundled	$253	-0.74%	$251	-0.73%
13	E-20	Bundled	$9,649	-0.91%	$9,556
14		Direct Access	$0	0.00%	$0	0.00%
15	System Total	Bundled	$69,903	-0.75%	$69,228	-0.74%
16		Direct Access	$0	0.00%	$0	0.00%

III.           SCOPE OF PROCEEDING, AND RECOMMENDED SCHEDULE

PG&E is requesting that the Commission expeditiously adopt this application within 120 days of its date of filing, as required by SB 772.  Time is of the essence in order to allow the Energy Recovery Bonds to be issued in the first quarter of 2005, thereby providing benefits to ratepayers as soon as possible.

Because PG&E’s Energy Recovery Bond proposal is consistent with Decision 03-12-035 and with SB 772, PG&E does not believe that there should be a need for hearings.  Therefore, PG&E requests that this application be processed on an ex parte basis.  Below is a recommended schedule for the processing of this application, which provides for hearings in the event that the Commission determines that they are necessary.  This

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schedule is consistent with the one recommended by the utilities in connection with the Commission’s 1997 consideration of the Rate Reduction Bonds.

PG&E files application	July 22, 2004

Response or protest to application	August 5, 2004

PG&E reply to responses/protests	August 12, 2004

Prehearing conference	August 12, 2004

Hearings, if needed	August 16-20, 2004

Opening briefs	August 27, 2004

Reply briefs	September 5, 2004

Draft of ALJ proposed decision	October 20, 2004

Comments on proposed decision	November 9, 2004

Reply comments on proposed decision	November 15, 2004

Commission Financing Order	November 19, 2004

Depending on the responses the Commission receives to this application, it may be possible for this schedule to be shortened substantially.  It is possible that neither hearings nor a round of briefing will be necessary, and that the proposed decision can be prepared based on the application, the prepared testimony, and the comments.

SB 772 provides that the Commission is to determine the extent to which the DRC charges are recoverable from new municipal load, consistent with the Commission’s determination in the limited rehearing granted in Decision 03-08-076.  SB 772 further directs that this Commission determination is to be made on the earlier of the date the Commission adopts a Financing Order approving this application, or December 31, 2004.  This issue should be dealt with in conjunction with the Commission’s consideration of its

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rehearing of Decision 03-08-076, and in that proceeding.  Therefore, this issue should not be included in the scope of this proceeding.

IV.           REQUEST FOR EX PARTE ORDER

PG&E has included in this application or incorporated by reference all the supporting information that it believes is required, and PG&E is prepared to provide in writing such other information as the Commission may require to act on this application.  Consequently, PG&E respectfully requests that the Commission process this application on an ex parte basis, pursuant to Rule 15(d) of the Commission’s Rules of Practice and Procedure.

V.            GENERAL INFORMATION

A.            Proposed Categorization

PG&E proposes that this application be categorized as a ratesetting proceeding.

B.            Statutory and Regulatory Authority (Rule 15)

This application is made pursuant to Sections 451, 454, 456, 701, and 848-848.7 of the Public Utilities Code of the State of California, and Rules 2-8, 15-16, 23 and 24 of the Commission’s Rules of Practice and Procedure.  While the actual rate impact of the Commissions’ Financing Order will not be known until the Energy Recovery Bonds are issued, PG&E is nonetheless providing the information listed in Rules 23 and 24, which are by their terms only applicable to rate increases.

C.            Legal Name and Principal Place of Business (Rule 15(a))

The legal name of the applicant is Pacific Gas and Electric Company.  The location of applicant’s principal place of business is San Francisco, California.  Its mailing address is P.O. Box 7442, San Francisco, California 94120.

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D.            Correspondence and Communication Regarding the Application (Rule 15(b))

PG&E’s attorneys in this matter are Doreen A. Ludemann and Mark R. Huffman.  All correspondence and communication regarding this application should be addressed to:

Mark R. Huffman

Pacific Gas and Electric Company

P.O. Box 7442

San Francisco, CA  94105

Telephone: (415) 973-3842

Fax: (415) 973-0516

E-mail: mrh2@pge.com

E.             Articles of Incorporation (Rule 16(a))

PG&E is and ever since October 10, 1906, has been an operating public utility corporation organized under California law.  It is engaged principally in the business of furnishing electric and gas services in California.  A certified copy of PG&E’s Restated Articles of Incorporation, effective April 12, 2004, was filed with the Commission on May 3, 2004, with PG&E’s Application 04-05-005.  These articles are incorporated herein by reference.

F.             Balance Sheet and Income Statements (Rule 23(a))

A copy of PG&E’s most recent balance sheet and income statement covering the three months ended March 31, 2004, are attached to this application as Exhibit A.

G.            Present and Proposed Rates (Rules 23(b) and 23(c))

PG&E’s rates and charges for electricity service are contained in PG&E’s electric tariffs on file with the Commission.  They are summarized in Appendix B of the prepared testimony.  PG&E’s rate proposal is summarized in Section II.H. of this application and

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Chapter 6 of the prepared testimony, and its illustrative proposed rates for bundled customers is set forth in Appendix B of the prepared testimony.

H.            Property and Equipment (Rule 23(d))

A summary of PG&E’s Electric Department property and equipment, their original costs and the depreciation reserve applicable to them, is shown in Exhibit B.  A more detailed description of PG&E’s electric property and equipment is included in PG&E’s exhibits submitted in support of A. 02-11-017, filed on November 7, 2002, which is incorporated herein by reference.

I.              Rate of Return Summary (Rules 23(e) and 23(f))

The revenues, expenses, and rate of return of PG&E’s Electric Department for the recorded year 2002, are shown on Exhibit C.  The anticipated effect of this application on PG&E’s revenue requirements is discussed in Chapter 4 of the prepared testimony.

J.             Showing (Rule 23(g))

All of PG&E’s exhibits in support of this application are included.

Exhibit A - Balance Sheet and Income Statement

Exhibit B -  Summary of Electric Department Property

Exhibit C -  Recorded Revenues, Expenses and Rate of Return

Exhibit D -  Tax Method of Depreciation

Exhibit E -  Affected Governmental Entities

Separately Bound - Prepared Testimony

PG&E is ready at this time to proceed with its showing.

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K.            Depreciation Deduction for Federal Income Tax (Rule 23(h))

A statement of PG&E’s method of computing the depreciation deduction for federal income tax purposes is shown in Exhibit D.

L.            Proxy Statement (Rule 23(i))

Incorporated by reference herein is a copy of PG&E’s most recent joint proxy statement sent to its shareholders, dated March 17, 2004.  This proxy statement was provided to the Commission on March 19, 2004, with Application 04-03-021.

M.           Service of Application (Rule 24)

Consistent with Rule 24 of the Commission’s Rules of Practice and Procedure, PG&E will notify the affected governmental entities listed in Exhibit E of this application.

In addition, PG&E will serve a copy of this application on all parties in the proceeding that addressed PG&E’s bankruptcy, Investigation 02-04-026.

N.            Form of Financing Order

The recommended findings, approvals and authorizations set out in Section VI. of this application, Conclusion, outline the form of Financing Order PG&E is requesting.

VI.           CONCLUSION

The Energy Recovery Bond transaction, based on Decision 03-12-035 and SB 772, is expected to provide significant benefits to PG&E’s electric ratepayers.  SB 772 is comprised of a complex set of interdependent provisions that together authorize, permit and in some instances mandate certain actions by PG&E and the Commission, among others, in order to implement and maintain the Legislature’s intended cost savings for PG&E’s electric customers.  In order that the DRC charges and related Recovery Property be established, the Energy Recovery Bonds be issued, and the electric ratepayer savings be

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recognized as intended, SB 772 contemplates that certain findings, approvals and authorizations be included in the Financing Order.  Transactional constraints, such as legal and tax considerations and rating agency concerns, give rise to the need for additional findings, approvals and authorizations in the Financing Order.  Therefore, in addition to the duties, obligations, rights and remedies provided for by SB 772 and other applicable laws, and in addition to seeking general authority to enter into and perform the transactions described in this application, Pacific Gas and Electric Company respectfully requests that the Commission in the Financing Order specifically include the following findings, approvals and authorizations.

A.            FINDINGS OF FACT

The Commission has reviewed the written testimony of Julia York, Jack Kattan, Paul Prudhomme, and Daniel Pease.  The Commission finds those witnesses to be qualified to testify concerning the matters addressed in their respective testimony and finds their testimony credible.  Based upon that testimony, the Commission makes the following findings of fact:

1.         The designation of fixed recovery amounts (Dedicated Rate Component or DRC charges) and associated fixed recovery tax amounts (FRTAs), and the issuance of up to $3.0 billion of recovery bonds (ERBs) to replace the unamortized after-tax portion of the regulatory asset arising and existing pursuant to the Commission’s Decision 03-12-035 (Regulatory Asset) will reduce the rates, on a present value, basis that consumers of electricity within the service territory of Pacific Gas and Electric Company (PG&E) would pay if this Financing Order were not adopted.

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2.         PG&E estimates total costs of issuance to be less than $25 million for $3.0 billion of ERBs.

3.         PG&E’s request for recovery of its recovery costs, as defined in Section 848(i) of the California Public Utilities (PU) Code, and the costs of providing, recovering, financing and refinancing recovery costs in an aggregate principal amount of up to $3.0 billion from proceeds of ERBs, including all costs of issuance, is reasonable in relation to estimates of the total amount of such recovery costs.

4.         The owner of the Recovery Property will have the right to recover principal, interest, and related costs associated with the ERBs through the DRC charges, which are authorized by this Financing Order.

5.         The methodology used to calculate the DRC charge and FRTAs associated with a series of ERBs described in PG&E’s prepared testimony is reasonable.

6.         The methodology used to calculate routine DRC charge adjustments described in PG&E’s prepared testimony is reasonable.

7.         If electric customers fail to pay their utility bills in full, any shortfall in revenues received must be allocated pro rata among DRC charges, any FRTAs, and other charges based on the ratio of the amount billed relating to the DRC charges, the FRTAs and the amount relating to other charges, to avoid PG&E favoring its own interests.

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8.         The rate collection methods described in PG&E’s application and in PG&E’s prepared testimony to ensure that the DRC charges and FRTAs are non-bypassable are reasonable.

9.         The ratemaking mechanisms described in the application and in PG&E’s prepared testimony, including the ERB Balancing Account, DRC charges, FRTA tariff language, modifications to PG&E’s Preliminary Statement, and pro forma Issuance and True-Up Mechanism Advice Letters are reasonable.

10.       PG&E should be allowed to set its electric rates and charges, other than the DRC charge and FRTAs, at levels designed to allow PG&E to recover franchise fees associated with the DRC charges and FRTAs, and PG&E should pay such franchise fees.

11.       If a third-party meters and bills for the DRC charges, PG&E must have access to information on kilowatt-hour billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer to the extent set forth in PG&E’s prepared testimony.

B.            CONCLUSIONS OF LAW

1.         For purposes of PU Code Section 848.1(a), the methodology set forth by PG&E in its application and prepared testimony properly ascertains whether designation of the DRC charges and any associated FRTAs, and the issuance of ERBs in connection with the DRC charges, will reduce the rates on a

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present value basis that consumers of electricity within PG&E’s service territory would pay if this Financing Order were not adopted.

2.         Unless PG&E elects to cause all the ERBs to be issued in a single series, the ERBs should be issued in two series.

3.         The first series of ERBs should be issued in an aggregate principal amount equal to the sum of (a) the expected unamortized after-tax portion of the Regulatory Asset, taking into account reductions in the balance of the Regulatory Asset attributable to energy supplier refunds expected to be received or credited to PG&E prior to the date on which the first series of ERBs is issued, and (b) estimated costs of issuing the first series of ERBs.

4.         The second series of ERBs should be issued in an aggregate principal amount equal to the lesser of (a) the difference between $3.0 billion and the principal amount of the first series of ERBs, or (b) the expected amount of future federal and State of California income and franchise taxes associated with DRC charges in respect of all series of ERBs, minus energy supplier refunds expected to be received or credited to PG&E on or after the date on which the first series of ERBs was issued but before the date on which the second series of ERBs is issued, plus estimated costs of issuing the second series of ERBs.  The second series of ERBs may be issued up to one year after issuance of the first series of ERBs, and in no event later than December 31, 2006.

5.         Costs of issuing the ERBs, including (without limitation) underwriters’ compensation, rating agency fees, CPUC application fees, accounting fees,

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Securities and Exchange Commission registration fees, printing and marketing expenses, legal fees, trustee’s fees, and the administrative costs of forming the SPE, should be treated as recovery costs for purposes of PU Code Section 848(i).

6.         The methodology used to calculate the DRC charge associated with each series of ERBs and associated FRTAs should be as described in PG&E’s prepared testimony.

7.         The initial DRC charge for each series of ERBs should be filed with the Commission in advice letters (the Issuance Advice Letters), similar to the form of advice letter provided in PG&E’s prepared testimony.

8.         No additional approvals are required under either Division 1, Part 1, Chapter 4, Article 5 or Section 701.5 of the PU Code in connection with this Financing Order.

9.         The rate collection methods described in PG&E’s application to ensure that the DRC charges and FRTAs are non-bypassable should be approved.

10.       Each Issuance Advice Letter associated with this Financing Order should be filed no later than four days after the pricing of the associated series of ERBs.  Unless PG&E requests a later effective date, each Issuance Advice Letter will become effective 10 days after filing, upon which it will be deemed to constitute a plan for adjustments to the DRC charge approved by this

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Financing Order for purposes of PU Code Section 848.1(g).  The DRC charge established thereby will constitute fixed recovery amounts.

11.       Procedures are required for the expeditious approval by the Commission of periodic True-Up Mechanisms to adjust the DRC charge as may be necessary to ensure timely recovery of (a) the principal amount of all ERBs that are the subject of this Financing Order, and (b) the costs associated with the provision, recovery, financing, or refinancing thereof, including the costs of issuing, administering, and servicing (including, without limitation, interest) the ERBs contemplated by this Financing Order.

12.       The methodology to calculate routine DRC charge adjustments should be as described in PG&E’s prepared testimony.

13.       Routine DRC charge adjustments should be filed with the Commission in routine True-Up Mechanism Advice Letters, similar to the form of routine True-up Mechanism advice letter provided in PG&E’s prepared testimony.

14.       Changes to the DRC charges proposed by routine True-Up Mechanism Advice Letters should be filed with the Commission annually at least 15 days before the end of each calendar year, and the resulting adjustment to the DRC charges should be implemented at the beginning of the calendar year following the date of such filing.

15.       Routine True-Up Mechanism Advice Letters should be permitted to be filed at least 15 days before the end of any calendar quarter, and the resulting

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adjustments to the DRC charges should be implemented at the beginning of the calendar quarter following the date of such filing.  These quarterly adjustments should be required when a variance from the scheduled ERB principal balances and actual ERB principal balances triggers a requirement for such a filing.

16.       Because routine True-Up Mechanism advice letters to be filed in accordance with the adjustment calculation methodology found reasonable in this Financing Order are to use the pro forma DRC charge True-Up Mechanism Advice Letters included in PG&E’s prepared testimony, no protests to such advice letter filings should be allowed, and the resulting DRC charge adjustments should be effective as requested in such filings.

17.       The provisions described in PG&E’s application and prepared testimony to ensure that the DRC charges and FRTAs are non-bypassable should be approved.

18.       Upon the effective date of each Issuance Advice Letter associated with this Financing Order, all of the Recovery Property identified in such advice letter will constitute a current property right and will thereafter continuously exist as property for all purposes.

19.       The Recovery Property identified in an Issuance Advice Letter associated with this Financing Order should, without limitation, include (a) the right, title and interest in and to the DRC charge set forth in such advice letter, as adjusted from time to time, (b) the right to be paid the total amounts set forth

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in such advice letter, (c) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from such DRC charge, and (d) all rights to obtain adjustments to such DRC charge under the True-Up Mechanisms.

20.       The holders of Recovery Property will be entitled to recover DRC charges in the aggregate amount equal to the principal amount of the associated series of ERBs, all interest thereon, the overcollateralization amount and all related fees, and costs in respect of the scheduled payment of the associated series of ERBs, as well as other amounts payable under any interest rate swap agreement or the indenture pursuant to which the associated series of ERBs is issued.

21.       The Commission should approve the sale by PG&E of the Recovery Property identified in an Issuance Advice Letter to an affiliate of PG&E, of the character described in PG&E’s application as a Special Purpose Entity (SPE), as identified in such advice letter.

22.       Upon the sale by PG&E of Recovery Property to the SPE, (a) the SPE should have all of the rights originally held by PG&E with respect to such Recovery Property, including, without limitation the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Recovery Property, notwithstanding any objection or direction to the contrary by PG&E and (b) any payment by any customer to the SPE will discharge such customer’s obligations in respect of such Recovery

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Property to the extent of such payment, notwithstanding any objection or direction to the contrary by PG&E.

23.       Upon the sale by PG&E of Recovery Property to the SPE, PG&E should not be entitled to recover the DRC charges associated with such Recovery Property other than for the benefit of the SPE and holders of the outstanding ERBs, in accordance with PG&E’s duties as servicer.

24.       The SPE identified in an Issuance Advice Letter will constitute a financing entity for all purposes of SB 772.

25.       The SPE may pledge Recovery Property as collateral to one or more indenture trustees to secure payments of principal, interest, administrative expenses, costs of any third-party credit enhancement, all amounts payable pursuant to any interest rate swap agreement, and other amounts payable under any indenture pursuant to which ERBs are issued.  The pledge by the SPE identified in an Issuance Advice Letter of the SPE’s right, title and interest in and to the Recovery Property and the SPE’s other assets as security for the ERBs and the other obligations described in the preceding sentence should be approved.

26.       The SPE identified in an Issuance Advice Letter should be approved to issue ERBs on terms set forth in this Financing Order.  The aggregate principal amount of ERBs related to all such Issuance Advice Letters associated with this Financing Order should not exceed $3.0 billion.

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27.       Any default under the documents relating to the ERBs will entitle the holders of ERBs, or the trustees or representatives for such holders, to exercise any and all rights or remedies such holders or such trustees or representatives therefor may have pursuant to any statutory or other lien on the Recovery Property.

28.       In the event PG&E collects the DRC charges but fails to remit those DRC charge collections as required under an applicable servicing agreement, the Commission, upon the application by (a) the holders of the ERBs and the trustees or representatives therefor as beneficiaries of any statutory or other lien permitted by the PU Code, (b) the SPE or its assignees, or (c) pledgees or transferees, including transferees under PU Code Section 848.4, of the Recovery Property, should order the sequestration and payment to or for the benefit of the SPE or such other party of DRC charge collections arising with respect to the Recovery Property.

29.       The ratemaking mechanisms described in PG&E’s application, including the ERB Balancing Account, DRC charges, FRTA tariff language and modifications to PG&E’s Preliminary Statement should be approved.

30.       PG&E should not voluntarily resign as initial servicer of Recovery Property without the prior approval of the Commission.

31.       PG&E should be allowed to set its electric rates and charges, other than the DRC charges and FRTAs, at levels designed to allow PG&E to recover

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franchise fees associated with the DRC charges and FRTAs, and PG&E should pay such franchise fees.

32.       Notwithstanding Section 455.5 or 1708 of the PU Code, or any other provision of law, except as otherwise provided in Section 848.7 of the PU Code or in subdivision (g) of Section 848.1 of the PU Code with respect to Recovery Property that has been made the basis for the issuance of ERBs and with respect to any associated FRTAs, this Financing Order, the right to recover the DRC charges and any associated FRTAs shall be irrevocable, and the Commission shall not have authority either by rescinding, altering, or amending this Financing Order or otherwise, to revalue or revise for ratemaking purposes, the recovery costs or the costs of recovering, financing, or refinancing the recovery costs, determine that the DRC charge, or any associated FRTAs are unjust or unreasonable, or in any way reduce or impair the value of Recovery Property or of the right to receive any associated FRTAs either directly or indirectly by taking the DRC charges or any associated FRTAs into account when setting other rates for PG&E or when setting charges for the Department of Water Resources; nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement, or termination.  However, PG&E may apply to the Commission for supplements to this Financing Order not inconsistent with the terms and provisions hereto as PG&E deems necessary to enable the issuance of ERBs authorized in this Financing Order.

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33.       Notwithstanding Section 1708 of the PU Code or any other provision of law, any requirement under Division 1, Part 1, Chapter 4, Article 5.6 of the PU Code or this Financing Order that the Commission take action with respect to the subject matter of this Financing Order shall be binding on the Commission, as it may be constituted from time to time, and any successor agency exercising functions similar to the Commission, and the Commission shall have no authority to rescind, alter or amend that requirement in this Financing Order.

34.       This Financing Order complies with the provisions of Article 5.6 of the PU Code.

35.       This Financing Order should be severable from and should not be impacted by the actions or inactions of the Commission or other bodies with respect to other matters, including, but not limited to, the Commission’s determination of the extent to which the DRC charges and FRTAs shall be recoverable from new municipal load as provided in PU Code Section 848.1(c).

ORDER

IT IS ORDERED that:

1.         The application of Pacific Gas and Electric Company for a Financing Order pursuant to PU Code Section 848.1(a) is approved, subject to the terms and conditions stated in the following ordering paragraphs.

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2.         Upon the filing of Issuance Advice Letters as described in this Financing Order, PG&E may recover an aggregate total principal amount of up to three billion dollars ($3.0 billion) in recovery costs, as defined by PU Code Section 848(i), which may be recovered through fixed recovery amounts (DRC charges) as defined by PU Code Section 848(d), to the extent of the sum of the principal amount of (i) related recovery bonds (ERBs), as defined by PU Code Section 848(g), issued by a financing entity, as defined by PU Code Section 848(b) and (ii) the Recovery Property, as defined in PU Code Section 848(j), pledged as overcollateralization for the issuance of such ERBs.

3.         Unless PG&E elects to cause all the ERBs to be issued in a single series, the ERBs shall be issued in two series.  Consistent with PG&E’s showing of ratepayer benefit, and consistent with the amortization schedule for the Regulatory Asset, principal on each series of ERBs shall be repaid based on a mortgage-style amortization schedule, with the scheduled final maturity of each series to be no earlier than October 1, 2012, and no later than April 1, 2013.  If necessary to meet rating agency requirements or to address the timing of initial period DRC charge collections, a series of ERBs may have an initial payment period longer than other payment periods, amortization of principal may be deferred in whole or in part in connection with the scheduled payment of debt service on each series of ERBs during the first year, and/or a portion of the first period interest payment may be financed by ERBs.

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4.         Upon PG&E filing the first Issuance Advice Letter, PG&E may recover, and the first series of ERBs shall be issued in, an aggregate principal amount equal to the sum of (a) the after-tax unamortized portion of the regulatory asset arising and existing pursuant to the Commission’s Decision 03-12-035 (Regulatory Asset), taking into account reductions in the balance of the Regulatory Asset attributable to energy supplier refunds expected to be received or credited to PG&E prior to the date on which the first series of ERBs is issued, and (b) estimated costs of issuing the first series of ERBs, and such aggregate principal amount shall be set forth in such Issuance Advice Letter.

5.         Upon PG&E filing a second Issuance Advice Letter, PG&E may recover, and the second series of ERBs shall be issued in, an aggregate principal amount equal to the lesser of (a) the difference between $3.0 billion and the principal amount of the first series of ERBs, or (b) the expected amount of future federal and State of California income and franchise taxes associated with the DRC charges in respect of all series of ERBs, minus energy supplier refunds expected to be received or credited to PG&E on or after the date on which the first series of ERBs was issued but before the date on which the second series of ERBs is issued, plus estimated costs of issuing the second series of ERBs, and such aggregate principal amount shall be set forth in such Issuance Advice Letter.  The second series of ERBs shall be issued up to one year after issuance of the first series of ERBs, and in no event later than December 31, 2006.

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6.         PG&E also shall recover fixed recovery tax amounts (FRTAs), as defined in PU Code Section 848(e), that are needed to recover federal and State of California income and franchise taxes associated with the DRC charges that are authorized by this Financing Order but that have not been financed by proceeds of ERBs.

7.         PG&E may sell and assign all or portions of its interest in Recovery Property arising from or constituting the DRC charges that are the subject of this Financing Order to an affiliate of PG&E, of the character described in the application as a Special Purpose Entity (SPE).  Upon the sale by PG&E of Recovery Property to the SPE, (a) the SPE shall have all of the rights originally held by PG&E with respect to such Recovery Property, including, without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Recovery Property notwithstanding any objection or direction to the contrary by PG&E, and (b) any payment by any customer to the SPE shall discharge such customer’s obligations in respect of such Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by PG&E.  Upon the sale by PG&E of Recovery Property to the SPE, PG&E shall not be entitled to recover the DRC charge associated with such Recovery Property other than for the benefit of the SPE or of holders of the associated ERBs in accordance with PG&E’s duties as servicer with respect to such ERBs.

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8.         The overcollateralization amount shall be 0.50% of the initial principal amount for each series of ERBs or such greater amount as shall be required by the Internal Revenue Service or the rating agencies.  The overcollateralization amount for each series of ERBs shall be scheduled to be funded in equal amounts on each debt service payment date, or in such other amounts as shall be required by the Internal Revenue Service or the rating agencies.

9.         The initial DRC charge for such Recovery Property, as well as the overcollateralization amount for each series of ERBs, shall be filed with the Commission in advice letters substantially in the form of the pro forma Issuance Advice Letter provided in PG&E’s prepared testimony.

10.       Issuance Advice Letters shall not be subject to protest, shall be completed in accordance with the methodology described by PG&E in its application and prepared testimony, and shall be effective ten days after filing with the Commission unless a later effective date is requested in the Advice Letter.

11.       The SPE may issue ERBs in connection with Recovery Property upon the terms and conditions consistent with this Financing Order.  Subject to compliance with the specific requirements of this Financing Order, PG&E and the SPE shall be afforded flexibility in establishing the terms and conditions of the ERBs, including repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, indices and

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other financing costs and features, and the ability of PG&E, at its option, to arrange for the issuance of either one or two series of ERBs.

12.       The owner of Recovery Property shall have the right to recover principal, interest, and related costs associated with the ERBs through the DRC charges authorized in this Financing Order.

13.       The SPE may pledge Recovery Property as collateral to one or more indenture trustees to secure payments of principal, interest, administrative expenses, costs of any third-party credit enhancement, amounts payable pursuant to any interest rate swap agreement, and other amounts payable under one or more indentures pursuant to which ERBs are issued.

14.       To the extent any interest in Recovery Property is so sold or assigned, or is so pledged as collateral, PG&E is authorized to continue to operate its system to provide service to its customers and, as servicer under the transaction documents associated with the related ERBs, to collect amounts in respect of the DRC charge for the benefit and account of the SPE and account for and remit these amounts to or for the account of the SPE.

15.       Each customer bill shall disclose the amount of the DRC charge, that the DRC charge has been transferred to the SPE, that PG&E is collecting the DRC charge on behalf of the SPE, and that the DRC charge does not belong to PG&E.

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16.       In the event a customer makes only partial payment of a bill, PG&E and each successor servicer (if any) shall allocate amounts collected from that customer pro rata among the DRC charges, any FRTAs, and other charges.

17.       In the event of failure of any customer to pay the DRC charges, PG&E is authorized to shut off power to such customer in accordance with Commission approved shut-off policies.

18.       PG&E is authorized to implement the rate collection methods described in the application to ensure that the DRC charges and FRTAs are non-bypassable.

19.       The SPE is authorized to enter into one or more interest rate swap agreements in respect of part or all of one or both series of ERBs to the extent ERBs are issued with variable rates of interest.

20.       PG&E, or a successor servicer, on behalf of the SPE, is authorized to file routine, non-routine, and statutorily required DRC charge adjustments (through a True-Up Mechanism), which shall continue until all payments of principal and interest to which holders of the related ERBs are entitled, as well as any other ERB-related costs to be incorporated into the DRC charges, have been paid in full.  True-Up Mechanism Advice Letter filings shall be in substantially the form provided in PG&E’s prepared testimony and shall be completed in accordance with the methodology described in PG&E’s application and prepared testimony.

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21.       A non-routine True-Up Mechanism Advice Letter may be filed at least 90 days before the end of any calendar quarter, and the resulting adjustment to the DRC charge shall be implemented at the beginning of the next calendar quarter.  Non-routine True-Up Mechanism Advice Letters are subject to confirmation by the Commission’s Energy Division.  However, if the Energy Division believes modifications to such advice letters are needed, unless such differences are resolved between the Energy Division and PG&E, or a successor servicer, or unless the Commission issues a resolution to resolve any dispute, PG&E, or a successor servicer, will be authorized to implement the DRC charge adjustments it has proposed on the 90th day after the filing.

22.       A True-Up Mechanism Advice Letter shall be filed at least 15 days before each anniversary of the issuance of this Financing Order.  The advice letter shall also address the FRTAs.  The Commission shall determine on this Financing Order issuance anniversary, as required by PU Code Section 848.1(i), whether adjustments to the DRC charges and/or the FRTAs are required, with the resulting adjustments to the DRC charges and/or FRTAs, if necessary, to be implemented within 90 days of this Financing Order issuance anniversary.

23.       All true-up adjustments to the DRC charges shall guarantee the billing of DRC charges necessary to generate the collection of amounts sufficient to make timely provision for all scheduled (or legally due) payments of principal, interest, all amounts payable to any swap counterparty in connection with the related series of ERBs, and any other amounts due in

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connection with the related series of ERBs (including ongoing fees and expenses and amounts required to be deposited in or allocated to any Collection Account or Subaccount).  Such amounts are referred to as the Periodic Payment Requirement.  True-up filings shall be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement and the actual amount of DRC charge remittances to the Bond Trustee for the series of ERBs.

24.       PG&E is authorized to establish by advice letter filing, the Energy Recovery Bond Balancing Account, DRC charge, FRTA tariff language, and modifications to PG&E’s Preliminary Statement as described in the application and in PG&E’s prepared testimony.

25.       PG&E shall not voluntarily resign as initial servicer of Recovery Property without the prior approval of the Commission.

26.       The Commission will not, directly or indirectly, approve any third-party servicer of Recovery Property without first determining that such approval will not cause any then-current credit rating of any then outstanding ERBs to be withdrawn or downgraded.

27.       PG&E shall be authorized to set its electric rates and charges, other than the DRC charges and FRTAs, at levels designed to allow PG&E to recover franchise fees associated with the DRC charges and FRTAs, and PG&E shall pay such franchise fees.

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28.       All regulatory approvals within the jurisdiction of the Commission that are necessary for the securitization of the DRC charges associated with recovery costs that are the subject of PG&E’s application, and all related transactions contemplated in the application, are hereby granted.

29.       This Financing Order shall become effective in accordance with its terms and conditions only when PG&E provides a letter to the Commission’s Executive Director indicating its written consent to all terms and conditions of this Financing Order.

30.       It is the Commission’s express intent to give rise to all rights, interests, obligations and duties expressed in Division 1, Part 1, Chapter 4, Article 5.6 of the PU Code in connection with the application and all transactions contemplated by the application.  PG&E and any successor servicer of Recovery Property are authorized and directed to take all actions that might be required to effectuate the transactions approved in this Financing Order, subject to compliance with the criteria established in this Financing Order.

31.       Each ERB shall contain on its face a statement to the following effect: “Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of the principal of, or interest on, this bond.”

32.       The SPE is authorized to include on the face of each ERB and in ERB transaction documents the following pledge and undertaking for the State of California: “Except as otherwise provided in subdivision (g) of Section 848.1

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of the California Public Utilities Code, the State of California does hereby pledge and agree with Pacific Gas and Electric Company, owners of Recovery Property, and holders of Energy Recovery Bonds that the state shall neither limit nor alter the DRC charges, any associated fixed recovery tax amounts, Recovery Property, the California Public Utilities Commission’s Financing Order that authorized the issuance of Energy Recovery Bonds, or any rights thereunder until the Energy Recovery Bonds, together with the interest thereon, are fully paid and discharged, and any associated fixed recovery tax amounts have been satisfied or, in the alternative, have been refinanced through an additional issue of Energy Recovery Bonds; provided nothing contained in this paragraph shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of Pacific Gas and Electric Company, owners of Recovery Property, and holders of Energy Recovery Bonds.”

33.       This Financing Order shall be void and of no force or effect if PG&E does not provide a letter to the Commission’s Executive Director indicating its written consent to all terms and conditions of this Financing Order on or prior to the later of (a)                           , 2005 [90 days after the date of this Financing Order] or (b) thirty (30) days after PG&E receives a letter ruling from the Internal Revenue Service in respect of transactions contemplated by this Financing Order.

34.       Following PG&E’s written consent, this Financing Order, together with the DRC charges and FRTAs authorized by this Financing Order, shall be

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binding upon PG&E and any successor to PG&E that provides electric distribution service directly to consumers of electricity within the geographical service area to which PG&E provided electric distribution service as of December 19, 2003.

35.       On or after the effective date of this Financing Order, upon request of PG&E, the SPE, the indenture trustee in connection with a series of ERBs (Trustee), or all of them, the President of the Commission, a Commissioner assigned to this application, the Executive Director of the Commission, his nominee in a notice filed in this docket, or any of them, are hereby authorized and directed, for and on behalf of and in the name of the Commission to execute and deliver a certificate to PG&E, the SPE and the Trustee that attaches a true, correct, and complete copy of this Financing Order and certifies such copy to be the act and deed of this Commission, and the recipient of such certificate may rely upon such certificate for all purposes in connection with the issuance of any series of ERBs authorized by this Financing Order.  Thereafter, upon request of PG&E, the SPE, the Trustee, or all of them, the President of the Commission, a Commissioner assigned to this application, the Executive Director of the Commission, his nominee in a notice filed in this docket, or any of them, are hereby authorized and directed, for and on behalf of and in the name of the Commission to execute and deliver a certificate to PG&E, the SPE, the Trustee, or all of them, to certify that this Financing Order has not been altered, rescinded, amended, modified, revoked,

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or supplemented as of the date of the closing of any series of ERBs authorized by this Financing Order.

36.       Application 04-07-        is closed effective upon filing by PG&E of its consent to the terms and conditions of this Financing Order, or upon the later of (a) the close of business on                                  [90 days after the date of the Financing Order], or (b) thirty (30) days after PG&E receives a letter ruling from the Internal Revenue Service in respect of transactions contemplated by this Financing Order.

37.       The Commission intends that this Financing Order shall be severable from and shall not be impacted by the actions or inactions of the Commission or other bodies with respect to other matters, including, but not limited to, the Commission’s determination of the extent to which the DRC charges and FRTAs shall be recoverable from new municipal load as provided in PU Code Section 848.1(c).

///

///

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Dated at San Francisco, California, this 22nd day of July 2004.

Respectfully submitted,

Kent M. Harvey
Senior Vice President
Chief Financial Officer & Treasurer

CHRISTOPHER J. WARNER

DOREEN A. LUDEMANN

MARK R. HUFFMAN

By
DOREEN A. LUDEMANN

Pacific Gas and Electric Company

P.O. Box 7442

San Francisco, CA 94120

Telephone:  (415) 973-3842

Fax:  (415) 973-0516

E-mail:  mrh2@pge.com

Attorneys for

PACIFIC GAS AND ELECTRIC COMPANY

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VERIFICATION

I, the undersigned, say:

I am an officer of PACIFIC GAS AND ELECTRIC COMPANY, a corporation, and am authorized pursuant to Code of Civil Procedure section 446, paragraph 3, to make this verification for and on behalf of said corporation, and I make this verification for that reason; I have read the foregoing Application and am informed and believe that the matters contained therein are true and on that ground I allege that the matters stated herein are true.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Executed at San Francisco, California, this 22nd day of July, 2004.

KENT M. HARVEY
SENIOR VICE PRESIDENT – Chief Financial
Officer and Treasurer

47

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

Application No.:
(U 39 E)
Exhibit No.:
Date: July 22, 2004
Witnesses: Various

PACIFIC GAS AND ELECTRIC COMPANY

ENERGY RECOVERY BONDS FINANCING

PREPARED TESTIMONY

PACIFIC GAS AND ELECTRIC COMPANY
ENERGY RECOVERY BONDS FINANCING

Chapter	Title			Witness
1	EXECUTIVE SUMMARY AND OVERVIEW OF TESTIMONY			Julia B. York
	A.	Executive Summary
	B.	Overview of the Testimony
		1.	Chapter 2: Asset Backed Security Market and Utility Securitizations
		2.	Chapter 3: Transaction Overview
		3.	Chapter 4: Customer Benefits
		4.	Chapter 5: Ratemaking Mechanisms
		5.	Chapter 6: Rate Proposal
		6.	Appendix A: Description of Cash Flow Model
		7.	Appendix B: Present and Proposed Illustrative Total Bundled Rates
		8.	Appendix C: Proposed Tariff Language
		9.	Appendix D: Pro Forma Issuance Advice Letter
		10.	Appendix E: Pro Forma True-Up Mechanism Advice Letter
		11.	Appendix F: Statements of Qualifications

2	ASSET BACKED SECURITY MARKET AND UTILITY SECURITIZATIONS			Jack Kattan
	A.	Introduction
	B.	Overview of Asset Backed Securities Market
		1.	History of the ABS Market
		2.	Bankruptcy and Legal Issues in Securitizations
		3.	Accounting Issues in Securitization
		4.	Tax Issues in Securitization
		5.	Servicing Issues in Securitization
		6.	Ratings of Asset Backed Securities
	C.	Size and Growth of the Asset Backed Securities Market

i

Chapter	Title			Witness
		1.	Size of the Asset Backed Securities Market
		2.	Utility Asset Backed Securities
	D.	Pricing and Marketing
		1.	Pricing Asset Backed Securities
		2.	Marketing Strategy
		3.	Issuance Costs

3	TRANSACTION OVERVIEW			Julia B. York
	A.	Introduction
	B.	Genesis of Energy Recovery Bonds
	C.	Overview of Senate Bill 772
	D.	Timing and Sizing of the Proposed Transaction
		1.	Timing of the Proposed Transaction
		2.	Sizing of Proposed Transaction
	E.	Treatment of Energy Supplier Refunds
	F.	Proposed Transaction Structure
	G.	Factors Determining the Proposed Transaction Structure
		1.	ERB Credit Rating Issues
		2.	Tax Issues
		3.	Accounting Issues
	H.	Servicing the ERBs
	I.	Collection and Remittance of DRC Charges
	J.	ERB Characteristics
	K.	Transaction Costs and Use of Proceeds

4	CUSTOMER BENEFITS			Paul R. Prudhomme
	A.	Introduction

Chapter	Title			Witness
	B.	Revenue Requirements for Regulatory Asset Recovery
		1.	Revenue Requirements Under Traditional Ratemaking
		2.	Revenue Requirements With ERB Financing
		3.	Net Change in Revenue Requirements
	C.	Customer Benefits
	D.	Conclusion

5	RATEMAKING MECHANISMS			Paul R. Prudhomme
	A.	Introduction
	B.	Ratemaking Treatment of the DRC Charge
	C.	Ratemaking Treatment of the ERB Balancing Account
	D.	Disposition of Existing Balances in the Regulatory Asset Revenue Adjustment Mechanism
	E.	Financial Accounting
	F.	Conclusion

6	RATE PROPOSAL			Daniel R. Pease
	A.	Introduction
	B.	DRC Charge Calculation
		1.	Allocation Among Customers
		2.	Total Rate Change
		3.	Applicability
		4.	Non-Bypassability
	C.	Bill Presentation
	D.	Rate Components Used for Revenue Accounting
	E.	Conclusion

Chapter	Title	Witness
APPENDIX A	DESCRIPTION OF CASH FLOW MODEL	Paul R. Prudhomme

APPENDIX B	PRESENT AND PROPOSED ILLUSTRATIVE TOTAL BUNDLED RATES	Daniel R. Pease

APPENDIX C	PROPOSED TARIFF LANGUAGE	Paul R. Prudhomme

APPENDIX D	PRO FORMA ISSUANCE ADVICE LETTER	Paul R. Prudhomme

APPENDIX E	PRO FORMA TRUE-UP MECHANISM ADVICE LETTER	Paul R. Prudhomme

APPENDIX F	STATEMENT OF QUALIFICATIONS	Jack Kattan Daniel R. Pease Paul R. Prudhomme Julia B. York

PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 1

EXECUTIVE SUMMARY AND OVERVIEW OF TESTIMONY

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 1
EXECUTIVE SUMMARY AND OVERVIEW OF TESTIMONY

A.	Executive Summary

B.	Overview of the Testimony

	1.	Chapter 2: Asset Backed Security Market and Utility Securitizations

	2.	Chapter 3: Transaction Overview

	3.	Chapter 4: Customer Benefits

	4.	Chapter 5: Ratemaking Mechanisms

	5.	Chapter 6: Rate Proposal

	6.	Appendix A: Description of Cash Flow Model

	7.	Appendix B: Present and Proposed Illustrative Total Bundled Rates

	8.	Appendix C: Proposed Tariff Language

	9.	Appendix D: Pro Forma Issuance Advice Letter

	10.	Appendix E: Pro Forma True-Up Mechanism Advice Letter

	11.	Appendix F: Statements of Qualifications

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 1

EXECUTIVE SUMMARY AND OVERVIEW OF TESTIMONY

A.                 Executive Summary

In this application, Pacific Gas and Electric Company (PG&E or the Company) requests California Public Utilities Commission (CPUC or Commission) approval of an “Energy Recovery Bond” transaction to refinance the Regulatory Asset approved by the CPUC and the federal bankruptcy court as part of PG&E’s emergence from bankruptcy.  Approval of this transaction is expected to save PG&E’s customers about $1 billion in nominal dollars over the next eight years.

The Energy Recovery Bond (ERB) transaction has its genesis in the plan that enabled PG&E to emerge from bankruptcy earlier this year as a creditworthy entity.  That plan authorized PG&E to create a Regulatory Asset of $2.2 billion on an after-tax basis to enhance PG&E’s fiscal soundness and allow PG&E to emerge from bankruptcy.  The Regulatory Asset, along with associated taxes and a return on the remaining unrecovered portion of the Regulatory Asset at PG&E’s authorized cost of capital, was to be recovered from electric ratepayers over nine years, beginning in 2004 and ending in 2012.

As part of PG&E’s plan to emerge from bankruptcy, the CPUC also approved an agreement between PG&E and The Utility Reform Network (TURN), to expeditiously seek enabling legislation to refinance the Regulatory Asset.  PG&E, TURN, and the CPUC worked with the California state legislature to pass Senate Bill (SB) 772, the legislation needed to authorize the ERB transaction, with the ultimate goal of lowering PG&E’s post-bankruptcy electricity rates.  SB 772 was signed into law on June 7, 2004.

Asset backed securities such as the ERBs are typically structured so that they receive a AAA rating from nationally recognized credit rating agencies, to ensure that their interest costs, and therefore their overall costs, are minimized.  The potential customer savings from this refinancing are a result of expected lower financing costs for the ERBs than for the current Regulatory Asset and associated taxes.  These cost savings are expected to be achieved without jeopardizing the fiscal soundness and creditworthiness of PG&E.  PG&E

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proposes that, like the Regulatory Asset, the ERB repayments be amortized on a “mortgage style” basis, with repayment in 2012.

In this application, PG&E is specifically requesting the following:

•                       A determination that the ERB transaction will, in fact, save customers money compared to the cost of the Regulatory Asset.

•                       Authority to issue two series of ERBs, the first in early 2005, and the second approximately one year later.  The first series will cover the remaining unamortized portion of the Regulatory Asset, currently estimated to be $1.8 billion.  The second will cover the federal and state income and franchise taxes associated with the ERBs, up to a total ERB issuance amount of $3 billion.

•                       Approval of proposals to credit to ratepayers amounts PG&E expects to receive from energy suppliers through litigation over their activities in the wholesale electric market during the energy crisis.  PG&E proposes that:

1.                   Refunds received prior to the issuance of the first series of ERBs be used to reduce the size of the first series of ERBs.

2.                   Refunds received between the issuance of the first and second series of ERBs be used to reduce the size of the second series of ERBs.

3.                   Refunds received after the issuance of the second series of ERBs be returned to customers through a balancing account mechanism.

•                       The CPUC’s irrevocable commitment in a Financing Order to set the customer charges (also known as the Dedicated Rate Component or DRC charge) to pay principal, interest and other costs of the ERBs.  This irrevocable commitment by the Commission is necessary for obtaining the desired credit rating for the ERBs.

•                       Authority to true-up the ERB charges at least annually, and as often as quarterly if necessary, to cover the ERB costs and to obtain the desired credit ratings for the ERBs.

•                       Other specific rate design and ratemaking details as outlined in PG&E’s testimony.

Because of the joint sponsorship of SB 772 by PG&E, TURN and the CPUC, as well as the indisputable benefits for customers, PG&E is optimistic

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that the Commission will approve this request expeditiously so customers can begin seeing the benefits in early 2005.

B.                 Overview of the Testimony

1.                   Chapter 2:  Asset Backed Security Market and Utility Securitizations

ERBs are part of a category of financial instruments generally described as asset backed securities.  Chapter 2 provides a general description of asset backed securities, including how bankruptcy, accounting and tax considerations can have an effect on the structure of asset backed security transactions and utility securitizations.

Chapter 2 also discusses the credit ratings of asset backed securities, the size of the asset backed security market, and the marketing and pricing and fees for these securities.

2.                   Chapter 3:  Transaction Overview

Chapter 3 describes the genesis of ERBs—Decision 03-12-035 and SB 772, the enabling legislation for ERBs—and then describes the structure, timing and size of the two series of ERB transactions.  It explains the entities anticipated to be involved and their roles, including PG&E and an affiliated Special Purpose Entity, and the ERB Bond Trustee.

Chapter 3 also addresses the use of net proceeds from the ERBs and the bankruptcy, tax and accounting considerations that affect the structure and credit ratings of the ERBs.

3.                   Chapter 4:  Customer Benefits

Chapter 4 presents the ERB revenue requirement calculation and the net present value benefit to electric customers from replacing the revenue requirement for the unamortized balance of the Regulatory Asset and associated federal and state income and franchise taxes with the ERB-related revenue requirement.

4.                   Chapter 5:  Ratemaking Mechanisms

Chapter 5 covers the proposed ratemaking for the ERBs, including the revenue components and the process for updating the components and tracking customer benefits in an ERB Balancing Account.

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5.                   Chapter 6:  Rate Proposal

Chapter 6 identifies the PG&E customers who are responsible for the DRC charge that will cover debt service and associated costs of the ERBs.  It describes the DRC charge, through which ERB principal and interest, as well as other items such as overcollateralization and administrative and servicing fees, will be collected from these customers.

Chapter 6 also explains the non-bypassable feature of the DRC charge and identifies customers who will be exempt from the DRC charge.

6.                   Appendix A:  Description of Cash Flow Model

Appendix A contains a description of the ERB Cash Flow Model, which will be used to calculate the DRC charges and the periodic DRC charge true-up adjustments.

7.                   Appendix B:  Present and Proposed Illustrative Total Bundled Rates

Appendix B provides present and proposed illustrative total bundled rates.

8.                   Appendix C:  Proposed Tariff Language

Appendix C provides pro forma tariff language for the DRC charge and the ERB balancing account.

9.                   Appendix D:  Pro Forma Issuance Advice Letter

Appendix D provides a pro forma version of the advice letter that will be filed after the issuance of each ERB series to set the rate for the DRC charge.

10.            Appendix E:  Pro Forma True-Up Mechanism Advice Letter

Appendix E provides a pro forma version of the advice letter that will be filed to true-up the ERB balancing account on a routine annual or quarterly basis and, if needed, on a non-routine basis.

11.            Appendix F:  Statement of Qualifications

Appendix F sets forth the qualifications of each of the PG&E witnesses sponsoring chapters in this testimony.

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 2
ASSET BACKED SECURITY MARKET AND UTILITY SECURITIZATIONS

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 2
ASSET BACKED SECURITY MARKET AND UTILITY SECURITIZATIONS

A.	Introduction

B.	Overview of Asset Backed Securities Market

	1.	History of the ABS Market

	2.	Bankruptcy and Legal Issues in Securitizations

	3.	Accounting Issues in Securitization

	4.	Tax Issues in Securitization

	5.	Servicing Issues in Securitization

	6.	Ratings of Asset Backed Securities

C.	Size and Growth of the Asset Backed Securities Market

	1.	Size of the Asset Backed Securities Market

	2.	Utility Asset Backed Securities

D.	Pricing and Marketing

	1.	Pricing Asset Backed Securities

	2.	Marketing Strategy

	3.	Issuance Costs

2-i

PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 2

ASSET BACKED SECURITY MARKET AND UTILITY SECURITIZATIONS

A.                 Introduction

This chapter provides a general description of asset backed securities, including bankruptcy, accounting, tax, servicing and ratings considerations.  This chapter also discusses the size of the asset backed securities market, and the pricing, marketing and fees for these securities.  The remainder of this chapter is organized as follows:

B.                  Overview of Asset Backed Securities Market;

1.                   History of the ABS Market;

2.                   Bankruptcy and Legal Considerations in Securitization;

3.                   Accounting Issues in Securitization;

4.                   Tax Issues in Securitization;

5.                   Servicing Issues in Securitization;

6.                   Ratings of Asset Backed Securities;

C.                  Size and Growth of the Asset Backed Securities Market;

1.                   Size of the Asset Backed Securities Market;

2.                   Utility Asset Backed Securities;

D.                 Pricing and Marketing;

1.                   Pricing Asset Backed Securities; and

2.                   Marketing Strategy.

B.                 Overview of Asset Backed Securities Market

1.                   History of the ABS Market

The Asset Backed Securities (ABS) market developed as an outgrowth of the Mortgage Backed Securities (MBS) market in the mid 1980s.  Pools of mortgage loans were routinely packaged into highly rated, liquid and marketable securities, which were primarily sold to institutional investors.  Payments on the underlying loans were used to pay interest and principal on the offered securities.  The ABS market expanded the use of this technique to include a variety of consumer and financial assets, which have

2-1

predictable cash flow streams that are commonly securitized today.  Issuers have embraced securitization as a funding tool because it can provide low cost financing, capital savings (particularly when an issuer is faced with leverage restrictions), improved balance sheet liquidity and other financial ratios, management of interest rate risk, and an alternative funding source.

While the MBS market provided the foundation for the ABS market, ABS products require customization based on the type of collateral being securitized.

Certain types of loans, such as automobile loans and home equity loans, have well-defined repayment schedules with stated terms and interest rates; others such as credit card receivables and inventory financing loans are characterized by periodic borrowings, repayments and reborrowings.  Securitizations of automobile and home equity loans, known as amortizing loans, can pass through to investors the underlying monthly payment on the loan as payment of interest and principal.  Repayment of the principal portion (and in some cases, the interest portion) of the securitized loans serves to reduce or amortize the outstanding amount of the issued ABS securities while interest is payable on the outstanding principal balance.  Since these payments are generally passed through to investors as received, the maturity and repayment schedule of the ABS will generally match the maturity and repayment schedule of the underlying loans.

The securitization process involves a comprehensive analytical undertaking.  It includes a wide array of considerations such as the bankruptcy, tax and accounting treatment of the structures, as well as servicing and systems issues associated with the underlying assets.

2.                   Bankruptcy and Legal Issues in Securitizations

In a securitization, steps are taken to separate the underlying assets legally from the bankruptcy estate of the originating company in order to achieve credit ratings above that of the originating company.  Without this legal separation, the rating agencies would not be able to rate the transaction generally more than two notches (e.g., A+ versus A-) higher than the credit rating of the originating company.  The assets are typically contributed or sold to a bankruptcy remote Special Purpose Entity (SPE).

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Rating agencies generally:  (1) require the SPE to include one or more independent members on its board of directors, in the case of a corporation or a limited liability company, or an independent trustee, in the case of a trust; (2) impose restrictions on the SPE’s ability to declare bankruptcy voluntarily or to engage in corporate reorganizations; and (3) limit the activities of the SPE to those related to the securitization.  The rating agencies normally require legal counsel to render “true sale” and non-consolidation opinions which state that the assets have been sold for bankruptcy purposes to the SPE and opine that the assets would not be part of the bankruptcy estate of the originating company and thus would not be available to creditors of the originating company upon its bankruptcy.

3.                   Accounting Issues in Securitization

Many securitizations are structured as “sales” for accounting purposes to achieve off-balance sheet treatment,[1] but a growing number of on-balance sheet securitization transactions that represent financings from an accounting perspective have also been executed.  Utility asset backed securitizations have all received on-balance sheet treatment.

In an on-balance sheet transaction, the assets will nonetheless be transferred in a “true sale” transaction to a bankruptcy-remote SPE affiliated with the originator in order to achieve the desired level of bankruptcy protection.  The SPE then issues debt securities to investors.  The assets and liabilities associated with the securitization are consolidated with the assets and liabilities of the originator for financial statement purposes despite the asset transfer to the affiliated bankruptcy-remote SPE that actually issues the debt securities.

4.                   Tax Issues in Securitization

From a tax perspective, two basic issues must be evaluated in structuring an ABS transaction.  First, the tax status of the SPE must be evaluated to determine whether the entity is taxed separately from the originating company as a corporation, or whether it is treated as a “transparent” entity for tax purposes.  Securitizations are typically structured

[1]                                 “Off-balance sheet” treatment means that the securitization debt does not appear on the balance sheet of the seller of the securitized assets.

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to avoid entity level taxation by employing an SPE such as a partnership, statutory trust or limited liability company that is disregarded as an entity separate from its owner for tax purposes, since an entity level tax would reduce the cash flow available to investors.

The second part of the tax analysis evaluates the ownership of the securitized assets for tax purposes.  Securitizations are typically either characterized as sales for tax purposes, in which case the originator is deemed to have sold the assets to investors for tax purposes, or as debt, in which case the assets are deemed to have been “pledged” to secure the originator’s debt for tax purposes.  A tax sale of assets generates an immediate tax liability to the originator on any gain associated with the sale.

Tax debt characterization means that the assets are still deemed to be owned by the originator for tax purposes, which defers any immediate tax liability.  Instead, taxes are payable over time as the revenues, in respect of the securitized asset, are received.  For tax purposes, the originator continues to be the owner of the securitized assets, reports income generated by the securitized assets and deducts interest expense payable by the SPE.  Tax counsel typically requires that the SPE have a minimum level of at-risk equity to support debt treatment for tax purposes.

Ultimately, the structure of the securitization transaction is driven in part by a particular originator’s tax and accounting goals in the context of what can be achieved in these areas under the applicable legal, tax, accounting and regulatory framework.

5.                   Servicing Issues in Securitization

Since the originating entity is no longer the owner of the securitized assets from a legal perspective, its principal function in the ABS transaction is usually limited to acting as a servicer.  The servicer’s responsibilities include preparing and mailing invoices or other billing statements to obligors on the securitized assets, collecting payments from these obligors, resolving disputes with these obligors and distributing collections to ABS investors through a trustee (bond trustee), typically the trust department of a large bank that holds a security interest in the SPE assets pledged to secure the ABS.  The servicer also records and reports the amount of collections and the performance of the overall pool of assets for the benefit of ABS

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investors.  The originating entity, as servicer for the securitization, is expected to act with the same level of care and to service the securitized assets in the same manner as if the assets had not been sold.  Because investors look to the securitized assets for repayment (and not to any independent obligation of the originating company), rating agency and investor due diligence focuses on the credit quality of the securitized assets as well as the quality and experience of the servicer.

Poor servicing could result in delays in payment or losses to investors.  Typically in ABS transactions, the servicer, once approved, cannot resign (unless it is illegal for it to continue) or transfer servicing responsibility except to a successor corporate entity.  Additionally, servicers whose debt ratings are not consistent with the rating of the transaction are required to make arrangements, such as the following:

•                      Setting up an independently controlled lock box account at a financial institution (normally the bond trustee) for remittance of cash receipts from customers or obligors;

•                      Remittance of cash payments from customers or obligors within two business days of receipt;

•                      Obtaining letters of credit; or

•                      Providing additional credit enhancement to assure that the amounts collected by the servicer on the securitized assets will be remitted to investors.

The servicer normally earns a fee for servicing the securitized assets, consistent with the costs of servicing similar assets.  The servicing fee is usually set at a level sufficient to induce the original servicer as well as other potential successor servicers (should the original servicer be unable to continue due to its bankruptcy or default) into servicing the assets.  The following table provides a snapshot of servicing fees on various asset types as a percentage of the ABS principal balance outstanding.  Utility ABS fees, however, generally are calculated as a percentage of the original principal balance because, relative to other ABS, the number of accounts serviced remains constant, and servicing costs are level over the life of the utility ABS.

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TABLE 2-1
PACIFIC GAS AND ELECTRIC COMPANY
ABS SERVICING FEES

Line No.	Asset	Servicing Fee
		(% per annum)
1	Credit Cards	2.00
2	Automobile Loans	1.00
3	Home Equity Loans	0.50
4	Utility ABS(a)	0.05-0.125

(a)          Percentage of original principal balance.

Source:  Recent Prospectuses.

The fees listed above reflect servicing costs for high-quality obligors.  Servicing fees for low-quality obligors are generally higher, since the costs of servicing increase as the servicer is required to spend a substantially greater amount of time ensuring that payments are made on the most timely basis.  For example, the servicing fees on a subprime automobile ABS transaction (loans to low-quality obligors) are in the range of 2.20 to 2.50 percent per annum of the average ABS principal amount outstanding.

6.                   Ratings of Asset Backed Securities

From a credit perspective, the goal of a securitization is to achieve a rating for the transaction based primarily on the credit quality of the pledged or sold assets, with little or no consideration of the credit quality of the seller or originator.  Rating agencies will evaluate several factors in assessing the credit quality of the assets securitized.  For ABS backed by pools of loans or receivables such as home equity or auto loans, the main credit factor related to the assets is the potential for impairment of cash flows resulting from delinquencies or losses on the pledged or sold assets.  Depending on the structure of the securitization, credit losses or cash flow disruption due to delinquencies or losses may cause an inability to meet scheduled debt service.  Rating agencies will evaluate the ability of interest earned on the assets to support the ABS interest (which may be either a fixed or a floating rate) and cover losses.  The rating agencies will also take into account the size and diversity of the obligor base as well as any geographic or product specific concentrations in the pool in order to determine whether these factors could significantly impact the credit characteristics of the pool.

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Rating agency review of ABS assets is based on a statistical analysis and the “law of large numbers” and, accordingly, securitization pools which are not sufficiently large and diverse, or which have a single obligor representing a significant portion of the assets, may not be cost effective.

Unlike other traditional ABS, utility ABS performance is driven by the ability to accurately predict the future level of electricity consumption, delinquencies and losses and a “true-up” mechanism that serves to ensure timely payment of debt service.  For investor-owned utilities, the size and diversity of the customer base, the small size of the securitized charge, the essentiality of the service provided by the utility and the true-up mechanism ensure the high credit quality of utility ABS and enable utility ABS to receive the highest ratings from the rating agencies.

The structure of the ABS transaction is also an important factor in the rating agency analysis.  For multiple class structures with several credit ratings, the priority of interest and principal payments is integral to assigning credit support levels.  Finally, a servicer’s collections ability, credit quality (as defined by the rating agencies), and business experience will be reviewed by the rating agencies as part of their due diligence.

In the absence of credit enhancement, and assuming a satisfactory servicer, the ratings of the ABS would be based exclusively on the credit quality of the underlying assets.  As this credit quality is not normally of the highest rating category, there may be various forms of credit enhancement that enable the ABS to achieve a higher rating.  This credit enhancement may consist of the following:

•                      Overcollateralization (the sale or pledge of assets in excess of the amount necessary to repay the financed amount which might be funded up-front or during the transaction);

•                      Interest earned on securitized loans that is in excess of the total of the ABS coupon, the servicing fee, and other administrative expenses;

•                      Cash reserve accounts;

•                      A surety bond or letter of credit provided by a AAA institution; or

•                      Subordinate classes with lower designated ratings.

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Credit enhancement is sized by applying increasingly stressful assumptions to the projected cash flow collections from pledged assets for each successively higher rating category.  A company thus may be able to sponsor AAA ABS and significantly reduce its borrowing costs.  The vast majority of ABS today is structured to achieve AAA ratings to take advantage of the associated borrowing cost savings.

C.                 Size and Growth of the Asset Backed Securities Market

1.                   Size of the Asset Backed Securities Market

The first public ABS was issued in 1985 by Sperry Lease Finance, which securitized computer leases.  A variety of asset types have been securitized in the public markets since the inception of the ABS market, including credit card receivables, trade receivables, automobile loans and leases, student loans, home equity loans and lines of credit, equipment leases, manufactured housing contracts, unsecured consumer loans and a number of other less traditional assets.  The following table shows a breakdown of 2003 United States (U. S.) ABS public issuance by asset type.

TABLE 2-2
PACIFIC GAS AND ELECTRIC COMPANY
2003 U.S. ABS ISSUANCE BY ASSET TYPE

Line No.	Asset Type	Volume	Percentage (%)
		($ Billions)
1	Home Equity	313.6	57.1
2	Automobile Loans	86.6	15.8
3	Credit Cards	66.7	12.2
4	Student Loans	40.6	7.4
5	Utility	0.7	0.1
6	Other	40.0	7.3
	Total	$547.4	100.0%

Source:  Securities Data Company.

While the public ABS market grew from approximately $1 billion in 1985 to $57.6 billion in 1992, even more spectacular growth in the market has taken place in recent years.  Between 1992 and 2003, the market has grown by 22 percent compounded annually from $50 billion to $547 billion,

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and it has exceeded the $100 billion mark each year starting in 1995.  The dramatic growth in ABS issuance can be attributed to low interest rates and companies’ desire to access the secured markets for funding in a difficult environment.

The following table shows annual public U.S. ABS issuance based on a breakdown by asset type from 1992 to 2003.

TABLE 2-3
PACIFIC GAS AND ELECTRIC COMPANY
U.S. ABS ISSUANCE BY ASSET TYPE 1992-2003

Line No.	Asset Type	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
1	Auto Loans	43%	38%	23%	25%	21%	17%	16%	17%	26%	24%	22%	16%
2	Credit Cards	29	29	34	39	27	17	16	16	19	19	17	12
3	Home Equity	13	14	15	16	22	34	37	33	27	36	46	57
4	Student Loans	0	1	3	2	6	7	4	5	6	5	6	7
5	Utility	0	0	0	0	0	3	2	3	1	2	1	0
6	Other	15	18	25	18	24	22	25	26	21	14	8	7
7	Total (%)	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
8	Total (B$)	57.6	66.7	89.2	120.7	184.4	241.2	273.2	246.8	287.7	359.3	416.5	547.4

(a)   Source:  Securities Data Company.

2003 was a record year for the U.S. ABS market with over $547 billion of issuance.  The U.S. ABS market was repeatedly able to absorb multi-billion dollar transactions successfully, and in 2003 there were over 175 transactions issued in excess of $1.0 billion.  The following table lists some of these large issues.

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TABLE 2-4

PACIFIC GAS AND ELECTRIC COMPANY

2003 REPRESENTATIVE LARGE ABS TRANSACTIONS

Line No.	Issue Date	Issuer	Size ($Billions)	Asset Type
1	01/07/03	Capital Auto Receivables Asset Trust 2003-1	3.11	Auto
2	01/14/03	Ford Credit Auto Owner Trust 2003-A	2.42	Auto
3	07/30/03	SLM Student Loan Trust 2003-8	2.03	Student Loans
4	08/04/03	Ameriquest Mortgage Securities Inc. 2003-8	2.48	Home Equity
5	08/05/03	Capital Auto Receivables Asset Trust 2003-3	2.94	Auto
6	09/25/03	Whole Auto Loan Trust 2003-1	2.77	Auto
7	11/06/03	CWABS Inc. 2003-5	3.35	Home Equity
8	11/24/03	Citibank Credit Card Issuance Trust 2003-A9	2.50	Credit Cards

Source:  Securities Data Company.

2.                   Utility Asset Backed Securities

Over $30 billion of securitization bonds have been issued successfully by electric utilities in California, Montana, Illinois, Massachusetts, Pennsylvania, New Jersey, Michigan, Connecticut, New Hampshire, and Texas as shown in the following table.

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TABLE 2-5

PACIFIC GAS AND ELECTRIC COMPANY

UTILITY ASSET BACKED SECURITIES ISSUANCE

Line No.	Issue Date	State	Utility Sponsor	Amount
				($Millions)
1	Nov 1997	CA	Pacific Gas and Electric	2,901
2	Dec 1997	CA	San Diego Gas & Electric	658
3	Dec 1997	CA	Southern California Edison	2,462
4	Dec 1998	MT	Montana Power	63
5	Dec 1998	IL	Commonwealth Edison	3,399
6	Dec 1998	IL	Illinois Power	864
7	Mar 1999	PA	PECO Energy	3,989
8	Apr 1999	CA	Sierra Pacific	24
9	July 1999	MA	Boston Edison	725
10	July 1999	PA	PP&L	2,420
11	Nov 1999	PA	West Penn Power	600
12	Apr 2000	PA	PECO Energy	998
13	Jan 2001	NJ	PSE&G	2,524
14	Feb 2001	PA	PECO Energy	806
15	Mar 2001	MI	Detroit Edison	1,750
16	Mar 2001	CT	CL&P	1,438
17	Apr 2001	NH	PSNH	525
18	May 2001	MA	Western Massachusetts	155
19	Oct 2001	TX	Reliant Energy	749
20	Nov 2001	MI	Consumers	469
21	Jan 2002	NH	PSNH	50
22	Jan 2002	TX	CPL	796
23	Jun 2002	NJ	JCP&L	320
24	Dec 2002	NJ	Atlantic City Electric	440
25	Aug 2003	TX	TXU	500
26	Dec 2003	NJ	Atlantic City Electric	152
27	May 2004	TX	TXU	790

28			Total	$30,567

A broad range of investors has participated in utility securitization bond issues to date, including domestic and international banks, institutional and retail trust funds, money managers, investment advisors, pension funds, insurance companies, securities lenders, state trust funds, and corporate cash managers.  Traditional utility unsecured and first mortgage bond investors have also participated, as some perceive securitization bonds as a highly rated substitute for the product they traditionally purchase.  In today’s economic environment in the capital markets, securitization bonds backed by utility securitization property and financing orders have maintained their high ratings, even when the credit of the utility has been downgraded.  These bonds have proven for investors to be a diversification away from unsecured credit risk and consumer credit risk, thus justifying the investors’ confidence in the bonds.

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D.                 Pricing and Marketing

1.                   Pricing Asset Backed Securities

The amortization schedule for an ABS bond is derived based on the expected collections to be received.  The weighted average life of an ABS bond refers to the average amount of time an investor is expected to invest the full amount of principal, weighted by the amount of principal received in each period.  For example, the debt service for an ABS bond with an original balance of $1,000, a coupon of 6 percent and a mortgage-style amortization over five years will be as shown in the table below.

TABLE 2-6

PACIFIC GAS AND ELECTRIC COMPANY

Line		Year
No.		1	2	3	4	5
1	Interest	60.00	49.36	38.07	26.11	13.44
2	Principal	177.40	188.04	199.32	211.28	223.96
3	Total Debt Service	237.40	237.40	237.40	237.40	237.40

The weighted average life of the bond is calculated as follows:

Weighted Average Life = 1 year x (177.4/1000) + 2 years x (188.04/1000) + 3 years x (199.32/1000) + 4 years x (211.28/1000) + 5 years x (223.96/1000) = 3.12 years

In contrast, the average life for a bullet maturity security (the typical corporate bond principal payment structure) is equal to the period of time between the issuance date and the maturity date.

Since investors frequently are interested in bonds of specific maturities, a large issue can be structured into several classes of bonds by dividing aggregate principal payments on the securitization transaction into individual classes.  The resulting classes of bonds, which have different amortization schedules, maturities and weighted average lives, target a broad spectrum of potential demand across discrete average life and maturity pockets of demand in an effort to achieve the widest appeal to investors.  The final transaction structure is selected to achieve the lowest securitization average interest cost across all classes based on investor demand and secondary market liquidity considerations.

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For fixed rate ABS transactions, each class of ABS is priced at a spread over a benchmark yield such as the rate for an interest rate swap or U. S. Treasury Note with a maturity equal to the average life of that particular class.  The interest rate swap rate (swaps) refers to the fixed rate of interest, for a given maturity, paid by a creditworthy party to another creditworthy counterparty in exchange for receiving a floating rate of interest (e.g., LIBOR, a floating interest rate index).  The swap rate used is the mid-market rate read from Telerate page 19901, an electronic service that provides current inter-dealer swap rates.  If the necessary maturity is not exactly quoted on Telerate, the benchmark swap rate is calculated by straight-line interpolation between the two quoted swap rates of the nearest maturities.  Swap rates conventionally are used as the benchmark for pricing fixed rate ABS as opposed to U. S. Treasury Note yields.  The following table shows representative spreads on AAA ABS over swaps for a series of average lives.

TABLE 2-7

PACIFIC GAS AND ELECTRIC COMPANY

INDICATIVE ABS SPREADS(a) OVER SWAPS

Line		Average Life
No.		2-Year	3-Year	5-Year	7-Year	10-Year
1	Fixed Rate Utility ABS	5	5	10	14	18
2	Fixed Rate AAA Credit Cards	2	3	6	12	15
3	Fixed Rate AAA Home Equity Loans	35	35	75	85	N/A

(a)     In “basis points” or hundredths of a percentage point.

Source:  Morgan Stanley & Co. as of June 18, 2004.

ABS bonds can be paid quarterly or semi-annually.  Where monthly cashflows are less predictable, a longer payment period can help smooth the cashflows and ensure payment of debt service.  However, shorter payment periods reduce the time collections are held by the SPE earning lower short-term rates while the SPE pays higher coupons on the securitized debt.  The payment frequency is selected by balancing these considerations.

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2.                   Marketing Strategy

As part of the marketing strategy, educational materials are provided to potential investors regarding the bonds.  Following the delivery of the preliminary prospectus to potential investors, the issuer and underwriters work together to bring the issue to the attention of such investors, to inform them of its structure and terms, and to answer any questions they may have directly.  This process may include public information meetings in one or more locations (the “roadshow”), one-on-one meetings with significant potential investors, and open conference calls which potential investors may join by calling in.  The purpose of this process is to stimulate the broadest investor demand for the issue.

During the marketing phase of the transaction, the securitization bonds are offered for sale to investors through one or more underwriters, each of which has wide experience in the marketing of asset backed securities.  The underwriters disclose a benchmark rate and informal spread ranges relative to the benchmark rate for each class, in response to which investors provide indications of interest.  As representative for the issuer, the book-running lead underwriter(s) is charged with keeping the master record (known as “the book”) in which all indications of interest received by the underwriters from potential investors are recorded.  Based on the book of indicated interest, the indicative spreads on the classes are adjusted, if possible, to achieve lower overall interest rates while ensuring that all bonds are sold.

At the official launch of the transaction following the initial marketing phase, the underwriters disclose specific spreads for each class, and potential investors are invited to place orders through the underwriters for the amount and specific classes of securitization bonds they are willing to purchase, at specified prices and securitization bond coupon rates.

The book-running lead underwriter(s), exercising professional judgment based in part on the amounts of orders received from investors and co-manager(s) and with the concurrence of the issuer, may adjust the prices and bond coupon rates to ensure maximum distribution of the securitization bonds at the lowest bond yields consistent with a fixed price offering.  If a class is oversubscribed, the lead underwriter may lower the spread, provided that this adjustment does not decrease the aggregate investor

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demand below the size of the class; or, if the class is undersubscribed, the lead underwriter may increase the spread to attract sufficient investor orders to sell the entire class.

Taking into account the actual demand for the securitization bonds on the day of pricing, the underwriters, acting through the book-running lead underwriter(s) and pursuant to the terms of an executed underwriting agreement, offer to purchase the securitization bonds at specified prices and coupon rates; and in the event one or more classes of the securitization bonds generate no or insufficient investor orders, the underwriters, acting through the book-running lead underwriter and pursuant to the executed underwriting agreement, purchase such securitization bonds for their own portfolios at specified prices and coupon rates.

In sum, it is through the marketing and price discovery process that the actual market for the securitization bonds is determined.

3.                   Issuance Costs

Up-front expenses for ABS transactions include a gross spread paid to the underwriters for placing the ABS with investors, legal fees, accounting fees, trustee fees, printing costs and other administrative expenses.  The following table shows total reported transaction costs for the last seven utility ABS transactions.

TABLE 2-8

PACIFIC GAS AND ELECTRIC COMPANY

PUBLICLY DISCLOSED UTILITY ASSET BACKED SECURITIES ISSUANCE COST

Line No.	Issue Date	State	Utility Sponsor	Size	Underwriting Fees (%)	Estimated Offering Expenses	Total Cost	Total Cost (% of Size)
				($000)		($)	($)

1	Jan-02	NH	PSNH	50,000	0.71%	1,480,000	1,833,500	3.67%
2	Jan-02	TX	CPL	796,000	0.48%	8,112,000	11,979,023	1.50%
3	Jun-02	NJ	JCP&L	320,000	0.61%	4,002,000	5,950,000	1.86%
4	Dec-02	NJ	Atlantic City Electric	440,000	0.58%	6,410,000	8,956,000	2.04%
5	Aug-03	TX	TXU	500,000	0.48%	3,035,701	5,435,051	1.09%
6	Dec-03	NJ	Atlantic City Electric	152,000	0.50%	1,765,570	2,528,070	1.66%
7	May-04	TX	TXU	790,000	0.34%	3,035,701	8,026,022	1.02%

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 3

TRANSACTION OVERVIEW

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 3
TRANSACTION OVERVIEW

A.	Introduction

B.	Genesis of Energy Recovery Bonds

C.	Overview of Senate Bill 772

D.	Timing and Sizing of the Proposed Transaction

	1.	Timing of the Proposed Transaction

	2.	Sizing of Proposed Transaction

E.	Treatment of Energy Supplier Refunds

F.	Proposed Transaction Structure

G.	Factors Determining the Proposed Transaction Structure

	1.	ERB Credit Rating Issues

		a.	Bankruptcy Opinions

		b.	DRC Charge Characteristics

		c.	DRC Charge True-Up Mechanism

		d.	Credit Enhancement

		e.	DRC Charge Revenue Forecasts and Customer Credit

		f.	Billing by Third Parties

		g.	Legislative and Regulatory Risks

		h.	Term Risks

		i.	Refund Risks

	2.	Tax Issues

	3.	Accounting Issues

H.	Servicing the ERBs

I.	Collection and Remittance of DRC Charges

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J.	ERB Characteristics

K.	Transaction Costs and Use of Proceeds

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 3

TRANSACTION OVERVIEW

A.                 Introduction

The purpose of this chapter is to present an overview of the proposed financing transaction and the considerations that determine the proposed transaction structure.  The remainder of this chapter is organized as follows:

B.                  Genesis of Energy Recovery Bonds;

C.                  Overview of Senate Bill 772 (SB 772);

D.                 Timing and Sizing of the Proposed Transactions;

E.                   Treatment of Energy Supplier Refunds;

F.                   Proposed Transaction Structure;

G.                  Factors Determining the Proposed Transaction Structure;

H.                 Servicing the Energy Recovery Bonds (ERBs);

I.                      ERB Characteristics; and

J.                     Transaction Costs and Use of Net Proceeds.

B.                 Genesis of Energy Recovery Bonds

The ERBs have their genesis in Decision 03-12-035, the California Public Utilities Commission (CPUC or Commission) decision adopting the Modified Settlement Agreement (MSA), based on which Pacific Gas and Electric Company (PG&E or the Company) emerged from bankruptcy in early 2004.

As is set forth in Ordering Paragraph 9 of that decision:

It is a condition precedent to the Commission’s executing the MSA that PG&E agrees, in writing, that after effectuating the Settlement Plan of Reorganization and exiting from Chapter 11, PG&E will seek as expeditiously as practical to refinance the unamortized portion of the Regulatory Asset and associated federal and state incomes and franchise taxes using a securitized financing supported by a dedicated rate component, provided the following conditions are met:  (a) authorizing legislation satisfactory to the Commission, The Utility Reform Network (TURN) and PG&E is passed and signed into law allowing securitization of up to the full unamortized amount of the Regulatory Asset and associated federal and state income and franchise taxes, and providing for the collection in PG&E’s rates of any portion of the associated tax gross-up not securitized; (b) the Commission determines that, on a net present value basis, the refinancing will save ratepayers money compared to the Regulatory Asset over the term of the securitized debt; (c) the refinancing will not adversely affect PG&E’s company and other debt credit ratings; and (d) PG&E obtains, or determines it does not need, a private letter ruling from

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the Internal Revenue Service that neither the refinancing nor the issuance of the securitized bonds is a presently taxable event.  PG&E may accomplish the securitization in up to two [series] up to one year apart, and should issue sufficient callable or short-term debt as part of its Chapter 11 exit financing to accommodate the refinancing using a dedicated rate component.  The cost of the callable or short-term debt will be recovered in rates in accordance with paragraph 13f of the MSA.  The provisions of paragraph 13d will not apply to the refinancing.  PG&E will proceed with the first [series] as expeditiously as practical after the passage of authorizing legislation and will pursue the refinancing in good faith.  The first [series] will be no less than the full unamortized balance of the Regulatory Asset.  The second [series] will be for the associated federal and State income taxes and franchise taxes; provided that, in the event sufficient generator and energy supplier refunds have not yet been received, PG&E will not be required to securitize more than $3 billion in total in both [series].  PG&E will use the securitization proceeds to rebalance its capital structure to maintain the capital structure provided for under the Settlement Agreement.  PG&E will report to the Commission on the progress of its securitization efforts every 60 days following the effective date of the authorizing legislation.

The proposed ERBs accomplish the refinancing contemplated by Ordering Paragraph 9 of Decision 03-12-035.  Authorizing legislation, SB 772, has now been enacted.  Chapter 4 of this Prepared Testimony explains why PG&E believes the ERBs are expected to provide benefits to ratepayers, on a net present value basis, compared to the regulatory asset created pursuant to Decision 03-12-035 (Regulatory Asset) over the term of the ERBs.  As proposed in this application, the ERBs will not adversely affect PG&E’s company and other debt ratings.  PG&E is in the process of obtaining a private letter ruling from the Internal Revenue Service (IRS) that neither the refinancing nor the issuance of the ERBs is a presently taxable event.

Further, as provided in Decision 03-12-035, and as discussed in more detail in the following section, PG&E proposes that the ERBs will be issued in two series (the decision uses the phrase “tranches”) approximately one year apart, with the first series issued in early 2005 and sized to equal the unamortized balance of the Regulatory Asset at the time of issuance, and the second series sized to equal the remaining associated federal and state income and franchise taxes, up to a total aggregate ERB amount of $3 billion.

Under the MSA approved by the Commission, when energy supplier refunds are received by PG&E while the Regulatory Asset is in existence (i.e., prior to the issuance of the first series of the ERBs), “the net-of-tax generator refunds or offsets received by PG&E in 2003 or thereafter, may offset dollar for dollar the amount of the [after-tax] regulatory asset.”  (D.03-12-035, p. 53.)  In Ordering

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Paragraph 9 as well as in this Prepared Testimony, these refunds are referred to as “energy supplier refunds.”

Decision 03-12-035 does not address the treatment of energy supplier refunds received after the issuance of the first series of ERBs.  Below, PG&E recommends how to treat these refunds if they are received after the issuance of the first series of ERBs.

C.                 Overview of Senate Bill 772

On June 7, Governor Schwarzenegger signed into law SB 772, enabling legislation for the issuance of ERBs as envisioned in Decision 03-12-035.  SB 772 provides for the issuance of ERBs to refinance the unamortized balance of the Regulatory Asset, together with associated federal and state income and franchise taxes.  This bill is modeled after legislation included in Assembly Bill 1890 (AB 1890), which provided for the issuance of Rate Reduction Bonds (RRBs) in 1997 for the benefit of California’s investor-owned electric utilities residential and small commercial customers.  The detailed provisions included in SB 772 as outlined below are specifically designed to ensure that the structural requirements as described in Chapter 2 of this Prepared Testimony for a low-cost AAA-rated securitization can be met.

The key provisions of SB 772 follow:

•                       ERBs Authorized:  Empowers the Commission to issue financing orders authorizing the issuance of ERBs before December 31, 2006, to recover the unamortized balance of the Regulatory Asset and associated taxes if doing so provides a present value savings to customers.

•                       Nonbypassable Charge:  Imposes a special charge, “fixed recovery amounts”  (also known as the Dedicated Rate Component or DRC charge), on consumers of electricity throughout PG&E’s historic service area as needed to pay principal, interest and other costs, including the costs of issuing, servicing and retiring the ERBs.  Except for a limited number of exemptions, the DRC charge is applicable to all existing and future electric consumers in PG&E’s service territory.

•                       Automatic True-Up Adjustments of DRC Charge:  Provides for automatic true-up adjustments of the DRC charge as may be necessary to ensure sufficient DRC charge collections for the timely payment of debt service on

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ERBs, thereby assuring investors that the DRC charge can be increased or decreased to adjust for any variations in actual ERB principal amortization versus scheduled ERB amortization.

•                       Irrevocable Financing Order:  Provides that any Commission financing order authorizing ERBs, the DRC charge, and any associated fixed recovery tax amounts shall be irrevocable by future Commissions.

•                       State Pledge:  The state of California pledges not to alter or limit the DRC charge.

•                       Current Property Right:  Creates a separate and current property right (Recovery Property) representing the right to receive the DRC charge.

•                       True Sale of Property Right:  Authorizes the transfer of Recovery Property by PG&E to another entity as an “absolute transfer” and “true sale.”

•                       Pledge of Property Right as Collateral:  Authorizes the pledge of Recovery Property by its owner for the benefit of ERB investors.

•                       No State Conduit or Credit Support:  Imposes no requirement that a state-sponsored entity serve as conduit issuer of ERBs (as was required for the RRB securitizations under AB 1890) and provides that ERBs shall not constitute any debt or liability of the state of California or a pledge of its credit.

•                       Time Line for Financing Orders:  Provides a time line for ERB applications and financing orders:

•                      PG&E must file an application no later than October 5, 2004 (which is 120 days after the effective date of SB 772); and

•                      The CPUC is to act on the application within 120 days of when it is filed.

•                       Expedited Time Line for Appeals:  Provides expedited rules for appeals of ERB financing orders:

•                      Any application for CPUC rehearing must be filed within 10 days of the final Decision;

•                      The CPUC is to issue its decision on any application for rehearing within 20 days of the filing for rehearing;

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•                      Any appeal must be made directly to the California Supreme Court and must be filed within 10 days after the CPUC denies rehearing; and

•                      The California Supreme Court’s review “should be expedited.”

SB 772 designates as an irrevocable property right, the future nonbypassable DRC charge revenues PG&E will collect from consumers of electricity in PG&E’s service territory, as it existed on December 19, 2003.  This property right, defined in SB 772 as Recovery Property, includes the right, title and interest to all revenues, collections, claims, payments, money or proceeds arising from DRC charges that are the subject of a Financing Order issued by the Commission (PU Code Sections 848(j) and 848.2(d)).

SB 772 also provides that PG&E’s right to receive fixed recovery tax amounts (FRTAs) associated with DRC charges shall be irrevocable.  FRTAs are defined in SB 772 to be nonbypassable rates and charges that are needed to recover federal and state income and franchise taxes associated with DRC charges authorized by the Commission in a financing order and that are not financed from proceeds of ERBs (PU Code Section 848(e)).  Upon the issuance of ERBs, the right to recover DRC charges and associated FRTAs is irrevocable and cannot be rescinded, altered or amended by either the Commission or the state of California (PU Code Section 848.1(g)).

D.                 Timing and Sizing of the Proposed Transaction

1.                   Timing of the Proposed Transaction

As contemplated in Decision 03-12-035, PG&E proposes that the ERBs be issued in two series.  The first series is expected to be issued in January 2005 or as soon thereafter as all the necessary regulatory approvals have been received and are in full force and effect.  The second series would then be issued within one year of the first series or before December 31, 2006, whichever comes first.  The exact timing of the second series, within the parameters explained above, has been left to PG&E’s discretion pursuant to Decision 03-12-035.  PG&E expects to take several factors into consideration when deciding on the timing of the second series.  These will include the timing of any pending energy supplier refunds, the management of the PG&E Corporation common stock

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repurchase program that is expected to result from the use of a portion of the net proceeds from the first ERB series, and capital market conditions.

As soon as the first series of the ERBs is priced (the interest rate on each class of that ERB series will be set by PG&E and the ERB underwriting syndicate in conjunction with the marketing of these Bonds to investors), PG&E proposes to file an advice letter with the Commission within four days and will request that the advice letter become effective no sooner than 10 days after it is filed.  This Issuance Advice Letter will include the final issuance details and a request that the initial DRC charge be set based on the actual amount and price of the ERBs to be issued.  Appendix D of this Prepared Testimony contains a pro forma example of the Issuance Advice Letter, and PG&E requests that it be approved as a part of the Financing Order.

PG&E proposes to follow the same procedure for any DRC charge adjustments that will be necessary to account for the issuance of the second ERB series.

2.                   Sizing of Proposed Transaction

As contemplated in Decision 03-12-035, the size of the first series of ERBs will match the expected unamortized after-tax Regulatory Asset balance as of the issuance date plus issuance costs and, if necessary, a portion of the first period interest payment.  As stated in Chapter 4, using current estimates for tax-effected return on rate base and for the size and timing of Regulatory Asset reductions associated with after-tax energy supplier refunds, the asset is expected to have an after-tax balance of approximately $1.8 billion on January 1, 2005.

The second series of ERBs, to be issued within one year of the first series issue date, is intended to reflect the associated federal and state income and franchise taxes as of the date of issuance plus issuance costs and, if necessary, a portion of the first period interest payment.  As contemplated by Decision 03-12-035, the size of the second series will be the lesser of the associated federal and state income and franchise tax balance as of the issuance date of the second series, or $3 billion minus the size of the first ERB series.  As is discussed below, PG&E proposes that the pre-tax amount of any energy supplier refunds expected to be received

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between the issuance of the first and second series be used to reduce this balance.  As stated in Chapter 4, PG&E estimates that if no refunds are received after the first series is issued and if the second series is issued in early 2006, the amount of the second series will be approximately $1.1 billion.

E.                   Treatment of Energy Supplier Refunds

As is contemplated in Decision 03-12-035, any energy supplier refunds received prior to the issuance of the first series of ERBs are to be used to reduce the Regulatory Asset on a dollar-for-dollar, after-tax basis, and therefore to reduce the size of the first series of ERBs.

Neither Decision 03-12-035 nor the MSA addresses how to treat energy supplier refunds received after elimination of the Regulatory Asset by the issuance of the first series of ERBs.  PG&E proposes the following treatment be approved in this proceeding.

PG&E proposes that the size of the second series of ERBs reflect the pre-tax amount of any energy supplier refunds expected to be received subsequent to the issuance of the first series but prior to the issuance of the second series.  This is consistent with the already-approved treatment of any refunds expected to be received prior to the issuance of the first series of ERBs.  These refunds go to reduce the Regulatory Asset, and therefore to reduce the size of the first series of ERBs.

Any energy supplier refunds expected to be received after the second ERB series is issued must be returned to customers in a manner that does not have any impact whatsoever on the ERBs, the DRC charges, or the Recovery Property that will have been sold to the Special Purpose Entity (SPE).  PG&E proposes to accomplish this by recording these refunds in the ERB Balancing Account discussed in Chapter 5.

F.                   Proposed Transaction Structure

PG&E proposes the following structure for the issuance of the two series of ERBs; however, the exact structure may vary slightly when the ERBs are issued:

1.                    PG&E will form a SPE, wholly owned and organized by PG&E.  In addition, as is required for asset backed securities, a Bond Trustee will be chosen.

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The Bond Trustee will be responsible for holding all of the SPE’s Funds.  When each series of the ERBs is issued, PG&E will contribute equity to the SPE in an amount equal to at least 0.50 percent of the total ERB principal amount for that series, and will, in the form of a sale, transfer title to the Recovery Property (the right to receive future DRC charge revenues collected from all electric customers)[1] to the SPE.  The SPE equity will be pledged to secure the ERBs and will be deposited in a capital subaccount held by the Bond Trustee.

2.                    In order to fund the acquisition of the Recovery Property, the SPE will issue ERBs to investors in the form of notes or bonds.  The ERBs will be secured by the Recovery Property as well as the SPE equity and other funds held by the Bond Trustee as described below.  Parties secured by this collateral may exercise all remedies pursuant to this security interest in the event there is a default under the ERB financing documents.  The proceeds (net of issuance costs) from the issuance of the ERBs will be transferred from the SPE to PG&E in partial payment of the purchase price of the Recovery Property.  The small remaining balance of the purchase price will be paid from the SPE’s equity funds.  The following schematic illustrates the proposed transaction:

FIGURE 3–1
PACIFIC GAS AND ELECTRIC COMPANY
PROPOSED ERB TRANSACTION STRUCTURE

[1]                                 DRC charge revenues are collected from all electric customers except those entities specifically exempted by SB 772 or as determined by the Commission.

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G.                 Factors Determining the Proposed Transaction Structure

The proposed transaction structure is necessary to issue the lowest-cost, highest rated ERBs possible.  The transaction has been structured to address three issues—Credit Ratings, Taxes, and Accounting—discussed below.

1.                   ERB Credit Rating Issues

Overwhelming support in legislative and regulatory approvals will help ensure that the ERBs receive the highest possible rating from nationally recognized credit rating agencies.  The credit analysis conducted by the rating agencies of asset backed securities such as ERBs, centers on the extent to which the structure of the transaction isolates the securitized assets (Recovery Property) from the credit risks of the originating company (PG&E), and on the credit quality of those assets themselves.  The credit ratings will be based on several factors, including:

•                      The true-sale opinion and the substantive nonconsolidation opinion of counsel regarding the transfer of the Recovery Property from PG&E to the SPE;

•                      The irrevocability and non-bypassability of the DRC charge with clearly defined limited exemptions;

•                      The design of the DRC charge (flat or volume-based) and how it is applied to different customer classes;

•                      The magnitude of the DRC charge combined with other non-bypassable charges as a percentage of the total customer bill under different forecasted energy consumption scenarios;

•                      The DRC charge True-Up Mechanism;

•                      Credit enhancement, reserves, or other collateral provided in addition to a pledge of the Recovery Property and the SPE equity;

•                      The analysis of PG&E’s ability to forecast energy usage accurately and the corresponding accuracy of forecasted revenue to be generated by the volume-based DRC charge;

•                      The credit risks associated with PG&E’s electric customers as measured by historic net charge-offs of uncollected customer bills and new customer credit criteria policies;

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•                      The risks associated with third parties, instead of PG&E, billing and collecting any portion of the DRC charge;

•                      The risk of challenges to the legislative and regulatory foundations of the ERB transactions through appeals and voter initiatives, as measured by ERB support and opposition from key customer constituencies;

•                      The term of the ERB series; and

•                      The treatment of energy supplier refunds received after all ERBs are issued.

These factors are discussed below.

a.                   Bankruptcy Opinions

In order to obtain the desired credit ratings on the ERBs, PG&E must provide a satisfactory opinion from legal counsel, at the time the first series of the ERBs is issued, establishing that the transfer of the Recovery Property from PG&E to the SPE constitutes a true sale for bankruptcy purposes.  PG&E also must provide a satisfactory opinion from legal counsel that PG&E and the SPE will not be substantively consolidated for bankruptcy purposes.

The true sale transaction between PG&E and the SPE, together with the “nonconsolidation” structure of the SPE, provides assurance to the rating agencies that, in the event of a PG&E bankruptcy, the Recovery Property and the related revenues collected under the DRC charge would not be part of the bankruptcy estate of PG&E and, thus, would be unavailable for the satisfaction of PG&E’s creditors.  Instead, this revenue stream would continue to be collected for the SPE, which has pledged it to investors to pay ERB debt service and other costs.  In fact, this structure was used when RRBs were issued in 1997 and was critical in maintaining the RRB credit ratings at “AAA” throughout the PG&E Chapter 11 bankruptcy proceedings, from April 2001 through April 2004.

PG&E is working with Morgan Stanley, its financial advisor, to structure the ERB transaction, taking into account the rating agencies’ criteria, so that satisfactory bankruptcy nonconsolidation and true sale

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opinions can be delivered to the rating agencies.  Among other things, this will involve the following:

•                       The monthly bills to all electric customers will provide notice of the portion of the bill attributable to the DRC charge and will notify the customer that the DRC charge is separate and distinct from PG&E’s revenues;

•                       PG&E, acting as servicer of the Recovery Property on behalf of the SPE, will be paid a servicing fee which represents a fair market price for these services (since PG&E will have no economic interest in the Recovery Property or in the DRC charge revenues and is merely a servicer being paid a market rate), as measured by the fees paid to other servicers in this type of transaction.  Furthermore, the fee must be adequate to attract an independent substitute servicer in the event PG&E fails to perform satisfactorily as servicer; and

•                       Consistent with the SPE’s ownership of the Recovery Property, the customers will have the legal right to pay the SPE directly, and the SPE will have the corresponding legal right to sue customers for nonpayment of the DRC charges.[2]

With these structural characteristics, the SPE and its assets will be considered bankruptcy-remote.  Bankruptcy-remote means that:  (a) in the event of a bankruptcy of PG&E, the SPE’s assets would be separate and not subject to the claims of PG&E’s creditors; and (b) since the only permitted activity of the SPE is related to the issuance and repayment of ERBs in connection with the Recovery Property, and the SPE is structured to avoid voluntary declaration of bankruptcy, the possibility of an SPE bankruptcy is de minimis.

[2]                                 To further enhance the credit quality, PG&E requests that, in the event of a default by PG&E in transferring the DRC charge to the SPE, the Commission, upon application by the ERB Bond Trustee, shall order the sequestration and payment to the Bond Trustee for the benefit of the SPE of revenues arising with respect to Recovery Property.

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b.                   DRC Charge Characteristics

SB 772 provides that the DRC charge is both irrevocable and non-bypassable, which assures ERB investors that the cash flows from the revenues collected from this charge will not be interrupted, eliminated, or avoided by customers in the PG&E service territory.  Exemptions to this charge must be limited and clearly defined so that their impact on the DRC charge collections is not significant and can be predicted.

The design of the DRC charge as a uniform usage-based charge for all electric customers is preferable from a credit rating perspective to a flat charge or a charge imposed on a limited number of customer groups.  This is due to the fact that a uniform usage-based charge will remain equal for all customers irrespective of shifts in the relative size of the customer classes because there is no limitation to how much of the total DRC charge revenues must come from a particular customer class.

Finally, rating agencies look at the DRC charge as a percentage of the total customer bill and also consider the total of all non-bypassable charges on the customers’ bills as a percentage of the total bill.  As these percentages increase, rating agencies become more concerned about the risk of customer by-pass to avoid the charges.

c.                   DRC Charge True-Up Mechanism

SB772 provides that the Commission is to approve adjustments to the DRC charge as may be necessary to ensure timely recovery of costs associated with the ERBs.  All true-up adjustments to the DRC charge shall guarantee the billing of DRC charges necessary to generate the collection of amounts sufficient to make timely provision for all scheduled (or legally due) payments of principal, interest, all amounts payable to any swap counterparty in connection with the related series of ERBs, and any other amounts due in connection with the related series of ERBs (including ongoing fees and expenses and amounts required to be deposited in or allocated to any collection account or subaccount).  Such amounts are referred to as the “Periodic Payment Requirement.”  True-up filings shall be based upon the cumulative differences, regardless of the reason, between the Periodic

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Payment Requirement and the actual amount of DRC charge remittances to the Bond Trustee for the series of ERBs.

This True-Up Mechanism will allow PG&E to adjust the DRC charge, at least annually, to account for variations in actual DRC charge collections from those originally forecast which may cause the actual principal amortization of the ERBs to diverge from the scheduled amortization.  Such variations may be due, among other things, to:  (a) smaller than projected usage of electricity; (b) higher than expected customer failures to pay amounts owed; and (c) failures of PG&E or third-party servicers to remit the full amount of their DRC charge collections.

PG&E will file routine True-Up Mechanism Advice Letters (described in more detail in Chapter 5 and included in Appendix E of this Prepared Testimony), at least annually to adjust the DRC charge.  PG&E proposes that these advice filings, which are intended to be ministerial in nature, be approved within 15 days of filing.  These filings are intended to ensure that the actual revenues collected under the DRC charge are neither more nor less than those required to repay the ERBs.

PG&E requests that it be permitted to file, no later than 15 days before the end of any calendar quarter, a True-Up Mechanism Advice Letter to adjust the DRC charges.  Such an advice letter would be ministerial, and would be approved within 15 days of filing.

PG&E also requests authority to implement, if deemed necessary by the rating agencies evaluating the ERBs, a quarterly routine True-Up Mechanism.  This quarterly adjustment mechanism would be used only if actual ERB principal balances fluctuate more than a specified threshold percent from the scheduled ERB principal balance, so that the DRC charge can be adjusted to better match the scheduled ERB principal payments.  If upon quarterly review the threshold is reached, PG&E will file a True-Up Mechanism Advice Letter no later than 15 days before the end of the next quarter to make the foregoing adjustment to the DRC charge.  For administrative ease, PG&E proposes to link the true-up dates to each calendar quarter.  The revised DRC charge

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provided by a True-Up Mechanism Advice Letter would then be effective in 15 days on the first day of the following calendar quarter.

PG&E also requests that the Commission grant PG&E authority to make non-routine True-Up Mechanism Advice Letter filings to be filed no later than 90 days before the end of any quarter incorporating changes to the cash flow model not specified in Chapter 5, if necessary to meet scheduled ERB repayments.  If this were the case, PG&E requests the Commission make the new DRC charge changes effective in 90 days at the beginning of the next calendar quarter.

In addition to the routine and non-routine true-ups stated above, SB 772 has stipulated that the Commission shall determine, on each Finance Order issuance anniversary, whether adjustments to the DRC charge and/or FRTAs are required, with any resulting adjustments to the DRC charge and/or FRTA to be implemented within 90 days of issuance anniversary.  PG&E expects to comply with this statute by filing a True-Up Mechanism Advice Letter, also addressing the FRTAs, 15 days before each Finance Order issuance anniversary, but expects to state that these true-ups are unnecessary given the annual and quarterly True-Up Mechanism and the ratemaking treatment to be applied to the FRTAs.

Since it is important that the ERBs have the highest possible credit rating, PG&E requests that these True-Up Mechanisms not be subject to litigation or reasonableness review to ensure promptness and timely adjustments.  Failure to implement such standards could harm the ERBs’ possibility of receiving the highest possible credit rating.

The design, frequency and ensured regulatory implementation of this True-Up Mechanism are critical to the rating agencies in their determination of the reliability and adequacy of debt service payments.  The authorized frequency and timely Commission review and approval of true-up advice filings will also be important factors in determining how much additional credit enhancement or overcollateralization the rating agencies will require for their highest credit rating, as explained below.

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d.                   Credit Enhancement

Additional credit enhancement is expected to be in the form of overcollateralization.  As discussed in Chapter 2, overcollateralization further ensures that ERB investors will receive all principal and interest due them by requiring the ERBs to be secured with an asset, in this case Recovery Property, the value of which is in excess of the total principal amount of the Bonds.

The overcollateralization requirement will be sized by the rating agencies based on the amount of interest and principal which would otherwise remain unpaid on the debt service payment dates and the legal final maturity dates under the rating agencies’ worst case scenario (stress analysis as explained below).  Also, overcollateralization requirements may be set by the IRS in conjunction with the private letter ruling discussed below.  Any overcollateralization that is collected as part of the DRC charge, in excess of total debt service and other ERB costs, will be the property of the SPE.  The exact amount and timing of its collection will be determined before the first ERB series is issued.

In addition, credit enhancement in the form of the capital subaccount held by the Bond Trustee representing the equity capital of the SPE will be available.  The capital subaccount is funded by an amount of equity contributed by PG&E to the SPE at issuance of at least 0.50 percent of the initial principal balance of the ERBs.  If the capital subaccount is drawn upon, it is replenished from future available DRC charge collections (including any DRC charge collections through the true-up) up to the amount of the initial equity contribution.  Investment earnings on funds in this subaccount will be periodically released to the SPE if funds are available after paying principal, interest, all fees and expenses and any replenishment of any other collateral subaccount held by the Bond Trustee as required on each payment date.  While the IRS has established this minimum credit enhancement amount as necessary for the debt-for-tax characterization of the securitization bonds issued to date in all electric utility securitizations, it is possible that the required amount of equity could be increased by the IRS before ERBs are issued.

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e.                   DRC Charge Revenue Forecasts and Customer Credit

In order to determine the amount of ERB credit enhancement necessary, in addition to evaluating the effectiveness of the DRC charge True-Up Mechanism, the rating agencies will also analyze PG&E’s ability to make accurate forecasts of energy usage by its bundled and direct access electric customers, looking at historic data on forecasted versus actual usage.  The rating agencies are expected to apply a wide range of assumptions on uncollectibles and energy usage and the effectiveness of the True-Up Mechanism to assess how vulnerable DRC charge revenues are to changes in assumptions.  This stress analysis is important, and the authorized frequency and prompt Commission implementation of the True-Up Mechanism are critical in reassuring the rating agencies that the ERB debt service will be paid.

f.                     Billing by Third Parties

The rating agencies will also focus on the financial strength and the billing and collecting experience of the servicer.  It is possible that third parties will be billing and collecting payments from some of the customers that will pay the DRC charge.  In order to ensure that the ERB credit rating is not adversely affected, PG&E requests that the Commission continue to require that the following principles will be applied in establishing minimum standards for all Energy Service Providers (ESPs) that may bill and collect the DRC charge from electric customers.

•                       Regardless of who is responsible for performing the billing and collection functions, electric customers will continue to be responsible for DRC charges in accordance with SB 772.  Electric customers must always be responsible for paying the DRC charge, regardless of who actually bills and collects that charge from those customers.  This clear and continuing customer obligation cannot be blurred as a result of an ESP billing and collecting the DRC charge and then paying its aggregated DRC charge collections to PG&E.

•                       Even if an ESP performs the metering and billing functions for the DRC charge, PG&E must have access to information regarding

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customer usage and billings in order to properly report DRC charge revenues to the Bond Trustee as required under its Servicing Agreement.

•                       Appropriate shut-off policies must be maintained to minimize investors’ credit risk in the case of non-payment of the DRC charge by ESPs or specific customers.  Current shut-off policies must be maintained to allow action by PG&E in the case of non-payment of the DRC charge, regardless of who is responsible for billing and collecting the DRC charge.

•                       Appropriate standards, procedures and credit policies must be in place to ensure that the collection of DRC charges by an ESP does not result in an increased risk to ERB investors.  Such standards should be consistent with existing rating agency standards governing billing, collecting and reporting for servicers in similar utility asset backed securities transactions.  Rating agencies and potential ERB investors will see an additional layer of risk if third-party servicers with less than investment grade credit ratings collect and hold DRC charges prior to remittance to PG&E.  To ensure that the risk associated with an ESP default is mitigated, rating agencies will want to see that appropriate credit policies are in place.  For example, if an ESP conducting metering and billing were not rated or were rated below investment grade, the rating agencies might require that all customer collections be remitted daily or, alternatively, security deposits, letters of credit, or other forms of credit enhancement might be required.  Furthermore, an ESP conducting metering and billing must have systems capabilities and procedures in place that are necessary to bill, collect, and report DRC charges promptly.

•                       In the event of default by an ESP conducting metering and billing, billing and collecting responsibilities must be promptly transferred to another party to minimize potential losses of DRC charge revenues.  If an ESP defaults on its timely payments to PG&E of DRC charge collections, the rating agencies will expect prompt action to replace

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the defaulting entity to assure DRC charges paid by customers can be passed on to ERB investors.  PG&E’s current electric rules meet this requirement by requiring that defaulting ESPs be replaced by PG&E for metering and billing within two months.

Maintaining these guidelines is important to achieving the highest possible credit rating and the minimum ratepayer cost associated with the ERB issuance.  As a result, PG&E requests that the Commission indicate its intent to maintain appropriate procedures for ESPs conducting metering and billing as set forth in PG&E’s Electric Rule 22.P., “Credit Requirements.”

g.                  Legislative and Regulatory Risks

Additional factors the rating agencies will consider when rating the ERBs are the legislative risks associated with SB 772, including the risk that SB 772 could be overturned or abolished in the future by any means, including voter initiatives.  Since SB 772 was passed by very high margins in the California Legislature, and since it results in economic benefits to all or substantially all of PG&E’s electric ratepayers, PG&E expects the rating agencies to conclude that the legislative risk associated with the transaction should not affect the ERB credit ratings.  Furthermore, the support of key customer constituencies in both the legislative and regulatory process should also reassure the rating agencies that the voter initiative risk should not affect the ERB ratings.

The rating agencies will also analyze the regulatory risk associated with the transaction.  As stated in SB 772, the Commission’s Financing Orders, the right to recover the DRC charge and any associated fixed recovery tax amounts shall be irrevocable.  Also, the Commission shall not have authority either by rescinding, altering or amending the Financing Order or otherwise, to revalue the costs of providing, recovering, financing, or refinancing the Recovery Property, determine that the DRC charge or any associated fixed recovery tax amounts are unjust or unreasonable, or in any way reduce or impair the value of Recovery Property or the right to receive the DRC charge either directly or indirectly.  Nevertheless, the quality of the Financing Order,

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particularly with regard to the initial tariff implementation, the True-Up Mechanism and requirements for third-party servicers, will be carefully reviewed by the rating agencies when they determine the rating of the Bonds.

h.                  Term Risks

All else being equal, the longer the final maturity of a series of ERBs, the greater the risk to investors of non-payment.  The final maturity of a utility securitization may be restricted if other credit characteristics of a transaction are not viewed as strong enough by the rating agencies.

i.                     Refund Risks

While PG&E is proposing that the pre-tax amount of energy supplier refunds received after the first ERB series is issued but before the second ERB series is issued will be used to reduce the tax balance available to support the second series of ERBs, any energy supplier refunds expected to be received after the second series of ERBs is sold must be returned to customers in a manner that will not change any aspect of the outstanding ERBs, DRC charges or the payment of all ERB debt service and other costs as scheduled.  Consequently, PG&E is proposing that any such refunds received after all ERBs are sold will be returned to customers through a balancing account as proposed in Chapter 5.

2.                   Tax Issues

PG&E expects that the establishment of the Regulatory Asset, establishment of Recovery Property in place of the Regulatory Asset, the transfer of Recovery Property to the SPE, and the issuance of ERBs will not cause current recognition of gross income to PG&E for federal income tax purposes.  Among the reasons are:  (1) the establishment of other PG&E regulatory assets (including for purposes of future recovery of past costs) has not triggered recognition of taxable income to PG&E; (2) the transfer of Recovery Property to the SPE should have no federal income tax consequence because the SPE and PG&E are part of a single tax entity; (3) ERBs should be treated as secured debt of PG&E for tax purposes; and

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(4) no income associated with the DRC charge should be recognized by PG&E until electric services are provided to PG&E’s customers who are responsible for paying the DRC charge.  PG&E’s contribution to the SPE of a small amount of equity, of at least 0.50 percent of the initial ERB principal amount, further reinforces PG&E’s position that the transaction should be treated as debt for tax purposes.

PG&E believes that these conclusions are sound.  However, due to the size of this transaction to provide certainty on the tax treatment, PG&E submitted a ruling request to the IRS on June 8, 2004.  PG&E’s request asks the IRS to rule on three issues:  (1) whether the Commission’s establishment of the Regulatory Asset, the Commission’s issuance of its Financing Order or the Commission’s establishment of Recovery Property (in place of some or all of the Regulatory Asset) will result in gross income to PG&E; (2) whether the issuance of ERBs and the transfer of ERB proceeds to PG&E will result in gross income to PG&E; and (3) whether ERBs will be treated as obligations of PG&E.  PG&E does not expect to receive a formal response from the IRS for several months, although it may receive information on an informal basis sooner.  In discussions with the IRS, PG&E has stressed the importance of receiving a prompt response, as delays in the ERB financing could reduce benefits to ratepayers.  PG&E is optimistic that if the IRS agrees to rule, the IRS will complete the ruling process by the time the Commission’s ERB Financing Order becomes final.

If the IRS declines to rule or proposes to rule adversely, PG&E will first reevaluate the transaction to determine if modifications consistent with this application can be made which do not result in current taxation and which do not significantly undermine the benefits of the transaction.  If this cannot be done, PG&E anticipates it would seek approval from the Commission to modify this application or file to supplement or modify the Financing Order if it has been issued.

3.                   Accounting Issues

The SPE’s ERBs will be recorded as debt on PG&E’s consolidated balance sheet.  Including the ERB debt on PG&E’s balance sheet is not expected to have an impact on the credit rating of PG&E’s existing securities since the ERBs will be non-recourse to PG&E on a stand-alone

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basis.  PG&E will include a note to its financial statements disclosing that the ERBs are secured solely by Recovery Property, related collateral subaccounts and SPE equity, that ERB investors have no recourse to any assets or revenues of PG&E, that while the SPE is a subsidiary of PG&E, it is legally separate from PG&E, that the assets of the SPE are not available to creditors of PG&E, and that the Recovery Property is not legally an asset of PG&E.

H.                 Servicing the ERBs

PG&E intends to act as servicer for Recovery Property that will be pledged to secure the ERBs, as reflected in a Servicing Agreement between PG&E and the SPE.  In its capacity as servicer, PG&E will be responsible for reading customer meters and for billing and collecting the DRC charge.  To the extent consumers of electricity in PG&E’s historic service territory are billed by ESPs, PG&E proposes to bill these ESPs for the DRC charge, with the ESPs being obligated to remit DRC charge collections to PG&E.  PG&E will remit estimated DRC charge collections to date, on behalf of the SPE, to the Bond Trustee.  The Bond Trustee will be responsible for making principal and interest debt service payments to ERB investors and paying other ongoing costs associated with the transaction.  These ongoing costs will include deposits into an overcollateralization subaccount help by the Bond Trustee, fees for servicing the ERBs, described in further detail below, Bond Trustee fees, and other administrative costs including the cost of defending any challenge to the DRC charges.  Bond Trustee fees and other administrative costs (excluding servicing fees) are expected to be approximately $15,000 per year.  The following schematic illustrates the servicing cash flows:

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FIGURE 3–2
PACIFIC GAS AND ELECTRIC COMPANY
SERVICING CASH FLOWS

I.                      Collection and Remittance of DRC Charges

The DRC charge will be comprised of the following components:  (1) scheduled debt service on the ERBs; (2) Bond Trustee fees; (3) other administrative and servicing fees; (4) funding of the overcollateralization subaccount; (5) allowance for uncollectibles; (6) replenishing the capital subaccount; and (7) other ongoing expenses.

PG&E will be responsible for filing an advice letter with the Commission, at least annually, to adjust the DRC charge to the extent that actual debt service payments vary from scheduled debt service payments, and to reflect revisions in annual usage forecasts and expected levels of customer bill non-payments.

The DRC charge is expected to be disclosed on the back of the monthly bill of electric customers beginning when the first series of the ERBs is issued.  Except possibly in connection with PG&E customers who become customers of local publicly-owned utilities, and except possibly in connection with ESPs conducting billing and metering, discussed above, PG&E will be responsible for reading customer meters, billing and collecting the DRC charge from customers throughout PG&E’s service territory.  PG&E also will be responsible for remitting the DRC charge revenues to the Bond Trustee.  PG&E will have sold its right to DRC charge revenues and will be legally obligated to remit 100 percent of its DRC charge collections to the Bond Trustee.  When PG&E’s short-term credit ratings are “A- 1,” “P- 1” or “F- 1” (the minimum level set by the rating agencies for monthly remittances), PG&E expects to remit estimated DRC charge collections received to the remittance date, to the Bond Trustee once a month.  Given that PG&E does not currently have such ratings, the rating agencies are

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expected to require DRC charge remittances to the Bond Trustee on a daily basis to avoid an adverse impact on the ERB credit ratings.  As servicer, PG&E will receive the DRC charge collections daily and will commingle DRC charge collections with other customer payments until the funds are remitted to the Bond Trustee.  Any benefits that result from PG&E having use of DRC charge collections between remittance dates will be credited to all electric customers, as described in Chapter 5.

PG&E will prepare a monthly servicing report for the Bond Trustee detailing the estimated DRC charge collections during each month over the life of the ERBs.  Estimated DRC charge collections will be based on an analysis of historic customer payment patterns.

Six months after each monthly billing period, PG&E will compare actual DRC charge collections to the estimated DRC charge collections that have been remitted to the Bond Trustee during that six-month period.  The six-month lag between the first remittance of estimated DRC charge collections and the final determination of actual DRC charge cash collections allows for the collection process to take its course and is consistent with PG&E’s practice of waiting six months after the initial billing before writing off unpaid customer bills.

The Bond Trustee will have a legal right to only the amount of actual DRC charge cash collections.  Variance (positive or negative) between the amounts previously remitted based on estimated collections and the amount calculated to have been actually received based on final write-offs will be netted against the following month’s remittance to the Bond Trustee.  Amounts collected that represent partial payments of a customer’s bill will be allocated between the Bond Trustee and PG&E based on the ratio of the portion of the billed amount allocated for the DRC charge to the total billed amount.  This allocation is an important bankruptcy consideration in determining the true-sale nature of the transaction.  Similar allocations are made for other charges collected by PG&E on behalf of other entities, including the RRB-related charges.

The Bond Trustee will retain all DRC charge collections until it makes scheduled principal and interest payments and all servicing fees and ongoing expense payments to the appropriate parties.  These distributions are expected to be made on either a semi-annual or quarterly basis.  The Bond Trustee will hold all DRC charge collections received from PG&E between the remittance

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dates and distribution date in a collection account.  The collection account will have three subaccounts:  (1) the equity subaccount to hold equity contributed by PG&E; (2) the overcollateralization subaccount to hold funds collected as part of the DRC charge over the life of the ERBs to provide credit enhancements; and (3) the reserve subaccount to hold funds in excess of amounts necessary to pay debt service and ERB costs.  The Bond Trustee will invest all funds in the collection account and subaccounts in investment grade short-term securities that mature on or before the next distribution date.  Investment earnings will be retained in the collection account to pay debt service or other ERB costs on the distribution date.  If funds, other than investment earnings from capital held in the capital subaccount, remain in the collection account after distributions are made, they will be credited to the reserve subaccount of the collection account.  All reserve subaccount funds will be available to pay debt service or other ERB costs as they come due.  At the time of the next scheduled true-up filing, the reserve subaccount balance will be used to offset the revenue requirement for the DRC charge true-up calculation.

Investment earnings in the capital subaccount are expected to be paid by the Bond Trustee to the SPE on the distribution date, except in the unlikely event that these funds are needed to pay ERB interest or principal or any other ERB costs.

PG&E expects that its rates charged to electric customers will be reduced to reflect the increase in value of PG&E’s equity interest in the SPE as of the date on which the ERBs are paid in full.

As servicer, PG&E will be responsible for filing with the Commission for any necessary DRC charge adjustments.  As discussed above, PG&E will file for adjustments at least annually and as often as quarterly, if necessary.

As previously mentioned, the SPE must pay PG&E a servicing fee that constitutes a fair and reasonable price in order to obtain the bankruptcy opinions.  The Bond Trustee will pay this servicing fee to PG&E as servicer from DRC charge collections.  As discussed in Chapter 2, annual servicing fees for utility asset backed securitization transactions can range from 0.050 percent to 0.125 percent of the initial principal amount.  PG&E expects to charge an annual servicing fee within this range of fees as required by the rating agencies for the highest possible ERB credit ratings.  PG&E will credit electric customers by the

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amount of this servicing fee in excess of any recorded incremental servicing costs, as described in Chapter 5.  In the event that PG&E fails to perform its servicing functions satisfactorily, as set forth in the Servicing Agreement, or is required to discontinue its billing and collecting functions, an alternate servicer acceptable to the Bond Trustee will replace PG&E and assume such billing and collecting functions.  In the event PG&E is replaced and the new servicer must bill only the DRC charge instead of the entire customer bill, servicing fees will be increased to within the range of 0.60 percent to 1.25 percent of the initial ERB principal amounts.  As discussed above and in Chapter 2, the credit quality and expertise in performing servicing functions are important considerations when appointing an alternate servicer to ensure the ERB credit ratings are maintained.

If PG&E no longer performs servicing functions, the servicing fee will be paid directly to the alternate servicer by the Bond Trustee and PG&E’s future rates will not be adjusted to reflect the amount of the servicing fee.

J.                   ERB Characteristics

As PG&E has analyzed the different structuring possibilities for ERBs, it has worked with its financial advisor Morgan Stanley, the firm that led the underwriting syndicate for the first large public-sold utility securitization, the $2.9 billion RRB transaction issued in December 1997 for a PG&E affiliate.  In addition to working with its advisor, PG&E has conferred with the Commission’s Energy Division staff, TURN representatives and representatives of large customer groups during the structuring process to ensure that input from key constituencies has been considered and PG&E’s proposals have been explained.  PG&E plans to continue this collaborative process and will hold an informal workshop after this application is filed to facilitate support for this financing authorization.

The first series of ERBs is expected to be in the form of different classes of notes or bonds with multiple expected or scheduled final maturities ranging from three months up to eight years and legal final maturities ranging from one year up to ten years.  A legal final maturity longer than the expected or scheduled final maturity is a standard feature of asset backed securities and allows for delays in scheduled principal payments due to variations in the cash flows from the securitized assets.  For the second series of ERBs, the individual classes

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are expected to have scheduled and legal final maturities up to seven and nine years, respectively.

PG&E is proposing an eight-year scheduled final maturity for the first series and a seven-year scheduled final maturity for the second series, similar to the remaining term of the Regulatory Asset.  Furthermore, this term avoids increasing the burden of this financing on future ratepayers beyond what they are already obligated to pay on the Regulatory Asset and decreases rating agency concern about the risks of customer self-generation to avoid prolonged DRC charges.

The number, principal amount and scheduled final maturity dates of each class will be determined at the time each series of ERBs is priced, to result in the lowest all-in debt cost while reaching a wide investor base.  While ERBs are expected to be an attractive investment alternative to traditional ABS investors, these securities will also be marketed to corporate debt investors that are buyers of utility issues and may see ERBs as an attractive security.  Efforts will be made to bring in new investor groups with the objective of lowering the all-in cost as demand for ERBs is increased.

Interest rates will be fixed or floating as determined by PG&E and the underwriting syndicate at the time of issuance to provide the lowest all-in cost of Bonds.  Any floating rate exposure will be converted to a synthetic fixed rate with swaps that provide for another party to pay the floating interest rate in exchange for a fixed interest rate payment with the net effect being a fixed rate ERB.  The debt service in the DRC charges would be based on the resulting synthetic fixed interest rate, so customers would not have any significant floating rate risk.  The issuance of any class of floating interest rate ERBs would only occur if the resulting all-in synthetic fixed rate after the interest rate swap would be less than what would be available for comparable maturities in the fixed rate market.  Furthermore, the swap counterparty that would be responsible for paying the ERB class floating interest rate would need to have ratings consistent with rating agencies counterparty guidelines to ensure that the swap would not have a negative impact on the overall ERB credit rating.

PG&E proposes to amortize the ERBs using mortgage style amortization similar to the amortization currently in place for the Regulatory Asset that the ERBs will replace.

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If necessary to meet rating agency requirements, a series of ERBs may have a first payment period longer than other payment periods.  Amortization of principal may be deferred in whole or in part in connection with the scheduled payment of debt service on each series of ERBs during the first year.  Each separate ERB class will be priced based on its average life, determined by the projected principal amortization schedule at the time of issuance.  The pricing will be a basis point spread over the swap rate or the rate on United States Treasury Notes with a comparable average life.

K.                 Transaction Costs and Use of Proceeds

PG&E estimates that the issuance costs associated with the proposed two series of ERBs, excluding servicing fees and other ongoing costs, will be approximately $22.5 million.  These issuance costs include investment banking underwriting fees and expenses, financial advisory fees and expenses, legal fees and expenses, consulting fees and expenses, rating agency fees, Securities and Exchange Commission (SEC) registration fees, CPUC application fees, accounting fees and expenses, up front Bond Trustee fees and expenses, printing costs, and other miscellaneous costs for the two separate series.  PG&E is not including any of its employees’ labor costs as transaction costs.  As provided for in P.U. Code Section 840(d), these transaction costs will be financed and are included in the ERB sizing calculations.  A detailed breakout of the estimated issuance costs is provided in Table 3-1.

These fees are appropriate in light of the complexity of this transaction and the long lead-time necessary to develop and bring this transaction to a close.  These fees will be less than one percent of the initial ERB principal amount, in line with the fee percentage in other complex utility securities such as pollution control bonds, project financings and leveraged preferred stock issues.  In 1997, RRB issuance costs totaled $20.2 million or 0.7 percent of the $2.9 billion transaction when legal fee rates and all other issuance costs were generally lower and some significant costs, such as underwriters’ counsel, were split among the three California electric utilities that issued RRBs.  PG&E proposes to cap the ERB issuance costs at $25.0 million or 0.83 percent of the $3.0 billion maximum ERB transaction size.  When each ERB series is sized, issuance costs will be estimated and after all costs are paid by the SPE, any proceeds not

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used for issuance costs would be credited to the reserve subaccount and used to offset the revenue requirement in the next DRC charge true-up calculation.

PG&E intends to use the net proceeds received from the sale of ERBs to reduce outstanding utility debt and return equity capital to PG&E Corporation in amounts necessary to achieve or maintain PG&E’s authorized capital structure, consistent with the capital structure condition established by the commission in the PG&E Holding Company decision and the capital structure targets specified in the MSA.  Any increase or decrease in PG&E’s embedded cost of debt resulting from the ERBs will be addressed in the appropriate PG&E cost of Capital proceeding.

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PACIFIC GAS AND ELECTRIC COMPANY
TABLE 3-1
ESTIMATED ERB TRANSACTION COSTS

Line No.			Line No.

1	Underwriter Fees and Expenses	$14,000,000	1
2	Legal Fees and Expenses	4,000,000	2
3	SEC Registration Fees	380,100	3
4	Rating Agency Fees	1,700,000	4
5	Accounting Fees and Expenses	200,000	5
6	CPUC Application Fees	706,000	6
7	Printing Costs	450,000	7
8	Trust Fees and Expenses	100,000	8
9	Miscellaneous	963,900	9

10	Total	$22,500,000	10

Note: Cost estimates based on an issue size of $3.0 billion.

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 4

CUSTOMER BENEFITS

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 4
CUSTOMER BENEFITS

A.	Introduction

B.	Revenue Requirements for Regulatory Asset Recovery

	1.	Revenue Requirements Under Traditional Ratemaking

	2.	Revenue Requirements With ERB Financing

	3.	Net Change in Revenue Requirements

C.	Customer Benefits

D.	Conclusion

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 4

CUSTOMER BENEFITS

A.                 Introduction

This chapter serves two purposes.  First, this chapter develops and presents a comparison of the revenue required from customers to recover Pacific Gas and Electric Company’s (PG&E or the Company) Modified Settlement Agreement Regulatory Asset adopted in Decision 03-12-035 (Regulatory Asset) under traditional ratemaking methods versus the revenue required from customers to recover the Regulatory Asset after the issuance of Energy Recovery Bonds (ERBs).  Second, this chapter shows how PG&E’s customers benefit from the issuance of ERBs.

As the exact timing and amounts of energy supplier refunds, ERB proceeds, and ERB interest rates will not be known until the transactions occur, PG&E presents illustrative calculations using annual models.  These models are presented in a simplified form so that the concepts are clearly presented.  Details that have little cost impact have not been shown so that the overall customer benefit from the use of the ERB financing is clear.

The remainder of this chapter is organized into the following sections:

•                       Section B presents the revenue requirement calculations for the Regulatory Asset recovery, under traditional ratemaking and with ERB financing, and shows the net change in revenue requirements between the two approaches;

•                       Section C presents customer benefits derived from ERBs; and

•                       Section D presents the conclusion.

B.                 Revenue Requirements for Regulatory Asset Recovery

The revenue required from customers to pay PG&E for recovery of the Regulatory Asset depends on the method of financing used for that asset until it is recovered.  Under Decision 03-12-035, PG&E is allowed to finance the Regulatory Asset using traditional utility financing and recover it over a nine-year life beginning on January 1, 2004, using mortgage-style amortization.  Alternatively, under Senate Bill (SB) 772, PG&E is allowed to refinance the

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Regulatory Asset using ERBs.  The revenue requirements for each of these financing mechanisms are discussed below.

1.                   Revenue Requirements Under Traditional Ratemaking

Without ERB financing and before ERBs are issued, PG&E calculates the Regulatory Asset annual revenue requirements based on the following guidelines and assumptions described in the Modified Settlement Agreement:

•                      The Regulatory Asset is amortized, using a mortgage-style amortization (equal combined payment of principal and interest) over a nine-year period beginning on January 1, 2004;

•                      Because the Regulatory Asset is an after-tax asset, it does not have any tax basis.  Therefore, revenue to recover the amortization of the Regulatory Asset is taxable and the revenue requirement is grossed up for this tax obligation;

•                      The rate of return allowed on the unrecovered balance of the Regulatory Asset is PG&E’s adopted rate of return.  Because that rate of return includes a component for return on equity (both common and preferred), revenue to cover that return is taxable without an offsetting deductible expense.  Therefore, the revenue requirement is grossed up for that tax obligation;

•                      Because revenues received by PG&E incur a franchise fee obligation, an estimate of that obligation is added to the revenue requirement;

•                      Because PG&E does not collect all the revenue that is billed, an allowance for uncollectible accounts expenses is added to the revenue requirement;

•                      Pursuant to the Modified Settlement Agreement, the Regulatory Asset is to be reduced by the net after-tax amounts of any reductions in bankruptcy claims or refunds PG&E actually receives from energy suppliers; and

•                      If the outstanding balance of the Regulatory Asset is reduced, then the amortization schedule for the remainder of the Regulatory Asset shall be recalculated for the current year and each of the successive years

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using the method described in Sections A through C of Appendix A of the Modified Settlement Agreement.

Based on the above guidelines, PG&E estimates that the after-tax balance of the Regulatory Asset on January 1, 2005, will be about $1.8 billion.  Using that estimate, Table 4-1 presents the revenue requirements for PG&E to amortize the unrecovered Regulatory Asset over years 2005 through 2012, assuming no further reductions in the Regulatory Asset and assuming the ERBs are not issued.  Based on these assumptions, the illustrative annual Regulatory Asset revenue requirements are expected to grow from approximately $480 million in 2005 to approximately $610 million in 2012.

2.                   Revenue Requirements With ERB Financing

While the details of the financial transaction will not be final until the agreements are concluded, PG&E estimates the annual revenue requirements under ERB financing by following standard financial formulas for principal and interest payments on a mortgage style loan.  The guidelines and assumptions for this calculation are discussed below:

•                      The Regulatory Asset is amortized using a mortgage style amortization beginning January 1, 2004;

•                      The first series of ERBs is issued on January 1, 2005, to exactly cover the estimated remaining balance of the Regulatory Asset on that date;

•                      The second series of ERBs is issued on January 1, 2006, to offset the income tax obligation on the repayment of the first series of ERBs, subject to the total ERB financing not exceeding $3 billion;

•                      The principal portion of the repayment is taxable and the revenue requirement is grossed up for this income tax obligation;

•                      Because revenues received by PG&E incur a franchise fee obligation, an estimate of that obligation is added to the revenue requirement;

•                      Because PG&E does not collect all the revenue that is billed, an allowance for uncollectible accounts expenses is added to the revenue requirement;

•                      Both series of ERBs are estimated to be repaid at the end of 2012;

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•                      The debt service rate (the annual interest rate on the outstanding debt) for the first series of ERBs is estimated to be 4.98 percent, consistent with forward curve estimates of the cost of AAA-rated, securitized debt issued in January 2005; and

•                      The debt service rate on the second series of ERBs is estimated to be 5.58 percent, consistent with forward curve estimates of the cost of AAA-rated, securitized debt issued in January 2006.

Based on the above guidelines and assumptions, and on PG&E’s estimate that the after-tax balance of the Regulatory Asset on January 1, 2005, will be about $1.8 billion, Table 4-2 presents the revenue requirements for the first series of ERBs, assuming no additional ERBs are issued in the second series and assuming no energy supplier refunds after the first series of ERBs is issued.  Based on these assumptions, the illustrative annual revenue requirements are expected to grow from approximately $410 million in 2005 to approximately $463 million in 2012.  Savings from the first series of ERBs stem from the lower return requirement for the ERBs compared to the traditional return requirement on the Regulatory Asset.

For the second series of ERBs, PG&E estimates the debt service requirements using standard financial formulae.  However, because the proceeds from the second series of ERBs are sufficient to pay the federal and state income and franchise taxes on the first series’ principal payments, the revenue required to pay that income tax obligation on the first series of ERBs is reduced.  In addition, PG&E gives a carrying cost credit to ratepayers based on the unused balance of ERB proceeds.  The credit declines over time as the debt service revenue requirement is collected.  Table 4-3 presents the revenue requirements for the second series of ERBs.  These revenue requirements are an annual savings that declines from approximately $80 million in 2005 to approximately $6 million in 2012.  Savings from the second series of ERBs result entirely from the difference between the interest on the second series of ERBs and the carrying cost credit.

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3.                   Net Change in Revenue Requirements

The net reduction in the revenue requirements stemming from ERBs is the simple difference between the avoided Regulatory Asset amortization revenue requirements (Table 4-1) and the ERB revenue requirements (Tables 4-2 and 4-3).  Table 4-4 presents the illustrative net revenue requirements reductions for each year 2005 through 2012.  Once the second series of ERBs is issued, these amounts are relatively constant over the 2006 through 2012 period.

C.                 Customer Benefits

The customer savings arising from securitization through ERB financing comprise two components.  The first component stems from the lower return requirement for the first series of ERBs compared to the return requirements on the Regulatory Asset.  The estimated interest rate for the first series of ERBs is 4.98 percent; thus, the revenue requirement for return will be about 5 percent of the first series’ average balance.  This compares with the Regulatory Asset’s revenue requirement for return, which is based on PG&E’s pre-tax weighted average cost of capital of about 13 percent.

The second component of savings stems from the second series’ expected lower securitized bond interest versus the carrying cost savings to ratepayers for the prepayment (through ERBs) of income taxes.  The estimated interest rate for the second series of ERBs is 5.58 percent while the tax carrying cost savings rate is PG&E’s pre-tax weighted average cost of capital of about 13 percent.  This results in customers realizing an additional annual benefit of over 7 percent with respect to the second series’ average debt balance.

The customer benefits associated with securitizing the Regulatory Asset and the tax balance are summarized in Table 4-4 on an annual basis, on an accumulated nominal basis, and as the present value of the net revenue requirement reductions.  As can be seen in Table 4-4, the illustrative nominal savings are approximately $1 billion, which is consistent with the expectations outlined in Decision 03-12-035.  Using a discount rate of 9 percent, the present value of these customer benefits is over $694 million.  This is consistent with the Decision 03-12-035 requirement that, on a net present value basis, the refinancing will save ratepayers money compared to the Regulatory Asset over the term of the ERBs.

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The sizes of the first and second series of ERBs, as well as the nominal amount and the present value of customer benefits, are estimates only.  The series’ sizes depend on the actual issuance date and the amount of energy supplier refunds that may occur prior to the date on which each series is issued, while the benefits depend on the interest rates and other factors including PG&E’s weighted average cost of capital over time.  Most of these values will be determined at the time of issuance, while the avoided Regulatory Asset revenue requirement and the deferred tax carrying cost credit will be determined over the life of the ERBs.

D.                 Conclusion

The revenue requirement calculations, showing a present value difference of over $694 million through issuance of the ERBs rather than using a traditional recovery method for the Regulatory Asset, demonstrate that PG&E’s customers will benefit from the issuance of ERBs.

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Table 4-1

Modified Settlement Agreement Regulatory Asset Revenue Requirements

(Millions of Dollars)

Assumptions
BoY 2005 Reg Asset	1812.6
Remaining Period	8
Tax Rate	40.75%
F&U Rate	1.00%

	(Millions of Dollars)
Reg Asset Rev Req	2005	2006	2007	2008	2009	2010	2011	2012

Interest	42.2	42.6	37.7	32.7	27.7	21.5	13.6	4.7
Preferred Div	2.5	2.3	2.1	1.8	1.5	1.1	0.7	0.2
Earning for Common	103.0	95.8	85.6	73.9	60.8	45.9	29.1	10.1
Taxes on Return	72.6	67.5	60.3	52.1	42.8	32.4	20.5	7.1
Pre Tax Return	220.4	208.1	185.7	160.6	132.7	100.9	64.0	22.2
Principal Amortization	143.9	159.9	180.9	204.5	231.1	261.3	295.9	335.1
Subtotal	364.2	368.0	366.6	365.1	363.8	362.2	359.9	357.3
Taxes on Amortization	98.9	110.0	124.4	140.7	158.9	179.7	203.5	230.5
Subtotal	463.2	478.0	491.0	505.8	522.8	541.9	563.4	587.8
F&U	4.6	4.8	4.9	5.1	5.2	5.4	5.6	5.9
Total Rev Req	467.8	482.8	495.9	510.8	528.0	547.3	569.1	593.7

Reg Asset Balance
BOY Reg Asset Bal	1812.6	1668.8	1508.9	1328.0	1123.5	892.4	631.1	335.1
Amortization	-143.9	-159.9	-180.9	-204.5	-231.1	-261.3	-295.9	-335.1
EOY Reg Asset Balance	1668.8	1508.9	1328.0	1123.5	892.4	631.1	335.1	0.0

Estimated Tax-Effected Return on Rate Base

The tax-effected return on rate base used in the above formula shall reflect an estimate of the cost of PG&E’s capital structure. The following example uses its approximate assumed capital ratios over the life of

Assumptions	2005	2006	2007	2008	2009	2010	2011	2012
Cap Structure
Debt	46.8%	45.8%	45.7%	45.8%	45.8%	45.8%	45.8%	45.8%
Preferred	2.3%	2.2%	2.3%	2.2%	2.2%	2.2%	2.2%	2.2%
Equity	51.0%	52.0%	52.0%	52.0%	52.0%	52.0%	52.0%	52.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Capital
Debt	5.2%	5.8%	5.8%	5.8%	6.0%	6.2%	6.2%	6.2%
Preferred	6.5%	6.5%	6.5%	6.5%	6.5%	6.5%	6.5%	6.5%
Equity	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%
Return on Rate Base	8.5%	8.9%	8.8%	8.9%	8.9%	9.0%	9.0%	9.0%
Pre Tax WACC1	12.7%	13.1%	13.1%	13.1%	13.2%	13.2%	13.2%	13.2%

(1) Assumes total state and federal income tax rate of 40.75%.

The actual authorized pre-tax cost of capital shall be used to determine the annual return and amortization components of the Regulatory Asset, subject to the requirements set forth in paragrap

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Table 4-2

Series 1 ERB Revenue Requirements Calculations

(Millions of Dollars)

Assumptions
Securitization Date	1/1/05
AMOUNT	1813
Securitization Rate	4.98%
Period (years)	8
Tax Rate	40.75%
F&U Rate	1.00%

	2005	2006	2007	2008	2009	2010	2011	2012
BoY Balance	-1813	-1623	-1423	-1214	-994	-763	-521	-267

Principal Payment	190	199	209	220	231	242	254	267
Interest Payment	85	76	66	55	44	33	21	8
Total Debt Service	275	275	275	275	275	275	275	275

Tax on Principal	131	137	144	151	159	167	175	184
F&U	4	4	4	4	4	4	5	5
Revenue Requirement	410	416	423	431	438	446	455	463

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Table 4-3

Series 2 ERB Revenue Requirements Calculations

(Millions of Dollars)

Assumptions
Securitization Date	1/1/06
AMOUNT	1116
Securitization Rate	5.58%
Period (years)	7
Tax Rate	40.75%
F&U Rate	1.00%

	2006	2007	2008	2009	2010	2011	2012
BoY Balance	-1116	-981	-839	-689	-530	-363	-187

Principal Payment	135	142	150	158	167	177	187
Interest Payment	58	51	43	34	26	16	6
Total Debt Service	193	193	193	193	193	193	193

Deferred Tax Balance BOY	-1,116	-981	-839	-689	-530	-363	-187
Deferred Tax Balance Amort	135	142	150	158	167	177	187
Mid Year Deferred Tax Balance	-1,049	-910	-764	-610	-447	-275	-93
Carrying Cost Credit Rate	13.1%	13.1%	13.1%	13.2%	13.2%	13.2%	13.2%
Carrying Cost Credit	-137	-119	-100	-80	-59	-36	-12

Principal Grossup Offset	-135	-142	-150	-158	-167	-177	-187
F&U	-1	-1	-1	0	0	0	0
Net Revenue Requirement	-80	-69	-58	-46	-34	-20	-6

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Table 4-4

ERB Savings Calculations

(Millions of Dollars)

	2005	2006	2007	2008	2009	2010	2011	2012
MSA-RA Revenue Requirements	468	483	496	511	528	547	569	594

First Series Debt Service	275	275	275	275	275	275	275	275
First Series Principal Gross-up	131	137	144	151	159	167	175	184
Second Series Debt Service		193	193	193	193	193	193	193
Principal Gross-up Offset		-135	-142	-150	-158	-167	-177	-187
Carrying Cost Credit		-137	-119	-100	-80	-59	-36	-12
Franchise & Uncollectibles	4	3	4	4	4	4	4	5
ERB Revenue Requirements	410	337	354	373	392	412	434	457

Annual Savings	58	146	142	138	136	135	135	136
Cumulative Annual Savings	58	204	346	484	620	755	890	$1,026

Present Value of Annual Savings @ 9.0%:	$694

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 5

RATEMAKING MECHANISMS

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 5
RATEMAKING MECHANISMS

A.	Introduction

B.	Ratemaking Treatment of the DRC Charge

C.	Ratemaking Treatment of the ERB Balancing Account

D.	Disposition of Existing Balances in the Regulatory Asset Revenue Adjustment Mechanism

E.	Financial Accounting

F.	Conclusion

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PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 5

RATEMAKING MECHANISMS

A.                 Introduction

This chapter describes Pacific Gas and Electric Company’s (PG&E or the Company) proposed ratemaking for the Energy Recovery Bonds (ERBs), the required rate components, and the ERB Balancing Account.  These mechanisms are proposed by PG&E to meet the following goals:  (1) to assure repayment of the ERBs; (2) to assure accurate accounting for the ERB transactions; (3) to assure that all benefits of the ERB financing accrue to the customers who pay for them; and (4) to assure payment of the Fixed Recovery Tax Amounts.

In this chapter, PG&E:

•                       Describes the ratemaking treatment associated with the Dedicated Rate Component (DRC) charge;

•                       Describes the ratemaking treatment associated with the ERB Balancing Account, which PG&E is proposing to address the ratemaking for non-DRC charge rate components associated with the ERBs;

•                       Describes the disposition of balances in the existing ratemaking mechanism for the Modified Settlement Agreement Regulatory Asset adopted in Decision 03-12-035 (Regulatory Asset); and

•                       Discusses the financial accounting associated with that Regulatory Asset after it is replaced with the ERBs.

B.                 Ratemaking Treatment of the DRC Charge

Each series of ERBs will have its own DRC charge.  Repayment of each series of ERBs will be accomplished through this DRC charge.  All of the revenues received from the DRC charge will be transferred to the Bond Trustee for the benefit of a Special Purpose Entity (SPE), a subsidiary of PG&E, to be applied against the repayment requirements for that series of ERBs.  These requirements include:

•                       Principal repayment of the ERBs;

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•                       Interest payments on the remaining balance of ERBs;

•                       Overcollateralization requirements;

•                       Servicing fees for the billing and collection of the revenue; and

•                       Trustee fees and other administrative costs of the Bond Trustee and SPE.

The Bond Trustee uses the servicing fee component incorporated into the DRC charge to pay the servicing fee for that series of ERBs to the servicer, PG&E.

Initially, an “Issuance Advice Letter” filing will be used to set rates for the DRC charge for each series of ERBs.  A pro forma Issuance Advice Letter is attached as Appendix D to this Prepared Testimony.  The Issuance Advice Letter will use the cash flow model described in Appendix A, applied to that series of ERBs, along with the most recent PG&E sales forecast for the relevant time period, to develop the initial DRC charge for that series of ERBs.

PG&E expects to file the Issuance Advice Letter within four days after the ERBs are priced.  PG&E requests that the Issuance Advice Letter be approved within 10 days, and that the initial DRC charge go into effect as specified in the Issuance Advice Letter.  It is expected that the DRC charge will go into effect on the same date the associated ERBs are issued, although there may be a minor difference between the two dates.  The proposed DRC charge tariff, included in Appendix C of this Prepared Testimony, will be filed after the Financing Order is issued by the California Public Utilities Commission (CPUC or Commission), to be effective before or simultaneously with the Issuance Advice Letter.

After the initial Issuance Advice Letter filing, as described in more detail in Chapter 3, PG&E will file a Routine True-Up Mechanism Advice Letter at least annually to adjust the DRC charge on January 1 of the following year.  A pro forma Routine True-Up Mechanism Advice Letter is included as Appendix E to this Prepared Testimony.

As discussed in Chapter 3, PG&E proposes that these Routine True-Up Mechanism Advice Letter filings, which are intended to be ministerial in nature, be approved within 15 days of filing.  These filings are intended to ensure that the actual revenues collected under the DRC charge do not vary significantly from those required to make payments on the ERBs as scheduled.  A revised

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DRC charge for each series of ERBs will be calculated using the cash flow model as specified in Appendix A, except that:

(1)               The amount of the debt service and related expenses for the next year shall be increased or decreased by the amount by which actual remittances of DRC charge collections to the Bond Trustee collection account through the end of the month preceding the month of calculation (the “transaction period”) was less than or exceeded the aggregate actual debt service and related expenses for the transaction period, less any amount held in the reserve subaccount at the beginning of the transaction period;

(2)               Forecasted sales for the remaining years of the transaction will be revised to reflect PG&E’s latest forecast;

(3)               Estimated administrative fees and expenses will be modified to reflect changed circumstances;

(4)               Assumed uncollectibles will be modified to equal the percentage of losses actually experienced during the most recent 12-month billing period for which such information is available; and

(5)               An adjustment will be made to reflect collections that will be received at the existing tariff rate from the end of the month preceding the date of calculation through the end of the month in which the calculation is done.

PG&E requests that the mandatory annual Routine True-Up Mechanism Advice Letter filing be set to be effective on January 1 of each year.  As is discussed in Chapter 3, PG&E also proposes to file advice letters more frequently, if necessary, to adjust the DRC charges.  Proposed tariff language for the DRC charge is presented in Appendix C.

C.                 Ratemaking Treatment of the ERB Balancing Account

As a result of the repayment of the Regulatory Asset and the issuance of the ERBs, miscellaneous costs and savings accrue to ratepayers.  The ERB Balancing Account (ERBBA) will amortize to ratepayers any benefits or costs that accrue.

To understand these benefits and costs, it is helpful to review the purpose of each series of ERBs.  The first series will recover the after-tax unamortized portion of the Regulatory Asset.  The second series will reflect the remaining associated federal and state income and franchise taxes at the time of issuance of the second series.

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The benefits and costs related to both series of ERBs are described below.

(1)               The benefit of interest earnings on DRC charge revenues held by PG&E before transfer to the Bond Trustee.  Until PG&E’s credit ratings are upgraded, PG&E intends to remit revenues received from the DRC charge in respect to each series of ERBs to the Bond Trustee on a daily basis.  However, to the extent PG&E holds revenues received from ratepayers prior to their transfer to the Bond Trustee, those revenues will earn interest at PG&E’s short-term (balancing account) interest rate, and an amount equal to that interest will be returned to ratepayers through this balancing account.

(2)               The benefit of servicing fees paid to PG&E by the Bond Trustee in excess of PG&E’s recorded incremental costs for billing and collecting the DRC charges.  PG&E is the servicer of the Recovery Property that is pledged to repay the ERBs.  That means that PG&E bills the ratepayers, collects the revenues, and accounts for the transactions to repay the holders of ERBs through the Bond Trustee and the SPE.  For this service, the Bond Trustee for the account of the SPE pays PG&E the amount of revenue collected for servicing fees in the DRC charges.  To the extent PG&E’s actual incremental costs to provide this service are less than the servicing fee revenue from the Bond Trustee, PG&E will return that excess revenue to ratepayers through this balancing account.

(3)               The benefit of a carrying cost (at PG&E’s adopted pre-tax rate of return) savings for PG&E’s use of the ERB proceeds and energy supplier refunds which reflect the accrued federal and state income and franchise taxes until those proceeds are needed to pay these accrued taxes on the ERB repayment.  When the second series of ERBs is issued, PG&E has the use of those proceeds and energy supplier refunds until they are needed to pay for the accrued taxes associated with the repayment of the ERBs.  To compensate ratepayers for the use of these funds, PG&E will return the carrying cost on those funds to ratepayers through the ERBBA.  The carrying cost rate is calculated using PG&E’s latest cost of capital adopted by the Commission, increased to compensate for federal and state income taxes on the equity portion of that return.

(4)               The benefit of any increase in the value of PG&E’s ownership interest in the SPE.  The SPE is initially funded by a capital contribution by PG&E.  This

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working capital is held by the Bond Trustee in the capital subaccount.  In addition, the SPE holds the overcollateralization subaccount.  This subaccount accumulates the overcollateralization portion of the DRC charge revenue and is available to cover scheduled ERB repayments if other cash sources are insufficient to cover those costs.  The increase in value of PG&E’s equity interest in the SPE due to the balance in the overcollateralization subaccount will be returned to ratepayers through the ERBBA after all the ERBs are repaid.  The Bond Trustee also holds DRC charge revenues used to repay the ERBs.  To the extent the Bond Trustee earns interest in excess of its obligations under the financing agreements, that interest will be held in the reserve subaccount and used to reduce future DRC charge requirements.  Upon repayment of the ERBs, if a balance remains in the reserve subaccount, the increase in value of PG&E’s equity interest in the SPE due to the balance will be returned to ratepayers through the ERBBA.

(5)               The cost of federal and state income and franchise taxes.  This is the Fixed Recovery Tax Amount (FRTA) set forth in Senate Bill (SB) 772.  Prior to the issuance of the second series of ERBs, costs accrue to PG&E for the federal and state income and franchise taxes on amounts collected in the DRC charges to fund the principal repayment for the first series of ERBs.  PG&E is entitled to recover these income and franchise tax costs through FRTAs.  After issuance of the second series of ERBs, any income or franchise tax obligations that are not covered by the proceeds from the second series of ERBs and energy supplier refunds also accrue to PG&E.  PG&E also is entitled to recover these income and franchise tax costs through FRTAs.  When PG&E receives DRC charge revenue from ratepayers, it incurs an obligation to pay income and franchise taxes on the principal repayment portion of that revenue.  (The interest and expense portions of the DRC charges are offset by tax deductions.)  Prior to the issuance of the second series of ERBs, this obligation is collected from customers as FRTAs through the ERBBA.  After the issuance of the second series of ERBs, this obligation is anticipated to be offset by the amortization of the sum of:  (a) the proceeds from the issuance of the second series of ERBs; and (b) the energy supplier refunds received between the issuance

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of the first and second series of ERBs.  To the extent that this amortization is less than the accrued tax amount plus the franchise fee requirement, PG&E collects the difference from customers as FRTAs through the ERBBA.

(6)               The cost of franchise fees assessed by the cities and counties.  Whenever PG&E receives DRC charge revenue from customers, it incurs an obligation to pay franchise fees to the cities and counties in its service territory.  Payment of these franchise fees is the obligation of the customers.  An estimate of that obligation is included in the ERBBA based on the monthly DRC charge revenue collected times the franchise fee factor adopted in PG&E’s last General Rate Case.

(7)               An entry equal to the carrying cost at the short-term commercial paper rate on the difference, if any, between the after-tax unamortized portion of the Regulatory Asset and the amount of the ERB issuance (less issuance expenses).  This amount, which is expected to be small, could be either a benefit or a cost.  The size of the first series of ERBs will be set when the first series of ERBs is priced, based on an estimate of what the after-tax unamortized portion of the Regulatory Asset will be at the time of issuance, expected to occur two weeks later.  To the extent that there is any difference between the size of the first series of ERBs (less issuance expenses) and the actual after-tax unamortized portion of the Regulatory Asset at the time of issuance, that difference (expected to be small) will be carried in a subaccount and used to increase or decrease the proceeds needed from the second series of ERBs to cover income and franchise tax requirements.  To compensate ratepayers for PG&E’s short-term use of this difference before the second series of ERBs is issued, PG&E will accrue interest due to ratepayers at the short-term (commercial paper) rate in the ERBBA.

(8)               The benefit of a carrying cost on energy supplier refunds received or credited to PG&E between the first and second series of ERBs.  During the period between the issuance of the first and second series of ERBs, a carrying cost (at the commercial paper rate) for PG&E’s use of any energy supplier refunds expected to be received or credited to PG&E between the issuance of the first and second series of ERBs will be booked to the

5-6

ERBBA.  These refunds will be used to reduce the size of issuance of the second series of ERBs.  Energy supplier refunds expected to be received between the issuance of the first and second series of ERBs will be used to reduce the size of the issuance of the second series.  Prior to issuance of the second series of the ERBs, ratepayers will be credited with a carrying cost for PG&E’s short-term use of these funds through this balancing account.

(9)               The benefit of any additional energy supplier refunds received or credited to PG&E after the issuance of the second series of ERBs.  After issuance of the second series of ERBs, energy supplier refunds may continue to be received by PG&E.  These refunds belong to PG&E’s customers.  Therefore, these refunds must be returned to customers with interest.  PG&E proposes that the ERBBA be used for this purpose.

The ERBBA accumulates and distributes to ratepayers the miscellaneous benefits and costs associated with the ERB financing.  Costs and revenues will be recorded monthly in this balancing account.

Initially, a separate advice letter filing, made at the same time as the Issuance Advice Letter, will be used to establish the ERBBA and the ERBBA rate.  This advice letter should be ministerial because the tariff language will have already been approved in this proceeding.  After the initial advice letter filing, the rates for this component will be adjusted annually with the Electric Annual True-up Proceeding, or its successor proceeding as may be adopted by the Commission, to include the prior balance and estimated activity over the coming year.  An estimate of franchise fees and an allowance for uncollectible accounts expenses will be included in the revenue requirement used to set the rates.

Proposed tariff language for the ERBBA is presented in Appendix C.

D.                 Disposition of Existing Balances in the Regulatory Asset Revenue Adjustment Mechanism

Currently, the Regulatory Asset Revenue Adjustment Mechanism (RARAM), Part DC of PG&E’s Preliminary Statement to its electric tariffs, allows for the recovery in PG&E’s rates of the amortization of the Regulatory Asset and its associated revenue requirements.  With the issuance of the first series of ERBs and the establishment of the ERBBA, the RARAM will no longer be necessary

5-7

because the Regulatory Asset, reduced for energy supplier refunds expected to be received before the issuance, is refinanced with ERBs and the associated revenue requirements are recovered through DRC charges and the ERBBA.  Therefore, PG&E proposes to eliminate the RARAM and transfer any balances in the existing RARAM to the ERBBA for amortization in future rates.

The RARAM includes:  (1) a Regulatory Asset Revenue Requirement Account (RARRA) to track the authorized revenue requirements and revenues from rates; and (2) a Regulatory Asset Revenue Requirement True-up Tracking Subaccount (RARRTTS) to track differences in authorized and actual revenue requirements.  This difference is caused because rates were set using an authorized revenue requirement that included an estimate of energy supplier refunds PG&E expected to receive.  With the establishment of the DRC charges and the ERBBA, PG&E proposes to transfer the balance in both accounts (RARRA and RARRTTS) to the ERBBA for recovery.  The RARAM would be eliminated by the same advice letter that establishes the ERBBA and sets the ERBBA rate.

E.                   Financial Accounting

Consistent with the ratemaking established for the ERBs, PG&E plans to defer for financial reporting purposes amortization of the Regulatory Asset that relates to the securitization of the Recovery Property.  These deferred costs will be amortized to expense over the life of the ERBs as principal is repaid, and will result in a matching for financial reporting purposes of the effects of the securitization transaction.  This deferral for financial reporting purposes will have no effect on ratepayers.

F.                   Conclusion

The proposed ratemaking structure described in this chapter assures that PG&E will recover the Regulatory Asset, that there will be sufficient revenue to cover the cost and obligations, and that ratepayers will receive the benefits of the refinancing with ERBs.

5-8

PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 6

RATE PROPOSAL

PACIFIC GAS AND ELECTRIC COMPANY
CHAPTER 6
RATE PROPOSAL

A.	Introduction

B.	DRC Charge Calculation

	1.	Allocation Among Customers

	2.	Total Rate Change

	3.	Applicability

	4.	Non-Bypassability

C.	Bill Presentation

D.	Rate Components Used for Revenue Accounting

E.	Conclusion

6-i

PACIFIC GAS AND ELECTRIC COMPANY

CHAPTER 6

RATE PROPOSAL

A.                 Introduction

This chapter presents Pacific Gas and Electric Company’s (PG&E or the Company) rate proposal in the Energy Recovery Bond (ERB) Financing proceeding.  While an explanation of how the Dedicated Rate Component (DRC) charge will be calculated was presented in Chapter 5 and Appendix A, Section B of this chapter presents the basis for allocating and designing the DRC charge and the other ERB-related charges described in Chapter 5 on an equal cents per kilowatt-hour (kWh) basis.  In addition, in Section C, PG&E describes how the DRC charge and other ERB-related charges will be shown on bills.  PG&E establishes the method used to determine ERB-related revenues for revenue accounting in Section D.  Finally, Section E is the conclusion.

B.                 DRC Charge Calculation

The DRC charge and other ERB-related charges will be set on an equal cents per kWh basis.  In this section, PG&E presents the allocation of these ERB-related charges among customers.

1.                   Allocation Among Customers

The Settlement Agreement With Respect to Allocation and Rate Design Issues Associated with the Decrease in 2004 Revenue Requirement Arising from the Approval of the Modified Settlement Agreement in California Public Utilities Commission (CPUC or Commission) Decision 03-12-035 (RDSA), adopted in Decision 04-02-062, establishes the basis for allocation of the Modified Settlement Agreement (MSA) Regulatory Asset, or a successor ratemaking mechanism such as a DRC charge, among PG&E’s customers.  This ERB proceeding is for the purpose of establishing that successor ratemaking mechanism.  As described in Chapter 5, ERB-related rate components consist of the DRC charge (for the first and second series of ERBs (Series 1 and Series 2)) and the ERB Balancing Account (ERBBA) rate.

6-1

The guidance established by the RDSA dictates the revenue allocation for the DRC charge, as well as other ERB-related charges such as the ERBBA rate.  Specifically, paragraph 7 of the RDSA provides in part:

The revenue requirement associated with the regulatory asset established by the Modified Settlement Agreement, or a successor ratemaking mechanism such as the Dedicated Rate Component (DRC), shall be allocated to all customers of the utility, including but not limited to bundled and direct access customers, on an equal cents per kWh, nonbypassable basis (except as noted in paragraph 9 below). …. If approved by the Commission, the principles in this paragraph shall constitute a final resolution among the parties governing the allocation of the Regulatory Asset or successor ratemaking mechanism, such as DRC, among customer classes and shall not be subject to relitigation by the parties in a future Commission proceeding.

Therefore, consistent with the RDSA, PG&E proposes that all customers that pay this charge will pay the same cents per kWh charge encompassing both the DRC charge and the ERBBA rate.

The illustrative DRC charge for 2005 from Appendix A is $0.00336 per kWh.  The ERBBA rate is determined by dividing the ERBBA revenue requirement from Chapter 4 (Table 4-4) by the applicable sales.  The illustrative ERRBA rate is equal to $0.00165 per kWh.  The sum of these two rate components, or $0.00501 per kWh, will displace the current Regulatory Asset rate of $0.00597 per kWh, yielding an illustrative overall bundled service reduction in 2005 of $0.00096 per kWh.  For 2006, PG&E estimates that the sum of ERB-related charges will be equal to $0.00407 per kWh.

2.                   Total Rate Change

After determining the rates for the ERBBA and the DRC charge, total electric rates are determined by simply summing the current rates that are not changing in this proceeding (such as nuclear decommissioning and public purpose programs) and the proposed rates for the ERBBA and the DRC charge.  In general, these adjustments are straightforward.  In the residential class, however, PG&E proposes that Tier 1 and Tier 2 rates for usage up to 130 percent of baseline be maintained at their current level for rate schedules in effect as of February 1, 2001.  Rather than reducing Tier 1

6-2

and Tier 2 rates, PG&E proposes to reduce Tier 3 and Tier 4 rates to reflect the full reduction allocated to each affected residential rate schedule.[1]

PG&E opposes reductions to Tier 1 and Tier 2 residential rates at this time because the residential class in general, and Tier 1 and Tier 2 use specifically, were allocated a relatively small proportion of the generation surcharges levied in 2001, requiring larger residential customers to shoulder more than their fair share of the rate increases allocated to the residential class during the energy crisis.  While Water Code Section 80110 prohibits increases to total charges for residential usage up to 130 percent of baseline, the Commission should not reduce these rates on rate schedules subject to this provision of the Water Code until fully evaluating revenue allocation and rate design in Phase 2 of PG&E’s General Rate Case.

Table 6-1 shows PG&E’s illustrative revenue allocation for 2005 and 2006.  The reduction for 2005 is shown relative to current rates, while the 2006 reduction is relative to 2005.  As reflected in Table 6-1, most Direct Access (DA) customers will not see an overall reduction in bills since the DA Cost Responsibility Surcharge (CRS) is capped at $0.02700 per kWh.  In these cases, the reduction resulting from implementing the ERBs is offset by an increase to DWR power charges.  However, continuous DA customers, CARE DA customers and medical baseline DA customers only pay the Competition Transition Charge and MSA Regulatory Asset (now ERBs) portions of the DA CRS, and will therefore, see a reduction due to implementation of ERBs.  The illustrative allocation for these customers is not reflected in Table 6-1.  PG&E’s illustrative proposed bundled service rates for each schedule for 2005 are provided as Appendix B.

[1]                                 Customers whose use does not extend into Tier 3 or Tier 4 and customers taking service on the California Alternate Rates for Energy (CARE) or medical baseline programs will not receive a reduction.  Reductions that would have been allocated to these customers were allocated to reduce non-CARE (and non-medical baseline) Tier 3 and Tier 4 rates.

6-3

TABLE 6-1
PACIFIC GAS AND ELECTRIC COMPANY
ILLUSTRATIVE REVENUE ALLOCATION RESULTS

Line No.	Class	Service Type	2005 Proposed Reduction	Percent Change	2006 Proposed Reduction	Percent Change
			($000s)		($000s)
1	Residential	Bundled	$27,858	-0.77%	$27,589	-0.75%
2		Direct Access	$0	0.00%	$0	0.00%
3	Small L&P	Bundled	$7,858	-0.65%	$7,782	-0.63%
4		Direct Access	$0	0.00%	$0	0.00%
5	Medium L&P	Bundled	$12,282	-0.68%	$12,164	-0.67%
6		Direct Access	$0	0.00%	$0	0.00%
7	E-19	Bundled	$7,826	-0.75%	$7,751	-0.74%
8		Direct Access	$0	0.00%	$0	0.00%
9	Agriculture	Bundled	$3,801	-0.84%	$3,764	-0.82%
10		Direct Access	$0	0.00%	$0	0.00%
11	Streetlight	Bundled	$375	-0.66%	$371	-0.64%
12	Standby	Bundled	$253	-0.74%	$251	-0.73%
13	E-20	Bundled	$9,649	-0.91%	$9,556
14		Direct Access	$0	0.00%	$0	0.00%

15	System Total	Bundled	$69,903	-0.75%	$69,228	-0.74%
16		Direct Access	$0	0.00%	$0	0.00%

3.                   Applicability

Senate Bill (SB) 772, Section 848.1(b), provides that the DRC charge is to be recovered from existing and future customers in PG&E’s service territory as of December 19, 2003, including all DA, bundled and departing load (DL) customers, excepting that the following shall bear no responsibility for DRC charges:

(1) New load or incremental load of an existing PG&E customer where the load is being met through a direct transaction and the transaction does not require the use of transmission or distribution facilities owned by PG&E.

(2) Customer generation departing load that is exempt from Department of Water Resources power charges pursuant to the Commission’s Decision 03-04-030, as modified by Decision 03-04-041, and as clarified and confirmed by Decision 03-05-039, except that the load shall pay the costs as a component of and in proportion to any purchase of electricity delivered by PG&E under standby or other service made following its departure.  (The RDSA had set forth a similar exemption for customer generation departing load.)

(3) The Department of Water Resources, with respect to the pumping, generation, and transmission facilities and operations of the State Water Resources Development System, except to the extent that system facilities receive electric service from PG&E on or after December 19, 2003, under a Commission approved tariff.

6-4

(4) Retail electric load, continuously served by a local publicly owned electric utility from January 1, 2000, through June 7, 2004.

(5) Load that after June 7, 2004, comes to take electric service from a city where all the following conditions are met:

(A) The new load is from locations that never received electric service from PG&E.

(B) The city owns and operates the local publicly owned electric utility.

(C) The local publicly owned electric utility served more than 95 percent of the customers receiving electric service residing within the city limits prior to December 19, 2003.

(D) The city annexed the territory in which the load is located on or after December 19, 2003.

(E) Following annexation, the city provides all municipal services to the annexed territory that the city provides to other territory within the city limits, including electric service.

(F) The total load exempt from paying DRC charges and associated fixed recovery tax amounts pursuant to this exception does not exceed 50 megawatts, as determined by the Commission, and any load above the 50 megawatt exemption amount generally shall be responsible for paying DRC charges and associated fixed recovery tax amounts.[2]

In addition, SB 772 directs that the Commission is to determine the extent to which the DRC charge and any associated fixed recovery tax amounts (which are included in the ERBBA, as discussed in Chapter 5) are recoverable from new municipal load, consistent with the Commission’s determination in the limited rehearing granted in Decision 03-08-076.  SB 772 provides that this Commission determination is to be made on the earlier of the date the Commission adopts a Financing Order or December 31, 2004.  PG&E understands that this issue will be addressed in conjunction with the Commission’s consideration of the rehearing referenced above.  Therefore, this issue should not be addressed as a part of this proceeding.

4.                   Non-Bypassability

SB 772 provides that the DRC charge and any associated fixed recovery tax amounts (which are included in the ERBBA) are non-

[2]                                 PU Code Section 848.1(b).

6-5

bypassable except for the specific exemptions for DL listed above.  PG&E proposes to apply the same exemptions for DL to any remaining portion of the ERRBA.  Thus, in all cases of DL other than the specific exemptions listed above, customers must pay the DRC charge and the ERBBA rate.  Accordingly, PG&E proposes to calculate the ERB-related amounts that must be paid by DL customers using an approach that is consistent with the method currently in place for calculation of the DL charge for the Rate Reduction Bonds (RRB).  In general, these customers will pay for the DRC charge and the ERBBA rate based on either recorded pre-departure use or current actual use.  However, in certain instances use may not be available on either a current or recorded basis.  The specific basis for determining the use to be considered in making the calculation of ERB-related amounts for these cases, as well as cases where the customer’s use is available, is being addressed in separate advice letters[3] for application of the MSA Regulatory Asset.  PG&E proposes to apply the same mechanisms approved in these and related advice letters to calculation of DRC charges and ERBBA rates approved by the Commission in this proceeding.

C.                 Bill Presentation

PG&E proposes to combine all components of the ERB-related revenue requirements into a single line item for presentation on bills.  As discussed above, this includes the DRC charge and the ERBBA.  PG&E proposes that the combined item be titled “Energy Cost Recovery Amount” on customers’ bills.

However, PG&E proposes the following requirements to ensure that the DRC charge is adequately disclosed to customers consistent with the “true sale” opinion, discussed in Chapter 3, which will be issued by legal counsel in connection with the ERB transaction.  Specifically, PG&E proposes to include a definition of the billed charge on the back of each customer bill.  That definition must state:  (i) the current DRC charge (in dollars per kWh); (ii) that the DRC charge has been transferred to a Special Purpose Entity and does not belong to PG&E; and (iii) that PG&E is collecting the DRC charge on behalf of that Special Purpose Entity.  PG&E proposes the following definition:

[3]                                 For Customer Generation DL, see Advice Letter 2375-E; For Municipal DL, see Advice Letter 2433-E; For New Municipal DL, see Advice Letter 2483-E.

6-6

Energy Cost Recovery Amount:  The charges approved by the CPUC enabling PG&E to emerge from bankruptcy.  One of these charges is called the Dedicated Rate Component (DRC) charge.  The DRC charge was $0.00000 per kWh prior to January 1, 2005 and $0.00336 per kWh thereafter.  The DRC charge has been transferred to a Special Purpose Entity and does not belong to PG&E.  PG&E is collecting the DRC charge on behalf of that Special Purpose Entity.

D.                 Rate Components Used for Revenue Accounting

While the DRC charge for Series 1 and 2 and the ERBBA rate will be combined for presentation on bills, PG&E proposes to separate revenue into these three components for revenue accounting purposes.  The rate used to decompose each of the two series of ERBs will be presented in Preliminary Statement Part I, Rate Summary, of PG&E’s electric tariffs.  The ERBBA revenue will be determined residually by subtracting the revenue collected for Series 1 and Series 2 of the ERBs from the total billed “Energy Cost Recovery Amount.”  The rate for the DRC charge will be determined as described in Chapter 5 and Appendix A.  The rates for the ERBBA will be determined initially by advice letter and in the Electric Annual True-Up proceeding each year thereafter.

E.                   Conclusion

PG&E requests that the Commission approve PG&E’s proposal for development of the DRC charge as presented in this chapter, as well as its proposal for displaying the DRC charge and other ERB-related rate components on bills and in tariffs.

6-7

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX A

DESCRIPTION OF CASH FLOW MODEL

PACIFIC GAS AND ELECTRIC COMPANY
APPENDIX A
DESCRIPTION OF CASH FLOW MODEL

A.	Introduction

B.	Overview of the ERB Cash Flow Model

C.	DRC Charge Calculation

A-i

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX A

DESCRIPTION OF CASH FLOW MODEL

A.                 Introduction

The purpose of this appendix is to describe the cash flow model used to calculate the Fixed Recovery Amount (Dedicated Rate Component or DRC) charge for electric customers.  DRC charge rates will be calculated separately for each series of Recovery Bonds (Energy Recovery Bonds or ERBs) issued.

The remainder of this appendix is organized as follows:

•                       Overview of the ERB Cash Flow Model; and

•                       DRC charge calculation.

B.                 Overview of the ERB Cash Flow Model

The ERB cash flow spreadsheet models the expected interest payments and principal amortization of the ERBs based on assumptions for a monthly electric load forecast from 2005 to 2012, sizes of the first and second series of the ERBs, losses on collections from customers, and ongoing expenses such as overcollateralization and servicing and trustee fees.  The model determines the annual DRC charge for electric customers necessary to amortize the ERBs on a mortgage style basis over the life of the ERBs (through 2012), assuming quarterly interest and principal payments.  If the bonds actually issued have different terms, the model will be changed to match the actual characteristics of the ERBs issued.

C.                 DRC Charge Calculation

The ERB cash flow model will calculate one DRC charge that will apply to electric customers.  Pacific Gas and Electric Company (PG&E or the Company) proposes that the ERB amortization schedule will be set such that principal is payable on a mortgage style basis over the life of the transaction.  The initial DRC charge will be determined as described below:

•                       Step 1:  Determine the monthly electric sales forecast for electric customers for the years 2005 to 2012.

•                       Step 2:  Determine all components to be covered by DRC charge collections in each year from 2005 to 2012.  These components include ERB interest, other ongoing expenses, uncollectibles, overcollateralization, and scheduled principal payments on both the first and second series of the ERB.[1]

This model assumes that DRC charge collections will be remitted monthly and held by the Bond Trustee in a collection account for distribution on quarterly payment dates.  For purposes of determining the DRC charge, investment earnings on amounts in the capital subaccount of the collection account will not be included as part of the collections available to pay debt service and ongoing expenses.

•                       Step 3:  The sum of all estimated components for each year indicates the aggregate amount of DRC charge collections necessary.  The sum of the products of the DRC charge multiplied by the electric usage projections for each year will be calculated to equal the sum of the components for that year.

For each year, the components =

where:

n	=	one to 12 months;

Pn	=	monthly usage projection for all non-exempt electric customers; and

T	=	DRC charge for all non-exempt electric customers.

The DRC charge is established through an iterative process that solves for the lowest annual DRC charge which, based on projected monthly usage, will cover all estimated tariff components for that year.  The amount of principal payments payable each year will be based on a mortgage style schedule such that, on an annual basis, the sum of the principal payments plus interest payments will be equal each year.  The amount of principal paid to investors will be lower in the earlier years of the transaction and higher in the later years.  The amount of interest paid to investors will be higher in the earlier years of the transaction and lower in the later years and will change each year based on the quarterly amortization of principal.  Fixed estimates for any other tariff

[1]                                 Uncollectible billed DRC charge revenue and the timing of the remittances based on servicing procedures and delinquencies will each affect cash flow available to cover the tariff components and, consequently, will each be factored into the DRC charge as a component.

components will be included as absolute dollar amounts.  Expected quarterly payments in each year will be different for each quarter because a fixed kilowatt-hour (kWh) charge will be applied to different projected levels of usage during each quarterly period.  Because this amortization rate is based on the projected usage within each year, the amount of interest payable each year will depend in part on timing differences caused by seasonal changes in projected usage.

Table A-1 presents an illustrative forecast of DRC charges for electric customers.  The actual DRC charges may be different from those estimated here, depending on the exact structure of the ERBs issued.

It is important to reiterate that the DRC charge is calculated to cover only “debt service” revenue requirements on the ERBs (principal and interest payments, overcollateralization and other ongoing expenses directly related to the bonds), and does not include related but separate revenue requirements for items such as associated federal and state income and franchise taxes or financed tax carrying cost credits.  These amounts are captured in the ERB Balancing Account.

TABLE A-1
PACIFIC GAS AND ELECTRIC COMPANY
ILLUSTRATIVE DRC CHARGE FORECAST(a)
(cents/kWh)

Line No.	Effective Date	DRC Series 1	DRC Series 2
1	1/1/05	0.336	—
2	1/1/06	0.333	0.233
3	1/1/07	0.330	0.231
4	1/1/08	0.327	0.230
5	1/1/09	0.325	0.228
6	1/1/10	0.322	0.226
7	1/1/11	0.320	0.224
8	1/1/12	0.317	0.222

(a)          Note that these DRC charges do not reflect certain costs and assumptions that will be determined at a later date in the servicing agreement, based on input from the credit rating agencies.

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX B

PRESENT AND PROPOSED ILLUSTRATIVE TOTAL BUNDLED RATES

E-1

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.16427	.16427

EM

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.16427	.16427

ES

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.16427	.16427

DISCOUNT ($/dwelling unit/day)	.10579	.10579

MARL ($/kWh)	.05435	.05435

ESR

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.16427	.16427

ET

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.16427	.16427

DISCOUNT ($/dwelling unit/day)	.34300	.34300

MARL ($/kWh)	.05435	.05435

E-7

	Present	Proposed
ENERGY CHARGE ($/kWh)
SUMMER
Peak
Baseline Usage	.32524	.32524
101% - 130% of Baseline	.32524	.32524
131% - 200% of Baseline	.36104	.35644
201% - 300% of Baseline	.39174	.38657
Over 300% of Baseline	.39174	.38657
Off-Peak
Baseline Usage	.09515	.09515
101% - 130% of Baseline	.09515	.09515
131% - 200% of Baseline	.13095	.12901
201% - 300% of Baseline	.16165	.15914
Over 300% of Baseline	.16165	.15914

Baseline Credit (per kWh of baseline use)	.01732	.01732

WINTER
Peak
Baseline Usage	.12636	.12636
101% - 130% of Baseline	.12636	.12636
131% - 200% of Baseline	.16216	.15986
201% - 300% of Baseline	.19286	.18999
Over 300% of Baseline	.19286	.18999
Off-Peak
Baseline Usage	.09851	.09851
101% - 130% of Baseline	.09851	.09851
131% - 200% of Baseline	.13431	.13233
201% - 300% of Baseline	.16501	.16246
Over 300% of Baseline	.16501	.16246

Baseline Credit (per kWh of baseline use)	.01732	.01732

One-time Installation Charge Rate W ($/meter)	277.00	277.00

METER CHARGE ($/meter/day)
E-7	.12813	.12813
Rate W	.04270	.04270

MINIMUM CHARGE
($/meter/day)	.16427	.16427

E-A7

	Present	Proposed
ENERGY CHARGE ($/kWh)
SUMMER
Peak
Baseline Usage	.35733	.35733
101% - 130% of Baseline	.35733	.35733
131% - 200% of Baseline	.39313	.38877
201% - 300% of Baseline	.42383	.41898
Over 300% of Baseline	.42383	.41898
Off-Peak
Baseline Usage	.09053	.09053
101% - 130% of Baseline	.09053	.09053
131% - 200% of Baseline	.12633	.12459
201% - 300% of Baseline	.15703	.15480
Over 300% of Baseline	.15703	.15480

Baseline Credit (per kWh of baseline use)	.01732	.01732

WINTER
Peak
Baseline Usage	.12548	.12548
101% - 130% of Baseline	.12548	.12548
131% - 200% of Baseline	.16128	.15919
201% - 300% of Baseline	.19198	.18941
Over 300% of Baseline	.19198	.18941
Off-Peak
Baseline Usage	.09860	.09860
101% - 130% of Baseline	.09860	.09860
131% - 200% of Baseline	.13440	.13258
201% - 300% of Baseline	.16510	.16279
Over 300% of Baseline	.16510	.16279

Baseline Credit (per kWh of baseline use)	.01732	.01732

One-time Installation Charge Rate Y ($/meter)	277.00	277.00

METER CHARGE ($/meter/day)
E-A7	.12813	.12813
Rate Y	.04270	.04270

MINIMUM CHARGE
($/meter/day)	.16427	.16427

E-8

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Baseline Usage	.13017	.13017
101% - 130% of Baseline	.13017	.13017
131% - 200% of Baseline	.16597	.16448
201% - 300% of Baseline	.19667	.19499
Over 300% of Baseline	.19667	.19499
Winter
Baseline Usage	.08308	.08308
101% - 130% of Baseline	.08308	.08308
131% - 200% of Baseline	.11888	.11760
201% - 300% of Baseline	.14958	.14812
Over 300% of Baseline	.14958	.14812

CUSTOMER CHARGE ($/meter/day)	.45733	.45733

E-9 RATE A

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.31409	.31409
101% - 130% of Baseline	.31409	.31409
131% - 200% of Baseline	.34989	.34555
201% - 300% of Baseline	.38059	.37574
Over 300% of Baseline	.38059	.37574
Part-Peak
Baseline Usage	.11439	.11439
101% - 130% of Baseline	.11439	.11439
131% - 200% of Baseline	.15019	.14807
201% - 300% of Baseline	.18089	.17827
Over 300% of Baseline	.18089	.17827
Off-Peak
Baseline Usage	.05405	.05405
101% - 130% of Baseline	.05405	.05405
131% - 200% of Baseline	.08985	.08841
201% - 300% of Baseline	.12055	.11860
Over 300% of Baseline	.12055	.11860

Baseline Credit (per kWh of baseline use)	.01732	.01732

Winter
Part-Peak
Baseline Usage	.11426	.11426
101% - 130% of Baseline	.11426	.11426
131% - 200% of Baseline	.15006	.14795
201% - 300% of Baseline	.18076	.17814
Over 300% of Baseline	.18076	.17814
Off-Peak
Baseline Usage	.06328	.06328
101% - 130% of Baseline	.06328	.06328
131% - 200% of Baseline	.09908	.09753
201% - 300% of Baseline	.12978	.12773
Over 300% of Baseline	.12978	.12773

Baseline Credit (per kWh of baseline use)	.01732	.01732

METER CHARGE ($/meter/day)	.24312	.24312

MINIMUM CHARGE
($/meter/day)	.16427	.16427

E-9 RATE B

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.30963	.30963
101% - 130% of Baseline	.30963	.30963
131% - 200% of Baseline	.34543	.34116
201% - 300% of Baseline	.37613	.37137
Over 300% of Baseline	.37613	.37137
Part-Peak
Baseline Usage	.10993	.10993
101% - 130% of Baseline	.10993	.10993
131% - 200% of Baseline	.14573	.14367
201% - 300% of Baseline	.17643	.17388
Over 300% of Baseline	.17643	.17388
Off-Peak
Baseline Usage	.06129	.06129
101% - 130% of Baseline	.06129	.06129
131% - 200% of Baseline	.09709	.09557
201% - 300% of Baseline	.12779	.12578
Over 300% of Baseline	.12779	.12578

Winter
Part-Peak
Baseline Usage	.11030	.11030
101% - 130% of Baseline	.11030	.11030
131% - 200% of Baseline	.14610	.14404
201% - 300% of Baseline	.17680	.17425
Over 300% of Baseline	.17680	.17425
Off-Peak
Baseline Usage	.06976	.06976
101% - 130% of Baseline	.06976	.06976
131% - 200% of Baseline	.10556	.10395
201% - 300% of Baseline	.13626	.13416
Over 300% of Baseline	.13626	.13416

METER CHARGE ($/meter/day)	.24312	.24312

MINIMUM CHARGE
($/meter/day)	.16427	.16427

EL-1

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.09240	.09240
101% - 130% of Baseline	.10626	.10626
131% - 200% of Baseline	.10626	.10626
201% - 300% of Baseline	.10626	.10626
Over 300% of Baseline	.10626	.10626

MINIMUM CHARGE
($/meter/day)	.13142	.13142

EML

	Present	Proposed
ENERGY CHARGE ($/kWh)
Baseline Usage	.09240	.09240
101% - 130% of Baseline	.10626	.10626
131% - 200% of Baseline	.10626	.10626
201% - 300% of Baseline	.10626	.10626
Over 300% of Baseline	.10626	.10626

MINIMUM CHARGE
($/meter/day)	.13142	.13142

ESL

	Present	Proposed
ENERGY CHARGE ($/kWh)
CARE
Baseline Usage	.09240	.09240
101% - 130% of Baseline	.10626	.10626
131% - 200% of Baseline	.10626	.10626
201% - 300% of Baseline	.10626	.10626
Over 300% of Baseline	.10626	.10626

Non-CARE
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.13142	.13142

DISCOUNT ($/dwelling unit/day)	.10579	.10579

MARL ($/kWh)	.05435	.05435

ESRL

	Present	Proposed
ENERGY CHARGE ($/kWh)
CARE
Baseline Usage	.09240	.09240
101% - 130% of Baseline	.10626	.10626
131% - 200% of Baseline	.10626	.10626
201% - 300% of Baseline	.10626	.10626
Over 300% of Baseline	.10626	.10626

Non-CARE
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.13142	.13142

ETL

	Present	Proposed
ENERGY CHARGE ($/kWh)
CARE
Baseline Usage	.09240	.09240
101% - 130% of Baseline	.10626	.10626
131% - 200% of Baseline	.10626	.10626
201% - 300% of Baseline	.10626	.10626
Over 300% of Baseline	.10626	.10626

Non-CARE
Baseline Usage	.12589	.12589
101% - 130% of Baseline	.14321	.14321
131% - 200% of Baseline	.17901	.17509
201% - 300% of Baseline	.20971	.20461
Over 300% of Baseline	.20971	.20461

MINIMUM CHARGE
($/meter/day)	.13142	.13142

DISCOUNT ($/dwelling unit/day)	.34300	.34300

MARL ($/kWh)	.05435	.05435

EL-7

	Present		Proposed
ENERGY CHARGE ($/kWh)
SUMMER
Peak
Baseline Usage	.31524		.31524
101% - 130% of Baseline	.31524		.31524
131% - 200% of Baseline	.31524		.31524
201% - 300% of Baseline	.31524		.31524
Over 300% of Baseline	.31524		.31524
Off-Peak
Baseline Usage	.08515		.08515
101% - 130% of Baseline	.08515		.08515
131% - 200% of Baseline	.08515		.08515
201% - 300% of Baseline	.08515		.08515
Over 300% of Baseline	.08515		.08515

Baseline Credit (per kWh of baseline use)	.01732		.01732

WINTER
Peak
Baseline Usage	.11636		.11636
101% - 130% of Baseline	.11636		.11636
131% - 200% of Baseline	.11636		.11636
201% - 300% of Baseline	.11636		.11636
Over 300% of Baseline	.11636		.11636
Off-Peak
Baseline Usage	.08851		.08851
101% - 130% of Baseline	.08851		.08851
131% - 200% of Baseline	.08851		.08851
201% - 300% of Baseline	.08851		.08851
Over 300% of Baseline	.08851		.08851

Baseline Credit (per kWh of baseline use)	.01732		.01732

One-time Installation Charge Rate W ($/meter)	277.00		277.00

METER CHARGE EL-7 ($/meter/day)	(N/A	)	(N/A	)

MINIMUM CHARGE
($/meter/day)	.16427		.16427

EL-A7

	Present		Proposed
ENERGY CHARGE ($/kWh)
SUMMER
Peak
Baseline Usage	.34733		.34733
101% - 130% of Baseline	.34733		.34733
131% - 200% of Baseline	.34733		.34733
201% - 300% of Baseline	.34733		.34733
Over 300% of Baseline	.34733		.34733
Off-Peak
Baseline Usage	.08053		.08053
101% - 130% of Baseline	.08053		.08053
131% - 200% of Baseline	.08053		.08053
201% - 300% of Baseline	.08053		.08053
Over 300% of Baseline	.08053		.08053

Baseline Credit (per kWh of baseline use)	.01732		.01732

WINTER
Peak
Baseline Usage	.11548		.11548
101% - 130% of Baseline	.11548		.11548
131% - 200% of Baseline	.11548		.11548
201% - 300% of Baseline	.11548		.11548
Over 300% of Baseline	.11548		.11548
Off-Peak
Baseline Usage	.08860		.08860
101% - 130% of Baseline	.08860		.08860
131% - 200% of Baseline	.08860		.08860
201% - 300% of Baseline	.08860		.08860
Over 300% of Baseline	.08860		.08860

Baseline Credit (per kWh of baseline use)	.01732		.01732

One-time Installation Charge EL-A7 ($/meter)	277.00		277.00

METER CHARGE EL-A7 ($/meter/day)	(N/A	)	(N/A	)

MINIMUM CHARGE
($/meter/day)	.16427		.16427

EL-8

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Baseline Usage	.09582	.09582
101% - 130% of Baseline	.09582	.09582
131% - 200% of Baseline	.09582	.09582
201% - 300% of Baseline	.09582	.09582
Over 300% of Baseline	.09582	.09582
Winter
Baseline Usage	.05815	.05815
101% - 130% of Baseline	.05815	.05815
131% - 200% of Baseline	.05815	.05815
201% - 300% of Baseline	.05815	.05815
Over 300% of Baseline	.05815	.05815

CUSTOMER CHARGE ($/meter/day)	.36586	.36586

A-1

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer	.19408	.19312
Winter	.12805	.12709

CUSTOMER CHARGE ($/meter/day)
Single-phase	.26612	.26612
Polyphase	.39425	.39425

A-6

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak	.29806	.29710
Part-Peak	.13800	.13704
Off-Peak	.08593	.08497
Winter
Part-Peak	.15068	.14972
Off-Peak	.10135	.10039

METER CHARGE ($/meter/day)
Rate A-6	.22341	.22341
Rate W	.06571	.06571
Rate X	.22341	.22341

CUSTOMER CHARGE ($/meter/day)
Single-phase	.26612	.26612
Polyphase	.39425	.39425

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

One-time INSTALLATION CHARGE ($/meter)	443.00	443.00
One-time PROCESSING CHARGE ($/meter)	87.00	87.00

A-10

	Present	Proposed
ENERGY CHARGE ($/kWh)
Transmission
Summer	.13239	.13143
Winter	.10929	.10833
Primary
Summer	.14286	.14190
Winter	.10166	.10070
Secondary
Summer	.14128	.14032
Winter	.10286	.10190

DEMAND CHARGE ($/kW)
Transmission
Summer	1.95	1.95
Winter	.44	.44
Primary
Summer	5.44	5.44
Winter	1.62	1.62
Secondary
Summer	6.60	6.60
Winter	1.62	1.62

CUSTOMER CHARGE ($/meter/day)	2.46407	2.46407

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

A-10 TOU

	Present	Proposed
ENERGY CHARGE ($/kWh)
Transmission
Peak-Period
Summer	.14175	.14079
Winter	—	—
Part-Peak-Period
Summer	.13343	.13247
Winter	.11265	.11169
Off-Peak-Period
Summer	.12660	.12564
Winter	.10582	.10486
Primary
Peak-Period
Summer	.17964	.17868
Winter	—	—
Part-Peak-Period
Summer	.13395	.13299
Winter	.10507	.10411
Off-Peak-Period
Summer	.12704	.12608
Winter	.09815	.09719
Secondary
Peak-Period
Summer	.17284	.17188
Winter	—	—
Part-Peak-Period
Summer	.13433	.13337
Winter	.10631	.10535
Off-Peak-Period
Summer	.12734	.12638
Winter	.09931	.09835

DEMAND CHARGE ($/kW)
Transmission
Summer	1.95	1.95
Winter	.44	.44
Primary
Summer	5.44	5.44
Winter	1.62	1.62
Secondary
Summer	6.60	6.60
Winter	1.62	1.62

CUSTOMER CHARGE ($/meter/day)	2.46407	2.46407

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

A-15

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer	.21095	.20999
Winter	.16187	.16091

CUSTOMER CHARGE ($/meter/day)	.26612	.26612
FACILITY CHARGE ($/meter/day)	.25626	.25626

E-19 Secondary

	Present	Proposed
FIRM
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	13.23	13.23
Winter	—	—
Maximum Part-Peak-Period
Summer	3.66	3.66
Winter	3.61	3.61
Maximum Demand
Summer	2.51	2.51
Winter	2.51	2.51

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.15864	.15768
Winter	—	—
Part-Peak-Period
Summer	.09582	.09486
Winter	.10163	.10067
Off-Peak-Period
Summer	.08159	.08063
Winter	.08138	.08042

AVERAGE RATE LIMITER - Summer ($/kWh)	.14043	.14043
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.97773	.97773

CUSTOMER CHARGE ($/meter/day)
E-19	5.74949	5.74949
Rate V	2.66119	2.66119
Rate W	2.50349	2.50349
Rate X	2.66119	2.66119

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

One-time INSTALLATION CHARGE ($/meter)	443.00	443.00
One-time PROCESSING CHARGE ($/meter)	87.00	87.00

Optional Optimal Billing Customer Charge ($/meter/mo)	130.00	130.00

E-19 Primary

	Present	Proposed
FIRM
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	11.72	11.72
Winter	—	—
Maximum Part-Peak-Period
Summer	2.63	2.63
Winter	2.63	2.63
Maximum Demand
Summer	2.52	2.52
Winter	2.52	2.52

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.13277	.13181
Winter	—	—
Part-Peak-Period
Summer	.08562	.08466
Winter	.09394	.09298
Off-Peak-Period
Summer	.07724	.07628
Winter	.07823	.07727

AVERAGE RATE LIMITER - Summer ($/kWh)	.14043	.14043
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.84937	.84937

CUSTOMER CHARGE ($/meter/day)
E-19	4.59959	4.59959
Rate V	2.66119	2.66119
Rate W	2.50349	2.50349
Rate X	2.66119	2.66119

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

One-time INSTALLATION CHARGE ($/meter)	443.00	443.00
One-time PROCESSING CHARGE ($/meter)	87.00	87.00

Optional Optimal Billing Customer Charge ($/meter/mo)	130.00	130.00

E-19 Transmission

	Present	Proposed
Firm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	7.48	7.48
Winter	—	—
Maximum Part-Peak-Period
Summer	.60	.60
Winter	.75	.75
Maximum Demand
Summer	.34	.34
Winter	.34	.34

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.14362	.14266
Winter	—	—
Part-Peak-Period
Summer	.09757	.09661
Winter	.11288	.11192
Off-Peak-Period
Summer	.08826	.08730
Winter	.09324	.09228

AVERAGE RATE LIMITER - Summer ($/kWh)	—	—
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.58676	.58676

CUSTOMER CHARGE ($/meter/day)
E-19	20.04107	20.04107
Rate V	2.66119	2.66119
Rate W	2.50349	2.50349
Rate X	2.66119	2.66119

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

One-time INSTALLATION CHARGE ($/meter)	443.00	443.00
One-time PROCESSING CHARGE ($/meter)	87.00	87.00

E-19 Secondary

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	5.73	5.73
Winter	—	—
Maximum Part-Peak-Period
Summer	3.16	3.16
Winter	3.11	3.11
Maximum Demand
Summer	2.51	2.51
Winter	2.51	2.51

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.14617	.14521
Winter	—	—
Part-Peak-Period
Summer	.09450	.09354
Winter	.10031	.09935
Off-Peak-Period
Summer	.08027	.07931
Winter	.08006	.07910

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	11.99179	11.99179
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	12.32033	12.32033

E-19 Primary

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	4.22	4.22
Winter	—	—
Maximum Part-Peak-Period
Summer	2.13	2.13
Winter	2.13	2.13
Maximum Demand
Summer	2.52	2.52
Winter	2.52	2.52

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.12030	.11934
Winter	—	—
Part-Peak-Period
Summer	.08430	.08334
Winter	.09262	.09166
Off-Peak-Period
Summer	.07592	.07496
Winter	.07691	.07595

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	10.84189	10.84189
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	11.17043	11.17043

E-19 Transmission

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	(.02)	(.02)
Winter	—	—
Maximum Part-Peak-Period
Summer	.10	.10
Winter	.25	.25
Maximum Demand
Summer	.34	.34
Winter	.34	.34

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.13115	.13019
Winter	—	—
Part-Peak-Period
Summer	.09625	.09529
Winter	.11156	.11060
Off-Peak-Period
Summer	.08694	.08598
Winter	.09192	.09096

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	26.28337	26.28337
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	26.61191	26.61191

E-20 Secondary

	Present	Proposed
Firm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	13.24	13.24
Winter	—	—
Maximum Part-Peak-Period
Summer	3.67	3.67
Winter	3.62	3.62
Maximum Demand
Summer	2.51	2.51
Winter	2.51	2.51

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.15570	.15474
Winter	—	—
Part-Peak-Period
Summer	.08722	.08626
Winter	.09296	.09200
Off-Peak-Period
Summer	.07980	.07884
Winter	.07960	.07864

AVERAGE RATE LIMITER - Summer ($/kWh)	.13995	.13995
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.97708	.97708

CUSTOMER CHARGE($/meter/day)	12.64887	12.64887

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

Optional Optimal Billing Customer Charge ($/meter/mo)	130.00	130.00

E-20 Primary

	Present	Proposed
Firm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	11.72	11.72
Winter	—	—
Maximum Part-Peak-Period
Summer	2.63	2.63
Winter	2.63	2.63
Maximum Demand
Summer	2.52	2.52
Winter	2.52	2.52

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.12924	.12828
Winter	—	—
Part-Peak-Period
Summer	.07768	.07672
Winter	.08567	.08471
Off-Peak-Period
Summer	.07584	.07488
Winter	.07666	.07570

AVERAGE RATE LIMITER - Summer ($/kWh)	.13995	.13995
PEAK PERIOD RATE LIMITER ($/kWh)	.84876	.84876

CUSTOMER CHARGE ($/meter/day)	10.18480	10.18480

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

Optional Optimal Billing Customer Charge ($/meter/mo)	130.00	130.00

E-20 Transmission

	Present	Proposed
Firm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	7.48	7.48
Winter	—	—
Maximum Part-Peak-Period
Summer	.60	.60
Winter	.75	.75
Maximum Demand
Summer	.34	.34
Winter	.34	.34

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.12057	.11961
Winter	—	—
Part-Peak-Period
Summer	.07183	.07087
Winter	.08188	.08092
Off-Peak-Period
Summer	.06919	.06823
Winter	.07242	.07146

AVERAGE RATE LIMITER - Summer ($/kWh)	—	—
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.55750	.55750

CUSTOMER CHARGE ($/meter/day)	23.49076	23.49076

Optional Meter Data Access Charge ($/meter/day)	.98563	.98563

E-20 Secondary

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	5.74	5.74
Winter	—	—
Maximum Part-Peak-Period
Summer	3.17	3.17
Winter	3.12	3.12
Maximum Demand
Summer	2.51	2.51
Winter	2.51	2.51

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.14323	.14227
Winter	—	—
Part-Peak-Period
Summer	.08590	.08494
Winter	.09164	.09068
Off-Peak-Period
Summer	.07848	.07752
Winter	.07828	.07732

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	18.89117	18.89117
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	19.21971	19.21971

E-20 Primary

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	4.22	4.22
Winter	—	—
Maximum Part-Peak-Period
Summer	2.13	2.13
Winter	2.13	2.13
Maximum Demand
Summer	2.52	2.52
Winter	2.52	2.52

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.11677	.11581
Winter	—	—
Part-Peak-Period
Summer	.07636	.07540
Winter	.08435	.08339
Off-Peak-Period
Summer	.07452	.07356
Winter	.07534	.07438

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	16.42710	16.42710
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	16.75564	16.75564

E-20 Transmission

	Present	Proposed
Nonfirm
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	(.02)	(.02)
Winter	—	—
Maximum Part-Peak-Period
Summer	.10	.10
Winter	.25	.25
Maximum Demand
Summer	.34	.34
Winter	.34	.34

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.10810	.10714
Winter	—	—
Part-Peak-Period
Summer	.07051	.06955
Winter	.08056	.07960
Off-Peak-Period
Summer	.06787	.06691
Winter	.07110	.07014

UFR CREDIT ($/kWh, if applicable)	.00091	.00091

NONCOMPLIANCE PENALTY ($/kWh per event)	8.40	8.40
NONCOMPLIANCE PENALTY ($/kWh per event)	4.20	4.20
For customers who fully complied with the previous year’s operations

NONFIRM CUSTOMER CHARGE ($/meter/day)	29.73306	29.73306
NONFIRM W/ UFR CUSTOMER CHRG ($/meter/day)	30.06160	30.06160

E-25 Secondary

	Present	Proposed
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	13.23	13.23
Winter	—	—
Maximum Part-Peak-Period
Summer	3.66	3.66
Winter	3.61	3.61
Maximum Demand
Summer	2.51	2.51
Winter	2.51	2.51

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.19007	.18911
Winter	—	—
Part-Peak-Period
Summer	.09582	.09486
Winter	.10163	.10067
Off-Peak-Period
Summer	.08159	.08063
Winter	.08138	.08042

AVERAGE RATE LIMITER - Summer ($/kWh)	.14043	.14043
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.97773	.97773

CUSTOMER CHARGE ($/meter/day)	5.74949	5.74949

E-25 Primary

	Present	Proposed
DEMAND CHARGES ($/kW)
Maximum Peak-Period
Summer	11.72	11.72
Winter	—	—
Maximum Part-Peak-Period
Summer	2.63	2.63
Winter	2.63	2.63
Maximum Demand
Summer	2.52	2.52
Winter	2.52	2.52

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.15634	.15538
Winter	—	—
Part-Peak-Period
Summer	.08562	.08466
Winter	.09394	.09298
Off-Peak-Period
Summer	.07724	.07628
Winter	.07823	.07727

AVERAGE RATE LIMITER - Summer ($/kWh)	.14043	.14043
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.84937	.84937

CUSTOMER CHARGE ($/meter/day)	4.59959	4.59959

E-25 Transmission

	Present	Proposed
TRANSMISSION (E-25T)
DEMAND CHARGES ($/kW)
Maximum Peak-Period Demand
Summer	7.48	7.48
Winter	—	—
Maximum Part-Peak-Period Demand
Summer	.60	.60
Winter	.75	.75
Maximum Demand
Summer	.34	.34
Winter	.34	.34

ENERGY CHARGES ($/kWh)
Peak-Period
Summer	.16727	.16631
Winter	—	—
Part-Peak-Period
Summer	.09757	.09661
Winter	.11288	.11192
Off-Peak-Period
Summer	.08826	.08730
Winter	.09324	.09228

AVERAGE RATE LIMITER - Summer ($/kWh)	—	—
PEAK PERIOD RATE LIMITER - Summer ($/kWh)	.58676	.58676

CUSTOMER CHARGE ($/meter/day)	20.04107	20.04107

E-36

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer	.10678	.10582
Winter	.09230	.09134

CUSTOMER CHARGE ($/meter/day)	.52567	.52567

E-37

	Present	Proposed
ENERGY CHARGE Rates W and X ($/kWh)
Summer
Peak	.15490	.15394
Off-Peak	.05318	.05222
Winter
Part-Peak	.05889	.05793
Off-Peak	.04937	.04841

DEMAND CHARGE Rates W and X ($/kW)
Secondary Maximum Demand
Summer	6.44	6.44
Winter	4.33	4.33
Maximum Peak Period Demand (all voltages)
Summer	2.65	2.65
Winter	—	—

VOLTAGE DISCOUNT ($/kW of maximum demand)
Primary
Summer	.95	.95
Winter	.72	.72
Transmission
Summer	5.13	5.13
Winter	3.44	3.44

CUSTOMER CHARGE Rates W and X ($/meter/day)	.52567	.52567
METER CHARGE ($/meter/day)
Rate W	.03943	.03943
Rate X	.19713	.19713

One-time INSTALLATION CHARGE ($/meter)	443.00	443.00
One-time PROCESSING CHARGE ($/meter)	87.00	87.00

LS-1

	Present	Proposed

ENERGY CHARGE ($/kWh)	.09979	.09883

LS-2

	Present	Proposed

ENERGY CHARGE ($/kWh)	.09979	.09883

LS-3

	Present	Proposed

ENERGY CHARGE ($/kWh)	.09979	.09883

CUSTOMER CHARGE ($/meter/day)	.09856	.09856
SWITCH CHARGE ($/switch)	.10678	.10678
Switching Service is closed to new installations.

TC-1

	Present	Proposed

ENERGY CHARGE ($/kWh)
Summer	.12169	.12073
Winter	.12169	.12073

CUSTOMER CHARGE ($/meter/day)	.26612	.26612

OL-1

	Present	Proposed

ENERGY CHARGE ($/kWh)	.10118	.10022

BASE CHARGE, per lamp per month
MV 175	5.227	5.227
MV 400	5.694	5.694
HPSV 70	5.625	5.625
HPSV 100	5.686	5.686
HPSV 200	8.128	8.128

Standby Secondary

	Present	Proposed

RESERVATION CHARGE ($/kW)
(per kW per month applied to 85% of the Reservation Capacity)	2.40	2.40

ENERGY CHARGE ($/kWh)
Peak-Period
Summer	.46378	.46282
Winter	—	—
Part-Peak-Period
Summer	.15134	.15038
Winter	.13785	.13689
Off-Peak-Period
Summer	.07207	.07111
Winter	.08393	.08297

NONFIRM CREDITS ($/kWh)
On-Peak Energy	.01873	.01873
Part-Peak Energy	.00187	.00187
UFR Credit	.00091	.00091

MAXIMUM REACTIVE DEMAND CHRG ($/kVAR)	.15	.15

Standby Primary

	Present	Proposed

RESERVATION CHARGE ($/kW)
(per kW per month applied to 85% of the Reservation Capacity)	2.53	2.53

ENERGY CHARGE ($/kWh)
Peak-Period
Summer	.45386	.45290
Winter	—	—
Part-Peak-Period
Summer	.14262	.14166
Winter	.12927	.12831
Off-Peak-Period
Summer	.06787	.06691
Winter	.07866	.07770

NONFIRM CREDITS ($/kWh)
On-Peak Energy	.01873	.01873
Part-Peak Energy	.00187	.00187
UFR Credit	.00091	.00091

MAXIMUM REACTIVE DEMAND CHRG ($/kVAR)	.15	.15

Standby Transmission

	Present	Proposed

RESERVATION CHARGE ($/kW)
(per kW per month applied to 85% of the Reservation Capacity)	.35	.35

ENERGY CHARGE ($/kWh)
Peak-Period
Summer	.43013	.42917
Winter	—	—
Part-Peak-Period
Summer	.09577	.09481
Winter	.10751	.10655
Off-Peak-Period
Summer	.07006	.06910
Winter	.07980	.07884

NONFIRM CREDITS ($/kWh)
On-Peak Energy	.01873	.01873
Part-Peak Energy	.00187	.00187
UFR Credit	.00091	.00091

MAXIMUM REACTIVE DEMAND CHRG ($/kVAR)	.15	.15

Standby Customer & Meter Charges	Present	Proposed

Residential
Customer Charge	.16427	.16427
Meter Charge	.12813	.12813
Agricultural
Customer Charge	.52567	.52567
Meter Charge	.19713	.19713
Small Light and Power
(Reservation Capacity < 50 kW)
Single Phase Service
Customer Charge	.26612	.26612
Meter Charge	.22341	.22341
PolyPhase Service
Customer Charge	.39425	.39425
Meter Charge	.22341	.22341
Medium Light and Power
(Reservation Capacity > 50 kW and < 500 kW)
Customer Charge	2.46407	2.46407
Meter Charge	.19713	.19713
Medium Light and Power
(Reservation Capacity > 500 kW and < 1000 kW)
Transmission Customer Charge	20.04107	20.04107
Primary Customer Charge	4.59959	4.59959
Secondary Customer Charge	5.74949	5.74949
Large Light and Power
(Reservation Capacity > 1000 kW)
Transmission Customer Charge	23.49076	23.49076
Primary Customer Charge	10.18480	10.18480
Secondary Customer Charge	12.64887	12.64887
NonFirm Service
Curtailable Meter Charge	6.24230	6.24230
Interruptible Meter Charge	6.57084	6.57084
Supplemental Standby Service
Meter Charge	6.11088	6.11088

Standby Reduced Customer Charges	Present	Proposed

Small Light and Power
(Reservation Capacity < 50 kW)	.21684	.21684
Medium Light and Power
(Reservation Capacity > 50 kW and < 500 kW)	1.85955	1.85955
Medium Light and Power
(Reservation Capacity > 500 kW and < 1000 kW)	1.85955	1.85955

AG-1

	Present	Proposed

ENERGY CHARGE ($/kWh)
Rate A
Summer	.15290	.15194
Winter	.15290	.15194
Rate B
Summer	.13373	.13277
Winter	.13373	.13277

CONNECTED LOAD CHARGE ($/hp)
Rate A
Summer	2.35	2.35
Winter	2.16	2.16

DEMAND CHARGE ($/kW)
Rate B
Secondary Seasonal Billing Demand
Summer	2.85	2.85
Winter	1.72	1.72

VOLTAGE DISCOUNT ($/kW of maximum demand)
Summer	.39	.39
Winter	.29	.29

DEMAND CHARGE LIMITER ($/kWh)	1.21169	1.21073

CUSTOMER CHARGE ($/meter/day)
Rate A	.39425	.39425
Rate B	.52567	.52567

AG-R

	Present	Proposed
ENERGY CHARGE ($/kWh)
Rates A and D
Summer
Peak	.34353	.34257
Off-Peak	.09311	.09215
Winter
Part-Peak	.08880	.08784
Off-Peak	.07409	.07313
Rates B and E
Summer
Peak	.29413	.29317
Off-Peak	.09614	.09518
Winter
Part-Peak	.09388	.09292
Off-Peak	.07751	.07655

CONNECTED LOAD CHARGE ($/hp)
Rates A and D
Summer	2.35	2.35
Winter	2.15	2.15

DEMAND CHARGE ($/kW)
Rates B and E
Secondary Seasonal Billing Demand
Summer	2.85	2.85
Winter	1.72	1.72
Maximum Peak Period Demand
Summer	2.70	2.70
Winter	—	—

VOLTAGE DISCOUNT ($/kW of maximum demand)
Summer	.39	.39
Winter	.29	.29

DEMAND CHARGE LIMITER ($/kWh)
Summer Peak	1.21050	1.20954
Summer Off-Peak	1.21140	1.21044
Winter Part-Peak	1.21141	1.21045
Winter Off-Peak	1.21148	1.21052

CUSTOMER CHARGE ($/meter/day)
Rates A and D	.39425	.39425
Rates B and E	.52567	.52567

METER CHARGE ($/meter/day)
Rate A	.22341	.22341
Rate B	.19713	.19713
Rate D	.06571	.06571
Rate E	.03943	.03943

One-time INSTALLATION CHARGE ($/meter)	441.00	441.00
One-time PROCESSING CHARGE ($/meter)	85.00	85.00

AG-V

	Present	Proposed
ENERGY CHARGE ($/kWh)
Rates A and D
Summer
Peak	.33790	.33694
Off-Peak	.08963	.08867
Winter
Part-Peak	.08705	.08609
Off-Peak	.07257	.07161
Rates B and E
Summer
Peak	.26311	.26215
Off-Peak	.09202	.09106
Winter
Part-Peak	.09229	.09133
Off-Peak	.07644	.07548

CONNECTED LOAD CHARGE ($/hp)
Rates A and D
Summer	2.35	2.35
Winter	2.15	2.15

DEMAND CHARGE ($/kW)
Rates B and E
Secondary Seasonal Billing Demand
Summer	2.85	2.85
Winter	1.72	1.72
Maximum Peak Period Demand
Summer	2.70	2.70
Winter	—	—

VOLTAGE DISCOUNT ($/kW of maximum demand)
Summer	.39	.39
Winter	.29	.29

DEMAND CHARGE LIMITER ($/kWh)
Summer Peak	1.21156	1.21060
Summer Off-Peak	1.21245	1.21149
Winter Part-Peak	1.21245	1.21149
Winter Off-Peak	1.21252	1.21156

CUSTOMER CHARGE ($/meter/day)
Rates A and D	.39425	.39425
Rates B and E	.52567	.52567

METER CHARGE ($/meter/day)
Rate A	.22341	.22341
Rate B	.19713	.19713
Rate D	.06571	.06571
Rate E	.03943	.03943

One-time INSTALLATION CHARGE ($/meter)	441.00	441.00
One-time PROCESSING CHARGE ($/meter)	85.00	85.00

AG-4

	Present	Proposed
ENERGY CHARGE ($/kWh)
Rates A and D
Summer
Peak	.33897	.33801
Off-Peak	.08170	.08074
Winter
Part-Peak	.08777	.08681
Off-Peak	.07326	.07230
Rates B and E
Summer
Peak	.22091	.21995
Off-Peak	.07943	.07847
Winter
Part-Peak	.08622	.08526
Off-Peak	.07157	.07061
Rates C and F
Summer
Peak	.10669	.10573
Part-Peak	.07850	.07754
Off-Peak	.06933	.06837
Winter
Part-Peak	.10660	.10564
Off-Peak	.09128	.09032

CONNECTED LOAD CHARGE ($/hp)
Rates A and D
Summer	2.35	2.35
Winter	2.16	2.16

DEMAND CHARGE ($/kW)
Rates B and E
Secondary Seasonal Billing Demand
Summer	2.85	2.85
Winter	1.72	1.72
Maximum Peak Period Demand
Summer	2.70	2.70
Winter	—	—

	Present	Proposed
DEMAND CHARGE (Cont)
Rates C and F
Maximum- Peak-period demand
Summer	6.14	6.14
Winter	—	—
Maximum-Part-peak-period demand
Summer	4.42	4.42
Winter	.39	.39
Off-Peak-Period-Seasonal Billing Demand
Summer	1.47	1.47
Winter	.20	.20

VOLTAGE DISCOUNT ($/kW of maximum demand)
Summer	.39	.39
Winter	.29	.29

DEMAND CHARGE LIMITER ($/kWh)
Summer Peak	1.21160	1.21064
Summer Off-Peak	1.21224	1.21128
Winter Part-Peak	1.21220	1.21124
Winter Off-Peak	1.21227	1.21131

CUSTOMER CHARGE ($/meter/day)
Rates A and D	.39425	.39425
Rates B, C, E and F	.52567	.52567

METER CHARGE ($/meter/day)
Rate A	.22341	.22341
Rates B and C	.19713	.19713
Rate D	.06571	.06571
Rates E and F	.03943	.03943

One-time INSTALLATION CHARGE ($/meter)	441.00	441.00
One-time PROCESSING CHARGE ($/meter)	85.00	85.00

AG-5

	Present	Proposed
ENERGY CHARGE ($/kWh)
Rates A and D
Summer
Peak	.25239	.25143
Off-Peak	.06331	.06235
Winter
Part-Peak	.06918	.06822
Off-Peak	.05796	.05700
Rates B and E
Summer
Peak	.15486	.15390
Off-Peak	.05317	.05221
Winter
Part-Peak	.05888	.05792
Off-Peak	.04937	.04841
Rates C and F
Summer
Peak	.09061	.08965
Part-Peak	.06196	.06100
Off-Peak	.05077	.04981
Winter
Part-Peak	.07265	.07169
Off-Peak	.05960	.05864

CONNECTED LOAD CHARGE ($/hp)
Rates A and D
Summer	5.41	5.41
Winter	5.41	5.41

DEMAND CHARGE ($/kW)
Rates B and E
Secondary Seasonal Billing Demand
Summer	6.44	6.44
Winter	4.33	4.33

	Present	Proposed
DEMAND CHARGE (Cont)
Rates B and E (Cont’d.)
Maximum Peak Period Demand
Summer	2.66	2.66
Winter	—	—

Rates C and F
Maximum-Peak-Period Demand
Summer	9.05	9.05
Winter	—	—
Maximum-Part-Peak-Period Demand
Summer	5.51	5.51
Winter	.69	.69
Off-Peak-Period Seasonal Billing Demand
Summer	1.52	1.52
Winter	.10	.10

VOLTAGE DISCOUNT ($/kW of maximum demand)
Primary
Summer	.93	.93
Winter	.64	.64
Transmission
Summer	4.77	4.77
Winter	3.20	3.20

DEMAND CHARGE LIMITER ($/kWh)
Summer Peak	1.20972	1.20876
Summer Off-Peak	1.21009	1.20913
Winter Part-Peak	1.21007	1.20911
Winter Off-Peak	1.21011	1.20915

CUSTOMER CHARGE ($/meter/day)
Rates A and D	.39425	.39425
Rates B and E	.52567	.52567
Rates C and F	1.77413	1.77413

METER CHARGE ($/meter/day)
Rate A	.22341	.22341
Rates B and C	.19713	.19713
Rate D	.06571	.06571
Rates E and F	.03943	.03943

One-time INSTALLATION CHARGE ($/meter)	441.00	441.00
One-time PROCESSING CHARGE ($/meter)	85.00	85.00

AG-7

	Present	Proposed

CUSTOMER CHARGES ($/meter/day)
Rates A and D	.39425	.39425
Rates B and E	.52567	.52567

METER CHARGES ($/meter/day)
Rate A	.22341	.22341
Rate B	.19713	.19713
Rate D	.06571	.06571
Rate E	.03943	.03943

One-time INSTALLATION CHARGE Rates D and E ($/meter)	441.00	441.00
One-time PROCESSING CHARGE Rates A and B ($/meter)	85.00	85.00

ENERGY CHARGES ($/kWh)
Rates A and D
Tier 1
Summer
Peak	.35763	.35667
Off-Peak	.12499	.12403
Winter
Part-Peak	.13617	.13521
Off-Peak	.11208	.11112

Tier 2
Summer
Peak	.30311	.30215
Off-Peak	.07715	.07619
Winter
Part-Peak	.08416	.08320
Off-Peak	.07076	.06980

CONNECTED LOAD CHARGES ($/hp)
Rates A and D
Tier 1
Summer	2.31	2.31
Winter	2.11	2.11
Tier 2
Summer	5.32	5.32
Winter	5.32	5.32

ENERGY CHARGES ($/kWh)
Rates B and E
Tier 1
Summer
Peak	.25728	.25632
Off-Peak	.09101	.09005
Winter
Part-Peak	.09900	.09804
Off-Peak	.08177	.08081

	Present	Proposed

Tier 2
Summer
Peak	.15701	.15605
Off-Peak	.05559	.05463
Winter
Part-Peak	.06129	.06033
Off-Peak	.05180	.05084

DEMAND CHARGES ($/kW)
Rates B and E
Tier 1
Secondary Seasonal Billing Demand
Summer	3.19	3.19
Winter	1.92	1.92
Maximum-Peak-Period Demand
Summer	3.05	3.05
Winter	—	—

Tier 2
Secondary Seasonal Billing Demand
Summer	7.23	7.23
Winter	4.87	4.87
Maximum-Peak-Period Demand
Summer	3.00	3.00
Winter	—	—

PRIMARY VOLTAGE DISCOUNT ($/kW of max demand)
Rates B and E
Tier 1
Summer	.93	.93
Winter	.64	.64
Tier 2
Summer	.93	.93
Winter	.64	.64

DEMAND CHARGE LIMITER Rates B and E ($/kWh)
Tier 1
Summer Peak	1.21142	1.21046
Summer Off-Peak	1.21235	1.21139
Winter Part-Peak	1.21230	1.21134
Winter Off-Peak	1.21239	1.21143
Tier 2
Summer Peak	1.21230	1.21134
Summer Off-Peak	1.21263	1.21167
Winter Part-Peak	1.21262	1.21166
Winter Off-Peak	1.21265	1.21169

E-2 Rate A

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.26521	.26425
101% - 130% of Baseline	.26521	.26425
131% - 200% of Baseline	.30101	.30005
201% - 300% of Baseline	.33171	.33075
Over 300% of Baseline	.33171	.33075
Off-Peak
Baseline Usage	.10821	.10725
101% - 130% of Baseline	.10821	.10725
131% - 200% of Baseline	.14401	.14305
201% - 300% of Baseline	.17471	.17375
Over 300% of Baseline	.17471	.17375

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

Winter
Peak
Baseline Usage	.20326	.20230
101% - 130% of Baseline	.20326	.20230
131% - 200% of Baseline	.23906	.23810
201% - 300% of Baseline	.26976	.26880
Over 300% of Baseline	.26976	.26880
Off-Peak
Baseline Usage	.13826	.13730
101% - 130% of Baseline	.13826	.13730
131% - 200% of Baseline	.17406	.17310
201% - 300% of Baseline	.20476	.20380
Over 300% of Baseline	.20476	.20380

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

MINIMUM CHARGE ($/meter/day)	.16427	.16427

E-2 Rate B

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.22321	.22225
101% - 130% of Baseline	.22321	.22225
131% - 200% of Baseline	.25901	.25805
201% - 300% of Baseline	.28971	.28875
Over 300% of Baseline	.28971	.28875
Off-Peak
Baseline Usage	.13821	.13725
101% - 130% of Baseline	.13821	.13725
131% - 200% of Baseline	.17401	.17305
201% - 300% of Baseline	.20471	.20375
Over 300% of Baseline	.20471	.20375

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

Winter
Peak
Baseline Usage	.22385	.22289
101% - 130% of Baseline	.22385	.22289
131% - 200% of Baseline	.25965	.25869
201% - 300% of Baseline	.29035	.28939
Over 300% of Baseline	.29035	.28939
Off-Peak
Baseline Usage	.11385	.11289
101% - 130% of Baseline	.11385	.11289
131% - 200% of Baseline	.14965	.14869
201% - 300% of Baseline	.18035	.17939
Over 300% of Baseline	.18035	.17939

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

MINIMUM CHARGE ($/meter/day)	.16427	.16427

E-2 CARE Rate A

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.20378	.20282
101% - 130% of Baseline	.20378	.20282
131% - 200% of Baseline	.20378	.20282
201% - 300% of Baseline	.20378	.20282
Over 300% of Baseline	.20378	.20282
Off-Peak
Baseline Usage	.07818	.07722
101% - 130% of Baseline	.07818	.07722
131% - 200% of Baseline	.07818	.07722
201% - 300% of Baseline	.07818	.07722
Over 300% of Baseline	.07818	.07722

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

Winter
Peak
Baseline Usage	.15422	.15326
101% - 130% of Baseline	.15422	.15326
131% - 200% of Baseline	.15422	.15326
201% - 300% of Baseline	.15422	.15326
Over 300% of Baseline	.15422	.15326
Off-Peak
Baseline Usage	.10222	.10126
101% - 130% of Baseline	.10222	.10126
131% - 200% of Baseline	.10222	.10126
201% - 300% of Baseline	.10222	.10126
Over 300% of Baseline	.10222	.10126

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

MINIMUM CHARGE ($/meter/day)	.13142	.13142

E-2 CARE Rate B

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Peak
Baseline Usage	.17018	.16922
101% - 130% of Baseline	.17018	.16922
131% - 200% of Baseline	.17018	.16922
201% - 300% of Baseline	.17018	.16922
Over 300% of Baseline	.17018	.16922
Off-Peak
Baseline Usage	.10218	.10122
101% - 130% of Baseline	.10218	.10122
131% - 200% of Baseline	.10218	.10122
201% - 300% of Baseline	.10218	.10122
Over 300% of Baseline	.10218	.10122

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

Winter
Peak
Baseline Usage	.17069	.16973
101% - 130% of Baseline	.17069	.16973
131% - 200% of Baseline	.17069	.16973
201% - 300% of Baseline	.17069	.16973
Over 300% of Baseline	.17069	.16973
Off-Peak
Baseline Usage	.08269	.08173
101% - 130% of Baseline	.08269	.08173
131% - 200% of Baseline	.08269	.08173
201% - 300% of Baseline	.08269	.08173
Over 300% of Baseline	.08269	.08173

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

MINIMUM CHARGE ($/meter/day)	.13142	.13142

E-3 Rate A

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Critical-Peak
Baseline Usage	.74821	.74725
101% - 130% of Baseline	.74821	.74725
131% - 200% of Baseline	.78401	.78305
201% - 300% of Baseline	.81471	.81375
Over 300% of Baseline	.81471	.81375
Peak
Baseline Usage	.25551	.25455
101% - 130% of Baseline	.25551	.25455
131% - 200% of Baseline	.29131	.29035
201% - 300% of Baseline	.32201	.32105
Over 300% of Baseline	.32201	.32105
Off-Peak
Baseline Usage	.08821	.08725
101% - 130% of Baseline	.08821	.08725
131% - 200% of Baseline	.12401	.12305
201% - 300% of Baseline	.15471	.15375
Over 300% of Baseline	.15471	.15375

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

Winter
Critical-Peak
Baseline Usage	.56552	.56456
101% - 130% of Baseline	.56552	.56456
131% - 200% of Baseline	.60132	.60036
201% - 300% of Baseline	.63202	.63106
Over 300% of Baseline	.63202	.63106
Peak
Baseline Usage	.34552	.34456
101% - 130% of Baseline	.34552	.34456
131% - 200% of Baseline	.38132	.38036
201% - 300% of Baseline	.41202	.41106
Over 300% of Baseline	.41202	.41106
Off-Peak
Baseline Usage	.11552	.11456
101% - 130% of Baseline	.11552	.11456
131% - 200% of Baseline	.15132	.15036
201% - 300% of Baseline	.18202	.18106
Over 300% of Baseline	.18202	.18106

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

MINIMUM CHARGE ($/meter/day)	.16427	.16427

E-3 Rate B

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Critical-Peak
Baseline Usage	.55721	.55625
101% - 130% of Baseline	.55721	.55625
131% - 200% of Baseline	.59301	.59205
201% - 300% of Baseline	.62371	.62275
Over 300% of Baseline	.62371	.62275
Peak
Baseline Usage	.23721	.23625
101% - 130% of Baseline	.23721	.23625
131% - 200% of Baseline	.27301	.27205
201% - 300% of Baseline	.30371	.30275
Over 300% of Baseline	.30371	.30275
Off-Peak
Baseline Usage	.12721	.12625
101% - 130% of Baseline	.12721	.12625
131% - 200% of Baseline	.16301	.16205
201% - 300% of Baseline	.19371	.19275
Over 300% of Baseline	.19371	.19275

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

Winter
Critical-Peak
Baseline Usage	.74152	.74056
101% - 130% of Baseline	.74152	.74056
131% - 200% of Baseline	.77732	.77636
201% - 300% of Baseline	.80802	.80706
Over 300% of Baseline	.80802	.80706
Peak
Baseline Usage	.13152	.13056
101% - 130% of Baseline	.13152	.13056
131% - 200% of Baseline	.16732	.16636
201% - 300% of Baseline	.19802	.19706
Over 300% of Baseline	.19802	.19706
Off-Peak
Baseline Usage	.12652	.12556
101% - 130% of Baseline	.12652	.12556
131% - 200% of Baseline	.16232	.16136
201% - 300% of Baseline	.19302	.19206
Over 300% of Baseline	.19302	.19206

Baseline Credit, deduction per kWh of baseline use	.01732	.01732

MINIMUM CHARGE ($/meter/day)	.16427	.16427

E-3 CARE Rate A

	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Critical-Peak
Baseline Usage	.59018	.58922
101% - 130% of Baseline	.59018	.58922
131% - 200% of Baseline	.59018	.58922
201% - 300% of Baseline	.59018	.58922
Over 300% of Baseline	.59018	.58922
Peak
Baseline Usage	.19602	.19506
101% - 130% of Baseline	.19602	.19506
131% - 200% of Baseline	.19602	.19506
201% - 300% of Baseline	.19602	.19506
Over 300% of Baseline	.19602	.19506
Off-Peak
Baseline Usage	.06218	.06122
101% - 130% of Baseline	.06218	.06122
131% - 200% of Baseline	.06218	.06122
201% - 300% of Baseline	.06218	.06122
Over 300% of Baseline	.06218	.06122

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

Winter
Critical-Peak
Baseline Usage	.44403	.44307
101% - 130% of Baseline	.44403	.44307
131% - 200% of Baseline	.44403	.44307
201% - 300% of Baseline	.44403	.44307
Over 300% of Baseline	.44403	.44307
Peak
Baseline Usage	.26803	.26707
101% - 130% of Baseline	.26803	.26707
131% - 200% of Baseline	.26803	.26707
201% - 300% of Baseline	.26803	.26707
Over 300% of Baseline	.26803	.26707
Off-Peak
Baseline Usage	.08403	.08307
101% - 130% of Baseline	.08403	.08307
131% - 200% of Baseline	.08403	.08307
201% - 300% of Baseline	.08403	.08307
Over 300% of Baseline	.08403	.08307

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

MINIMUM CHARGE ($/meter/day)	.13142	.13142

E-3 CARE Rate B

Rate B	Present	Proposed
ENERGY CHARGE ($/kWh)
Summer
Critical-Peak
Baseline Usage	.43738	.43642
101% - 130% of Baseline	.43738	.43642
131% - 200% of Baseline	.43738	.43642
201% - 300% of Baseline	.43738	.43642
Over 300% of Baseline	.43738	.43642
Peak
Baseline Usage	.18138	.18042
101% - 130% of Baseline	.18138	.18042
131% - 200% of Baseline	.18138	.18042
201% - 300% of Baseline	.18138	.18042
Over 300% of Baseline	.18138	.18042
Off-Peak
Baseline Usage	.09338	.09242
101% - 130% of Baseline	.09338	.09242
131% - 200% of Baseline	.09338	.09242
201% - 300% of Baseline	.09338	.09242
Over 300% of Baseline	.09338	.09242

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

Winter
Critical-Peak
Baseline Usage	.58483	.58387
101% - 130% of Baseline	.58483	.58387
131% - 200% of Baseline	.58483	.58387
201% - 300% of Baseline	.58483	.58387
Over 300% of Baseline	.58483	.58387
Peak
Baseline Usage	.09683	.09587
101% - 130% of Baseline	.09683	.09587
131% - 200% of Baseline	.09683	.09587
201% - 300% of Baseline	.09683	.09587
Over 300% of Baseline	.09683	.09587
Off-Peak
Baseline Usage	.09283	.09187
101% - 130% of Baseline	.09283	.09187
131% - 200% of Baseline	.09283	.09187
201% - 300% of Baseline	.09283	.09187
Over 300% of Baseline	.09283	.09187

Baseline Credit, deduction per kWh of baseline use	.01386	.01386

MINIMUM CHARGE ($/meter/day)	.13142	.13142

CPP Program (>200 kW)

Non-CPP Days (Credit per kWh)	Present	Proposed

A-10
Transmission
Smr Peak	.01515	.01515
Smr Part-Peak	.00683	.00683
Primary
Smr Peak	.04316	.04287
Smr Part-Peak	.00346	.00346
Secondary
Smr Peak	.04935	.04902
Smr Part-Peak	.00350	.00350

E-19
Transmission
Smr Peak	.03259	.03230
Smr Part-Peak	.00279	.00279
Primary
Smr Peak	.03296	.03264
Smr Part-Peak	.00251	.00251
Secondary
Smr Peak	.03861	.03828
Smr Part-Peak	.00427	.00427

E-20
Transmission
Smr Peak	.02850	.02819
Smr Part-Peak	.00158	.00158
Primary
Smr Peak	.03204	.03173
Smr Part-Peak	.00166	.00166
Secondary
Smr Peak	.03595	.03563
Smr Part-Peak	.00371	.00371

AG-4C
Smr Peak	.02327	.02296
Smr Part-Peak	.00642	.00642

AG-5C
Smr Peak	.01882	.01850
Smr Part-Peak	.00560	.00560

CPP Days (Charge per kWh)	Present	Proposed

A-10
Transmission
High Price	.25332	.25442
Moderate Price	.12511	.12415
Primary
High Price	.71856	.71472
Moderate Price	.22221	.22029
Secondary
High Price	.69136	.68752
Moderate Price	.23015	.22823

E-19
Transmission
High Price	.57448	.57064
Moderate Price	.14909	.14717
Primary
High Price	.53108	.52724
Moderate Price	.12409	.12217
Secondary
High Price	.63456	.63072
Moderate Price	.12882	.12690

E-20
Transmission
High Price	.48228	.47844
Moderate Price	.09492	.09300
Primary
High Price	.51696	.51312
Moderate Price	.10380	.10188
Secondary
High Price	.62280	.61896
Moderate Price	.10596	.10404

AG-4C
High Price	.42676	.42292
Moderate Price	.12881	.12689

AG-5C
High Price	.36244	.35860
Moderate Price	.09527	.09335

Exhibit 99.1.15

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX C

PROPOSED TARIFF LANGUAGE

APPENDIX C – PROPOSED TARIFF LANGUAGE Pacific Gas and Electric Company Cancelling San Francisco, California	Original	Cal. P.U.C. Sheet No. Cal. P.U.C. Sheet No.	xxxxx-E

PRELIMINARY STATEMENT

XY. ENERGY RECOVERY BOND BALANCING ACCOUNT (ERBBA)	(N)

1.       PURPOSE:  The purpose of the ERBBA is to record the benefits and costs associated with Energy Recovery Bonds (ERBs) that are not provided to ratepayers elsewhere and to return those benefits or charge those costs to ratepayers.  ERBs are authorized by the Commission in Decision 04-11-xxx to provide the funds necessary to allow for the recovery of PG&E’s Modified Settlement Agreement Regulatory Asset (Regulatory Asset) in accordance with Senate Bill 772.

2. APPLICABILITY: The ERBBA shall apply to all rate schedules as identified in Part XX of this Preliminary Statement.

3. REVISION DATE: Disposition of the amounts in the account shall be determined in the Electric Annual True-up Proceeding, or any other proceeding as authorized by the Commission.

4. ERBBA RATES: The ERBBA rates are set forth in the Electric Preliminary Statement Part I.

5.       TIME PERIOD:  The ERBBA will become effective with the issuance of the first ERBs and will expire after the ERBs are fully repaid and any remaining balance is returned to or recovered from customers.

6. ACCOUNTING PROCEDURES: PG&E shall maintain the ERBBA by making entries at the end of each month as follows:

a. A credit entry equal to the revenue from the ERBBA rate component, less an adjustment for franchise fees and uncollectible accounts expenses.

b. A credit entry equal to the interest earnings of funds held by PG&E before transfer to the Bond Trustee.

c.       An entry equal to the servicing fees paid to PG&E in excess of PG&E’s recorded incremental cost of billing and collecting the Dedicated Rate Component (DRC) charges as specified in Preliminary Statement Part XX.

d.      A credit entry equal to the pretax carrying costs (at PG&E’s adopted rate of return on rate base) on the average unamortized ERB principal amount (excluding unamortized issuance expenses) from the second series of ERBs and on the average unamortized energy supplier refunds used to reduce the size of the second series of ERBs.

e.       A credit entry equal to any distributions for return of or return on investment made by the Special Purpose Entity to PG&E, other than those related to the Capital Subaccount for PG&E’s equity investment in the Special Purpose Entity.

f.       A debit entry equal to federal income and state franchise tax accruals on revenues received to fund the ERB repayment in excess of the amortization of ERB proceeds and energy supplier refunds available to cover those income taxes.

g. A debit entry equal to the estimated franchise fee requirements on the DRC charge revenues received from customers.

h.      An entry equal to the carrying cost at the short-term commercial paper rate on the difference between the proceeds from the first series of ERBs (less issuance expenses) and the unrecovered balance of the Regulatory Asset at the time of issuance.  After the issuance of the second series of ERBs, this entry is zero.

i.        A credit entry equal to the carrying cost at the short-term commercial paper rate on the average balance for the month of energy supplier refunds received after the first series of ERBs and before the second series of ERBs is issued.

(N)

Advice Letter No. xxxx-E	Issued by	Date Filed	xxxxxx xx, 2004
Decision No. 04-xx-xxx	Karen A. Tomcala	Effective	xxxxxx xx, 2005
	Vice President	Resolution No.
50127	Regulatory Relations

(N)

j. A credit entry equal to the energy supplier refunds received after the second series of ERBs is issued.

k. A one-time entry equal to the amount transferred from the Regulatory Asset Revenue Requirement Account needed to close that account and eliminate the Regulatory Asset Revenue Adjustment Mechanism.
(N)

l.        An entry equal to interest on the average balance in the account at the beginning of the month and the balance after the above entries, at a rate equal to one-twelfth the interest rate on three-month Commercial Paper for the previous month, as reported in the Federal Reserve Statistical Release H.15 or its successor.

APPENDIX C – PROPOSED TARIFF LANGUAGE Pacific Gas and Electric Company Cancelling San Francisco, California	Revised Revised	Cal. P.U.C. Sheet No. Cal. P.U.C. Sheet No.	xxxxx-E xxxxx-E

XX. DEDICATED RATE COMPONENT (DRC)	(N)

1.       PURPOSE:  The purpose of this section is to establish a Fixed Recovery Amount charge (also know as Dedicated Rate Component (DRC) charge), as mandated in Senate Bill (SB) 772.  SB 772 authorizes PG&E to recover a portion of its Modified Settlement Agreement Regulatory Asset (Regulatory Asset) through the issuance of Recovery Bonds (also know as Energy Recovery Bonds or ERBs).  The DRC charge is defined by SB 772 as a nonbypassable, separate charge that is authorized by the Commission in a financing order to recover the Regulatory Asset and the costs of providing, recovering, financing or refinancing the Regulatory Asset, including the costs of issuing, servicing, and retiring ERBs.  The DRC charge will be comprised of the following components:  (1) scheduled debt service on the ERBs, (2) servicing fees, (3) Bond Trustee fees and other administrative expenses, (4) overcollateralization, (5) allowance for uncollectibles, and (6) other ongoing expenses.  A separate DRC charge will apply to each series of ERBs issued.

The rights to the DRC charge constitute “recovery property” as defined in the legislation and have been established pursuant to a Financing Order (Decision 04-11-xxx) issued by the California Public Utilities Commission.  Concurrently with the effectiveness of the DRC charge, PG&E has sold all of its rights with respect to such recovery property to [PG&E Recovery Funding LLC], a Delaware Limited Liability Company (Special Purpose Entity).  The sale of recovery property includes:  1) all rights, titles, and interest in all revenues, collections, claims, payments, money, or proceeds of/or arising from or constituting amounts that are subject of the Financing Order, 2) the rights to be paid the amounts set forth in the Financing Order, and 3) the right to seek and obtain adjustment to the DRC charge as provided in the Financing Order.  PG&E has no rights to the recovery property, DRC charge or any amounts payable thereunder.

2. APPLICABILITY: This DRC charge shall apply to all customer classes except for those specifically excluded by the legislation (SB 772) or by the Commission.

3.       ISSUANCE ADVICE LETTER:  No less than four business days after each series of ERBs is priced, PG&E will file an Issuance Advice Letter with the Commission for that series to be approved within 10 days.   The Issuance Advice Letter for each series of ERBs shall include a description of the DRC charge calculation and the bond issuance amount, and shall identify the Special Purpose Entity and identify the DRC charge as recovery property.

4.       DRC CHARGE ADJUSTMENTS:  PG&E will file a Routine True-Up Mechanism Advice Letter one or more times per year as identified in the financing agreement to adjust the DRC charge for each series of ERBs.  The purpose of the adjustment is to ensure that DRC charge revenues are sufficient to make remittances of DRC charge collections to the Bond Trustee in amounts sufficient to make scheduled payments and deposits required under the indenture pursuant to which the series of ERBs is issued.  The adjustment will be based on the following:  (1) the most recent test-year sales; (2) the test-year projected amortization schedule; (3) estimated administrative fees and expenses; (4) an adjustment to reflect collections from the prior period; and (5) changes to projected uncollectibles.  The advice letter will adjust the DRC charge for each series of ERBs issued and become effective 15 days after filing.

In addition to the routine revisions to be effective on January 1 of each year, PG&E may also make changes to the DRC charge based on changes to the cash flow model not specified above.  In this case, PG&E will file a Non-Routine True-Up Mechanism Advice Letter no later than 90 days before the end of any calendar quarter and request that the revised DRC charge become effective in 90 days at the beginning of the next calendar quarter.

5. DRC CHARGE:

(cents/kWh)
ERB Series 1	0.xxx
ERB Series 2	0.000

(N)

Advice Letter No. xxxx-E	Issued by	Date Filed	xxxxxxx, 2004
Decision No. 04-11-xxx	Karen A. Tomcala	Effective	xxxxxxx, 2005
	Vice President	Resolution No.
50127	Regulatory Relations

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX D

PRO FORMA ISSUANCE ADVICE LETTER

Appendix D

Pro Forma Issuance Advice Letter

[date]

Advice                 -E

(Pacific Gas and Electric Company ID U 39 M)

Public Utilities Commission of the State of California

Subject:          Issuance Advice Filing for Energy Recovery Bonds

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 04-11-xxx (Decision), Pacific Gas and Electric Company (PG&E) hereby transmits for filing, four days after the pricing date of this series of Energy Recovery Bonds, the initial Dedicated Rate Component (DRC) charges for the series.  This Issuance Advice Filing is for the Energy Recovery Bonds series                , class(es)                  .

Purpose

This filing establishes initial DRC charges for rate schedules for qualified customers. This filing also establishes the Recovery Property to be sold to the Recovery Property Owner (Special Purpose Entity or SPE).

Background

In Decision 04-11-xxx, the Commission authorized PG&E to file Issuance Advice Letters when final terms and pricing for Energy Recovery Bonds have been established.  Issuance Advice Letter filings are those in which PG&E uses the bond sizing methodology and DRC charge formulas found reasonable by the Commission in Decision 04-11-xxx to establish initial DRC charges for a series of Energy Recovery Bonds.  Using the methodology approved by the Commission in Decision 04-11-xxx, this filing establishes DRC charges.

Issuance Information:

Decision 04-11-xxx requires PG&E to provide the following information.

Energy Recovery Bond Name:

Recovery Property Owner (SPE):

Trustee(s):

Closing Date:

Bond Rating:

Amount Issued:

Issuance Costs:

Issuance Costs as a Percent of Amount Issued:

Cumulative Aggregate Cumulative Issuance Costs for all Series:

Recovery Costs Financed:

Coupon Rate(s):

Call Features:

Expected Principal Amortization Schedule: See Attachment 1

Expected Final Maturity:

Legal Final Maturity:

Distributions to Investors (quarterly or semi-annually):

Annual Servicing Fee as a percent of the issuance amount:

Overcollateralization amount for the series:

Principal Amount of Recovery Property Established:

Variance Trigger Mechanism

Not more often than quarterly, and not less often than annually, the servicer will compare the actual principal amortization schedule with the scheduled principal amortization schedule as set forth in Attachment 1.  If the variance is greater than          %, a change to the DRC charges will be requested via a True-Up Mechanism Advice Letter in accordance with Decision 04-11-xxx.

DRC Charges

Table I below shows the current assumptions for each of the variables used in the DRC charges calculation.

TABLE I

Input Values For DRC Charges

Monthly kWh sales
Percent of revenue requirement allocated to qualified customers
Percent of qualified customers’ revenue written off
Percent of qualified customers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Monthly ongoing transaction expenses
Expected Fixed Recovery Amount outstanding balance as of / /

Table 2 shows the initial DRC charges calculated for qualified customers.  The DRC calculations are shown in Attachment 2.

TABLE 2

Qualified Customer DRC Charge	¢/kWh
Qualified Customer DRC Charge	¢/kWh
Qualified Customer DRC Charge	¢/kWh

Attachment 3 includes proposed changes to Part I of PG&E’s Preliminary Statement to show DRC charges to be effective                    , [year].

Recovery Property

Recovery Property is the property described in Public Utilities Code Section 848(j) relating to the DRC charges set forth herein, including, without limitation, all of the following:

(1)   The right, title and interest in and to the DRC charges set forth herein, as adjusted from time to time.

(2)   The right to be paid the total amounts shown on Attachment 2.

(3)   The right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the DRC charges, as set forth herein.

(4)   All rights to obtain adjustments to the DRC charges under the True-Up Mechanism.

These DRC charges, as adjusted from time to time, shall remain in place until the total amounts in Attachment 2 are paid in full to the owner of the Recovery Property, or its assignee(s).

Effective Date

In accordance with Decision 04-11-xxx, these adjustments to DRC charges shall be effective ten days (or later as requested at the time of filing) after filed and will continue to be effective, unless they are changed by a subsequent DRC Charge Issuance Advice Letter or a DRC Charge True-Up Mechanism Advice Letter.  All of the Recovery Property identified herein constitutes a current property right and will continuously exist as property for all purposes.

Description of Attachments

Attachment 1 to this advice filing presents the scheduled principal amortization schedule for the DRC charges.

Attachment 2 presents the DRC calculations.

Attachment 3 provides proposed changes to Part I of PG&E’s Preliminary Statement.

Notice

In accordance with General Order 96-A, Section III, Paragraph G, a copy of this advice letter is being sent electronically and via U.S. mail to parties shown on the attached list.  Address changes should be directed to Sharon Tatai at (415) 973-2788.  Advice letter filings can also be accessed electronically at:  http://www.pge.com/tariffs

Vice President - Regulatory Relations

Attachments

cc:     Service List for A.04-07-xxx.

Appendix D

Pro Forma Issuance Advice Letter

Attachment 1

Expected Principal Amount Amortization

Series       , Class

Attachment 2

Amounts Receivable And Expected Principal Amount Amortization

The total amount payable to the owner of the Recovery Property, or its assignee(s), pursuant to this advice letter is a $         principal amount, plus interest on such principal amount, plus a $       overcollateralization amount, plus other ongoing costs, to be obtained from DRC charges calculated in accordance with D. 04-11-xxx.

The DRC charges shall be adjusted from time to time, at least annually, via the DRC Charge True-Up Mechanism in accordance with D. 04-11-xxx.

The following amounts are scheduled to be paid by the Bond Trustee from DRC charges it has received.  These payment amounts include principal plus interest, overcollateralization, and other ongoing costs.

Payment Date	Receipt Amount	Payment Amount	Outstanding Principal

[date 1]	[$receipt 1]	[$payment 1]	[$outstanding principal 1]
•	•	•	•
•	•	•	•
•	•	•	•
[date n]	[$receipt n]	[$payment n]	[$outstanding principal n]
[$0]

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX E

PRO FORMA TRUE-UP MECHANISM ADVICE LETTER

Appendix E

Pro Forma True-Up Mechanism Advice Letter

[date]

Advice               -E

(Pacific Gas and Electric Company ID U 39 M)

Public Utilities Commission of the State of California

Subject:                                                     Routine Annual [Quarterly] Advice Filing for Dedicated Rate Component True-up Mechanism

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 04-11-xxx (Decision), Pacific Gas and Electric Company (PG&E), as servicer of the Energy Recovery Bonds (ERBs) and on behalf of the Special Purpose Entity, hereby applies for adjustment to the Dedicated Rate Component (DRC) charge for series                 , class(es)                 of the Energy Recovery Bonds.

Purpose

This filing establishes revised DRC charges for rate schedules for qualified customers, as set forth in D. 04-11-xxx.

Background

In D.03-12-035, which approved the plan for PG&E’s emergence from bankruptcy, the Commission established a Regulatory Asset pertaining to PG&E liabilities incurred on behalf of its electric ratepayers during the power crisis of 2000 to 2001.  The purpose of the Regulatory Asset, along with the other provisions of the bankruptcy-emergence plan approved by the Commission, was to enhance PG&E’s fiscal soundness and allow it to emerge from bankruptcy as a creditworthy entity.  In D. 04-11-xxx, the Commission granted PG&E authority to issue ERBs to refinance the Regulatory Asset and associated federal and state income and franchise taxes, and consequently to reduce PG&E’s electric rates.

ERBs are an asset backed security; investors will rely on the cash flows generated by a specific asset that will be sold by PG&E to a Special Purpose Entity that actually will issue the bonds secured by this asset.  The asset that will be sold is Recovery Property, a current property right that was created by Senate Bill 772 as a right to receive future revenues from a non-bypassable customer charge (a Dedicated Rate Component or DRC charge) that will cover debt service and all related ERB costs.

In D. 04-11-xxx, the Commission authorized PG&E to file Routine True-up Mechanism Advice Letters at least annually, and not more than quarterly, at least 15 days before the end of the calendar year for the annual filings and at least 15 days before the end of the quarter for the quarterly filings.  These filings are intended to ensure that the actual revenues collected under the DRC charge are neither more nor less than those required to repay the ERBs as scheduled.  Routine True-up Mechanism Advice Letter filings are those where PG&E uses the method found reasonable by the Commission in D. 04-11-xxx to revise existing DRC charges.

Using the method approved by the Commission in D. 04-11-xxx, this filing modifies the variables used in the DRC charge calculations and provides the resulting modified DRC charges.

Table I shows the revised assumptions for each of the variables used in calculating the DRC charges for qualified customers.  The assumptions underlying the current DRC charges were filed in Advice         -E, an Issuance Advice Letter, as authorized by D. 04-11-xxx.  Attachment 1 shows the revised payment schedule.

TABLE I
Input Values For Revised DRC Charges

Monthly kWh sales
Percent of qualified customers’ revenue written off
Percent of revenue requirement allocated to qualified customers
Percent of qualified customers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Percent of billed amounts remaining less uncollectibles
Monthly ongoing transaction expenses
Expected FRA outstanding balance as of / /
Over- or undercollection of principal from previous DRC collections to be reflected in the new DRC charges

Table 2 shows the revised DRC charges calculated for qualified customers.  The DRC calculations are shown in Attachment 2.

TABLE 2

Qualified Customer DRC Charge	¢/kWh
Qualified Customer DRC Charge	¢/kWh
Qualified Customer DRC Charge	¢/kWh

Attachment 3 includes proposed changes to Part I of PG&E’s Preliminary Statement to show DRC charges to be effective January 1, [or month, if quarterly Advice][year].

Effective Date

[If annual Routine Advice]

In accordance with D. 04-11-xxx, Routine True-Up Mechanism Advice Letters for required annual DRC charge adjustments shall be filed at least 15 days before the end of each calendar year and these adjustments to DRC charges shall be effective at the beginning of the next calendar year.  No Commission resolution is required.  Therefore, these DRC charges shall be effective January 1, [year] through December 31, [year], unless they are changed by a quarterly adjustment prior to December 31, [year].

[If quarterly Routine Advice]

In accordance with D. 04-11-xxx, Routine True-Up Mechanism Advice Letters for quarterly DRC charge adjustments shall be filed at least 15 days before the end of each quarter and these adjustments to DRC charges shall be effective at the beginning of the next quarter.  No Commission resolution is required.  Therefore, these DRC charges shall be effective [month] 1, [year] through December 31, [year], unless they are changed by a quarterly adjustment prior to December 31, [year].

Description of Attachments

Attachment 1 to this advice filing presents the revised principal amortization schedule for the DRC charges.

Attachment 2 presents the revised DRC calculations.

Attachment 3 provides proposed changes to Part I of PG&E’s Preliminary Statement.

Notice

In accordance with General Order 96-A, Section III, Paragraph G, a copy of this advice letter is being sent electronically and via U.S. mail to parties shown on the attached list.  Address changes should be directed to Sharon Tatai at (415) 973-2788.  Advice letter filings can also be accessed electronically at:  http://www.pge.com/tariffs

Vice President - Regulatory Relations

Attachments

cc:              Service List for A.04-07-xxx.

Attachment 1

Revised Expected Principal Amount Amortization

Series       , Class

Attachment 2

Revised Amounts Receivable And Expected Principal Amount Amortization

The total amount payable to the owner of the Recovery Property, or its assignee(s), pursuant to this advice letter is a $           principal amount, plus interest on such principal amount, plus a $         overcollateralization amount, plus other ongoing costs, to be obtained from DRC charges calculated in accordance with D. 04-11-xxx.

The DRC charges shall be adjusted from time to time, at least annually, via the DRC Charge True-Up Mechanism in accordance with D. 04-11-xxx.

The following amounts are scheduled to be paid by the Bond Trustee from DRC charges it has received. These payment amounts include principal plus interest, overcollateralization, and other ongoing costs.

Payment Date	Receipt Amount	Payment Amount	Outstanding Principal

[date 1]	[$receipt 1]	[$payment 1]	[$outstanding principal 1]
•	•	•	•
•	•	•	•
•	•	•	•
[date n]	[$receipt n]	[$payment n]	[$outstanding principal n]
[$0]

PACIFIC GAS AND ELECTRIC COMPANY

APPENDIX F

STATEMENT OF QUALIFICATIONS

PACIFIC GAS AND ELECTRIC COMPANY

STATEMENT OF QUALIFICATIONS OF JACK KATTAN

Q  1            Please state your name and business address.

A  1            My name is Jack Kattan, and my business address is 1585 Broadway, New York, New York.  I am an Executive Director in the Securitized Products Group with Morgan Stanley & Co. Incorporated.

Q  2            Please summarize your educational and professional background.

A  2            I graduated from The Stern School of Business at New York University with a Bachelor of Science degree in Finance with a minor in Psychology in 1992.  Since the summer of 1992, I have been employed in the securitization industry in an investment banker role, working at the former UBS Securities and the former Salomon Brothers through the summer of 1995.  Since the summer of 1995, I have been with Morgan Stanley & Co. Incorporated, also working in an investment banker role in the securitization industry.  Since 1996, I have focused on utility stranded cost securitization financings, including completing a $2.9 billion transaction for Pacific Gas and Electric Company, a $658 million transaction for San Diego Gas and Electric Company, a $2.42 billion transaction for PP&L, a $600 million transaction for West Penn Power, a $468 million transaction for Consumers Energy, a $440 million transaction for Atlantic City Electric, a $500 million transaction for Oncor and a $152 million follow-on securitization offering for Atlantic City Electric.

Q  3            Do you possess any professional licenses related to the securities industry?

A  3            I am both Series 7 (NASD General Securities Representative Qualification) and Series 63 (Uniform Securities Agent State Law Examination) qualified by the National Association of Securities Dealers (NASD).  These qualifications allow an individual to function as a representative dealing in a full range of products including corporate equity and debt securities, real estate investment trusts, options, municipal securities, government securities, open-end and closed-end investment company shares, variable contracts, real estate securities, limited partnerships, oil and gas, and other direct participation programs.

JK-1

Q  4            What is the purpose of your testimony?

A  4            I am sponsoring Chapter 2, “Asset Backed Security Market and Utility Securitizations,” in PG&E’s Energy Recovery Bonds Financing Application.

Q  5            Does this conclude your statement of qualifications?

A  5            Yes, it does.

JK-2

PACIFIC GAS AND ELECTRIC COMPANY

STATEMENT OF QUALIFICATIONS OF DANIEL R. PEASE

Q  1            Please state your name and business address.

A  1            My name is Daniel R. Pease, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California.

Q  2            Briefly describe your responsibilities at Pacific Gas and Electric Company.

A  2            I am the manager of the electric rate section of the Rates Department.  The electric rates section is primarily responsible for preparing and presenting the Company’s retail electric revenue requirement allocation and rate design proposals before the California Public Utilities Commission and the Federal Energy Regulatory Commission.

Q  3            Please summarize your educational and professional background.

A  3            I received a Bachelor of Science degree in Civil Engineering from Washington State University in 1978.  I am a registered civil engineer in the state of California.  I began employment with PG&E as an engineer in the General Construction Department from 1978 to 1983.  In addition to working on various construction projects during that period, I worked for a short time on a team that provided technical support for the Diablo Canyon Rate Case.  In 1983, I transferred to the cogeneration section within the Siting Department where I was responsible for various cogeneration power purchase agreements and related matters.  I moved to the Rates Department in 1989, where I was a team leader responsible for electric rate design.  I assumed my current position in May 1997.

Q  4            What is the purpose of your testimony?

A  4            I am sponsoring the following testimony in PG&E’s Energy Recovery Bonds Financing Application:

•       Chapter 6, “Rate Proposal”; and

•       Appendix B, “Present and Proposed Illustrative Total Bundled Rates.”

Q  5            Does this conclude your statement of qualifications?

A  5            Yes, it does.

DRP-1

PACIFIC GAS AND ELECTRIC COMPANY

STATEMENT OF QUALIFICATIONS OF PAUL R. PRUDHOMME

Q  1            Please state your name and business address.

A  1            My name is Paul R. Prudhomme, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California.

Q  2            Briefly describe your responsibilities at Pacific Gas and Electric Company.

A  2            I am a team leader in the General Rate Case section of the Operations Revenue Requirements Department, responsible for developing and presenting results of operations calculations in PG&E’s various rate cases.

Q  3            Please summarize your educational and professional background.

A  3            I graduated from St. Mary’s College in 1970 with a Bachelor of Science degree in Mathematics.  In 1977, I received a Master of Science degree in Engineering Science with concentration in Industrial Engineering/Operations Research from the University of California at Berkeley.

I was employed in PG&E’s Economics and Statistics Department from 1969 to 1980 as an economic analyst.  From 1980 to 1984, I worked in the Rates Department as supervisor of Tariffs in the Rate Design section.  From 1984 to 1993, I worked in the Revenue Requirements Department and was responsible for revenue forecasting and model development.  I assumed my current position in December 1993.

Q  4            What is the purpose of your testimony?

A  4            I am sponsoring the following testimony in PG&E’s Energy Recovery Bonds Financing Application:

•       Chapter 4, “Customer Benefits;”

•       Chapter 5, “Ratemaking Mechanisms;”

•       Appendix A, “Description of Cash Flow Model;”

•       Appendix C, “Proposed Tariff Language;”

•       Appendix D, “Pro Forma Issuance Advice Letter;” and

•       Appendix E, “Pro Forma True-Up Mechanism Advice Letter.”

Q  5            Does this conclude your statement of qualifications?

A  5            Yes, it does.

PRP-1

PACIFIC GAS AND ELECTRIC COMPANY

STATEMENT OF QUALIFICATIONS OF JULIA B. YORK

Q  1            Please state your name and business address.

A  1            My name is Julia B. York, and my business address is PG&E Corporation, One Market Street, San Francisco, California.

Q  2            Briefly describe your responsibilities at Pacific Gas and Electric Company.

A  2            I am a consultant to the Business and Financial Planning Department.  My current responsibilities include managing all aspects of financing the Energy Recovery Bonds.

Q  3            Please summarize your educational and professional background.

A  3            I graduated in 1977 from the University of California at Berkeley with a Bachelor of Science degree in Economics.  In 1979, I received a Master of Business Administration degree with an emphasis in Finance from the same institution.

Prior to joining PG&E, my work experiences included five years in commercial banking, most recently as a lending officer in Chemical Bank in New York City.  In 1981, I joined PG&E’s Finance Department.  Over the period 1981 to 1995, I held positions of increasing responsibility, including director of financing, director of cash management, and assistant treasurer.  In 1995, I became a project manager and was involved in various financial projects including the Rate Reduction Bond financing in 1996 and 1997.  I became a consultant to PG&E in 1999 and have worked periodically on different projects.

Q  4            What is the purpose of your testimony?

A  4            I am sponsoring the following testimony in PG&E’s Energy Recovery Bonds Financing Application:

•       Chapter 1, “Executive Summary and Overview of Testimony”; and

•       Chapter 3, “Transaction Overview.”

Q  5            Does this conclude your statement of qualifications?

A  5            Yes, it does.

JBY-1